                                                    Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                                    Registration 333-140436-06

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                         $[1,179,300,000] (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-HE2

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            LITTON LOAN SERVICING LP
                         OPTION ONE MORTGAGE CORPORATION
                           WILSHIRE CREDIT CORPORATION
                                    SERVICERS

                               LASALLE BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                 CITIBANK, N.A.
                                    TRUSTEE

                                MARCH [26], 2007

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-140436) for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2007-HE2

                                   TERM SHEET
                                MARCH [22], 2007
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-HE2
                       $[1,179,300,000] (APPROXIMATE) (1)
                               SUBJECT TO REVISION

                                                           PAYMENT                            EXPECTED    STATED
                                            WAL (YRS)       WINDOW                              FINAL      FINAL
                APPROX                      (CALL (5)/    (CALL (5)/   PAYMENT    INTEREST    MATURITY   MATURITY   EXPECTED RATINGS
CLASS           SIZE ($)        COUPON      MATURITY)     MATURITY)     DELAY      ACCRUAL       (5)        (6)     (S&P / MOODY'S)
-----        -------------   -----------   -----------   -----------   -------   ----------   --------   --------   ----------------
CLASS A-1      432,262,000   LIBOR + [ ]                 Information Not Provided Herein                 Feb-2037       [AAA/Aaa]
                               (2), (3)
CLASS A-2A     312,808,000   LIBOR + [ ]   1.00 / 1.00     1 - 22 /       0      Actual/360   Jan-2009   Feb-2037       [AAA/Aaa]
                               (2), (3)                     1 - 22
CLASS A-2B      64,179,000   LIBOR + [ ]   2.00 / 2.00    22 - 27 /       0      Actual/360   Jun-2009   Feb-2037       [AAA/Aaa]
                               (2), (3)                    22 - 27
CLASS A-2C      95,437,000   LIBOR + [ ]   3.15 / 3.15    27 - 72 /       0      Actual/360   Mar-2013   Feb-2037       [AAA/Aaa]
                               (2), (3)                    27 - 72
CLASS A-2D      30,135,000   LIBOR + [ ]   6.15 / 8.01    72 - 74 /       0      Actual/360   May-2013   Feb-2037       [AAA/Aaa]
                               (2), (3)                    72 - 149
CLASS M-1       51,113,000   LIBOR + [ ]   3.96 / 3.96    44 - 52 /       0      Actual/360   Jul-2011   Feb-2037       [AA+/Aa1]
                               (2), (4)                    44 - 52
CLASS M-2       45,570,000   LIBOR + [ ]   4.77 / 4.77    52 - 70 /       0      Actual/360   Jan-2013   Feb-2037        [AA/Aa2]
                               (2), (4)                    52 - 70
CLASS M-3       28,329,000   LIBOR + [ ]   6.13 / 8.35    70 - 74 /       0      Actual/360   May-2013   Feb-2037       [AA-/Aa3]
                               (2), (4)                    70 - 156
CLASS M-4       22,785,000   LIBOR + [ ]   4.44 / 4.91    42 - 74 /       0      Actual/360   May-2013   Feb-2037        [A+/A1]
                               (2), (4)                    42 - 135
CLASS M-5       21,553,000   LIBOR + [ ]   4.39 / 4.84    41 - 74 /       0      Actual/360   May-2013   Feb-2037         [A/A2]
                               (2), (4)                    41 - 129
CLASS M-6       20,938,000   LIBOR + [ ]   4.35 / 4.77    40 - 74 /       0      Actual/360   May-2013   Feb-2037        [A-/A3]
                               (2), (4)                    40 - 123
CLASS B-1       19,706,000   LIBOR + [ ]   4.32 / 4.71    39 - 74 /       0      Actual/360   May-2013   Feb-2037      [BBB+/Baa1]
                               (2), (4)                    39 - 117
CLASS B-2       18,474,000   LIBOR + [ ]   4.29 / 4.63    39 - 74 /       0      Actual/360   May-2013   Feb-2037       [BBB/Baa2]
                               (2), (4)                    39 - 110
CLASS B-3       16,011,000   LIBOR + [ ]   4.27 / 4.54    38 - 74 /       0      Actual/360   May-2013   Feb-2037      [BBB-/Baa3]
                               (2), (4)                    38 - 101
   TOTAL:    1,179,300,000

1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

2)   Subject to the related Available Funds Cap and related Maximum Rate Cap.

3) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase to 2x its respective margin.

4) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin.

5) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

6)   Latest maturity date for any mortgage loan plus one month.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Vince Mora                    212-449-1441   vince_morajr@ml.com
Brian Kane                    212-449-3660   brian_f_kane@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Matthew Sawatzky              212-449-3660   matthew_sawatzky@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Ketan Parekh                  212-449-9506   ketan_parekh@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Joseph Lee                    212-449-0879   joseph_lee@ml.com
Paul Fetch                    212-449-1002   paul_fetch@ml.com

MOODY'S
Jason Shi                     212-553-1709   shuisheng.shi@moodys.com

STANDARD & POOR'S
Rohit Kumah                   212-438-3877   rohit_kumar@standardandpoors.com

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

TITLE OF CERTIFICATES            Merrill Lynch Mortgage Investors, Inc.,
                                 Mortgage Loan Asset-Backed Certificates Series
                                 2007-HE2, consisting of: Class A-1
                                 Certificates, Class A-2A, Class A-2B, Class
                                 A-2C and Class A-2D Certificates (collectively,
                                 the "Class A-2 Certificates" and together with
                                 the Class A-1 Certificates, the "Class A
                                 Certificates"), Class M-1, Class M-2, Class
                                 M-3, Class M-4, Class M-5 and Class M-6
                                 Certificates (collectively, the "Class M
                                 Certificates"), and Class B-1, Class B-2 and
                                 Class B-3 Certificates (collectively, the
                                 "Class B Certificates"). The Class A, Class M
                                 and Class B Certificates are collectively known
                                 as the "Offered Certificates". The Class M and
                                 Class B Certificates are collectively known as
                                 the "Subordinate Certificates".

UNDERWRITER                      Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSOR AND SELLER               Merrill Lynch Mortgage Lending, Inc.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2007-HE2

SERVICERS                        Litton Loan Servicing LP, Option One Mortgage
                                 Corporation and Wilshire Credit Corporation

MASTER SERVICER AND SECURITIES   LaSalle Bank National Association
ADMINISTRATOR

ORIGINATORS                      OwnIt Mortgage Solutions Inc., which originated
                                 approximately 72.43% of the Mortgage Loans, and
                                 Option One Mortgage Corporation, which
                                 originated approximately 27.57% of the Mortgage
                                 Loans.

TRUSTEE                          Citibank, N.A.

CAP PROVIDER                     [To be determined]. The Cap Provider will act
                                 as counterparty on the Cap Contract and the
                                 Corridor Contracts described herein.

SWAP COUNTERPARTY                [To be determined].

CUT-OFF DATE                     March 1, 2007

PRICING DATE                     On or about March [23], 2007

CLOSING DATE                     On or about March [30], 2007

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 Certificates will be made on the 25th day of
                                 each month or, if such day is not a business
                                 day, on the first business day thereafter,
                                 commencing in April 2007.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding is covered by and exempt under one of
                                 the investor-based exemptions issued by the
                                 Department of Labor. Investors should consult
                                 with their counsel with respect to the
                                 consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and
                                 ownership of such Offered Certificates.

LEGAL INVESTMENT                 The Certificates will not constitute
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

OPTIONAL TERMINATION             The Securities Administrator will be required
                                 to effect an auction of the assets of the
                                 Issuing Entity when the aggregate stated
                                 principal balance of the Mortgage Loans is less
                                 than or equal to 10% of the aggregate stated
                                 principal balance of the Mortgage Loans as of
                                 the Cut-Off Date. The auction will be effected
                                 via a solicitation of bids from at least three
                                 bidders. Any such auction will result in the
                                 termination of the Trust Fund only if the
                                 highest bid received is at least equal to the
                                 sum of (i) the aggregate outstanding principal
                                 balance of the Mortgage Loans, plus accrued
                                 interest on the Mortgage Loans, (ii) any
                                 unreimbursed out-of-pocket costs and expenses
                                 and the principal portion of Advances, in each
                                 case previously incurred by the Servicers in
                                 the performance of their servicing obligations,
                                 (iii) any Net Swap Payment or any swap
                                 termination payment owed to the Swap
                                 Counterparty pursuant to the Swap Contract, and
                                 (iv) the costs incurred by the Securities
                                 Administrator in connection with such auction.

MORTGAGE LOANS                   The Mortgage Loans consist of 6,068 conforming
                                 and non-conforming, fixed rate and adjustable
                                 rate, conventional closed-end Mortgage Loans
                                 with an aggregate principal balance of
                                 approximately $1,231,649,413 secured by first
                                 and second lien, level pay, interest-only and
                                 balloon mortgages on conventional one to four
                                 family residential properties and will be
                                 serviced by Litton Loan Servicing LP, Option
                                 One Mortgage Corporation and Wilshire Credit
                                 Corporation. The collateral information
                                 presented in this term sheet regarding the
                                 Mortgage Pool is as of March 1, 2007. The
                                 information regarding the Mortgage Loans is
                                 based on the principal balance of the Mortgage
                                 Loans as of the Cut-Off Date assuming the
                                 timely receipt of principal scheduled to be
                                 paid on the mortgage loans on or prior to the
                                 Cut-Off Date. It is possible that principal
                                 prepayments in part or in full may occur
                                 between the Cut-Off Date and the Closing Date.
                                 Moreover, certain Mortgage Loans included in
                                 the mortgage loan pool as of the Cut-Off Date
                                 may not be included in the final mortgage loan
                                 pool due to prepayments in full, or as a result
                                 of not meeting the eligibility requirements for
                                 the final mortgage loan pool, and certain other
                                 Mortgage Loans may be included in the final
                                 mortgage loan pool. As a result of the
                                 foregoing, the statistical distribution of
                                 characteristics as of the Cut-Off Date and as
                                 of the Closing Date for the final mortgage loan
                                 pool may vary somewhat from the statistical
                                 distribution of such characteristics as of the
                                 Cut-Off Date as presented herein, although such
                                 variance should not be material. In addition,
                                 the final mortgage loan pool may vary plus or
                                 minus 5.0% from the pool of Mortgage Loans as
                                 of the Cut-Off Date described herein. Please
                                 see collateral tables herein for additional
                                 information.

                                 The Mortgage Pool will be divided into two groups:

                                 -    Group I Mortgage Loans will consist of
                                      approximately 3,621 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately
                                      $569,516,134 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

                                 -    Group II Mortgage Loans will consist of
                                      approximately 2,447 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately
                                      $662,133,279 and with principal balances at origination that may or may not conform to principal balance limits of Freddie
                                      Mac.

TOTAL DEAL SIZE                  Approximately $[1,179,300,000]

ADMINISTRATIVE FEES              Fees aggregating 50.00 bps per annum (payable
                                 monthly) on the stated principal balance of the
                                 Mortgage Loans serviced by Wilshire Credit
                                 Corporation and Litton Loan Servicing. The
                                 administrative fees for the Mortgage Loans
                                 serviced by Option One Mortgage Corporation
                                 will be equal to the Stepped Servicing Fees in
                                 respect of such Mortgage Loan.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

STEPPED SERVICING FEES           For the Mortgage Loans serviced by Option One
                                 Mortgage Corporation, 0.30% per annum on the
                                 aggregate principal balance of the Mortgage
                                 Loans for months 1 through 10 from the month of
                                 the Closing Date, 0.40% per annum on the
                                 aggregate principal balance of the Mortgage
                                 Loans for months 11 through 30 from the month
                                 of the Closing Date, 0.65% per annum on the
                                 aggregate principal balance of the Mortgage
                                 Loans for months 31 and thereafter from the
                                 month of the Closing Date.

CREDIT ENHANCEMENTS              1.   Excess interest

                                 2.   Over-Collateralization

                                 3.   Subordination

                                 4.   Net Swap Payments received from the Swap
                                      Counterparty (if any)

                                 5.   Cap Payments received from the Cap
                                      Provider (if any)

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the
                                 Certificates. On the Closing Date, the
                                 over-collateralization amount will equal
                                 approximately [4.25]% of the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-Off Date. To the extent the
                                 over-collateralization amount is reduced below
                                 the over-collateralization target amount (i.e.,
                                 [4.25]% of the aggregate principal balance of
                                 the Mortgage Loans as of the Cut-Off Date),
                                 excess cashflow will be directed to build O/C
                                 until the over-collateralization target amount
                                 is restored.

                                 Initial: Approximately [4.25]% of the aggregate
                                      principal balance of the Mortgage Loans as of the Cut-Off Date

                                 Target: [4.25]% of the aggregate principal
                                      balance of the Mortgage Loans as of the
                                      Cut-Off Date before stepdown, [8.50]% of the current balance of the Mortgage Loans after stepdown

                                 Floor: 0.50% of the aggregate principal balance
                                      of the Mortgage Loans as of the Cut-Off
                                      Date

                                 (PRELIMINARY AND SUBJECT TO REVISION)

SUBORDINATION (1):                CLASSES    RATING (S/M)   SUBORDINATION
                                 ---------   ------------   -------------
                                  Class A      [AAA/Aaa]        24.10%
                                 Class M-1     [AA+/Aa1]        19.95%
                                 Class M-2     [AA/Aa2]         16.25%
                                 Class M-3     [AA-/Aa3]        13.95%
                                 Class M-4      [A+/A1]         12.10%
                                 Class M-5      [A/A2]          10.35%
                                 Class M-6      [A-/A3]         8.65%
                                 Class B-1    [BBB+/Baa1]       7.05%
                                 Class B-2    [BBB/Baa2]        5.55%
                                 Class B-3    [BBB-/Baa3]       4.25%

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

CLASS SIZES:                      CLASSES    RATING (S/M)   CLASS SIZES
------------                     ---------   ------------   -----------
                                  Class A      [AAA/Aaa]       75.90%
                                 Class M-1     [AA+/Aa1]        4.15%
                                 Class M-2     [AA/Aa2]         3.70%
                                 Class M-3     [AA-/Aa3]        2.30%
                                 Class M-4      [A+/A1]         1.85%
                                 Class M-5      [A/A2]          1.75%
                                 Class M-6      [A-/A3]         1.70%
                                 Class B-1    [BBB+/Baa1]       1.60%
                                 Class B-2    [BBB/Baa2]        1.50%
                                 Class B-3    [BBB-/Baa3]       1.30%

(1) The subordination includes the initial over-collateralization level of approximately [4.25]%.

INTEREST ACCRUAL                 Interest on the Offered Certificates will
                                 initially accrue from the Closing Date to (but
                                 excluding) the first Distribution Date, and
                                 thereafter, from the prior Distribution Date to
                                 (but excluding) the current Distribution Date,
                                 on an actual/360 basis

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

COUPON STEP UP                   If the 10% Optional Termination does not occur
                                 on the first Distribution Date following the
                                 Distribution Date on which it is possible, (i)
                                 the margin on each class of the Class A
                                 Certificates will increase to 2x its respective
                                 margin, and (ii) the margin on each class of
                                 the Class M and Class B Certificates will
                                 increase to 1.5x its respective margin,

SWAP CONTRACT                    The supplemental interest trust, for the
(PRELIMINARY AND SUBJECT TO      benefit of the Issuing Entity, will include a
REVISION)                        swap derivative contract for the benefit of the
                                 Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate Mortgage Loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplemental interest
                                 trust will be required to make payments to the
                                 Swap Counterparty based on the applicable fixed
                                 rate and on the applicable notional balance for
                                 the Distribution Date specified in the schedule
                                 hereto and the supplemental interest trust will
                                 be entitled to receive payments from the Swap
                                 Counterparty based on one-month LIBOR and the
                                 applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto. The payments from the supplemental
                                 interest trust to the Swap Counterparty and
                                 from the Swap Counterparty to the supplemental
                                 interest trust on each Distribution Date will
                                 be netted so that only the net payment (the
                                 "Net Swap Payment") will be paid by the party
                                 owing the higher of the two payments on such
                                 Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 available to pay current interest and any
                                 interest shortfalls, to build or maintain
                                 over-collateralization, to pay any unpaid
                                 realized loss amounts and to pay any basis risk
                                 shortfalls on the relevant Distribution Date.

CAP CONTRACT                     The supplemental interest trust, for the
(PRELIMINARY AND SUBJECT TO      benefit of the Issuing Entity, will include a
REVISION)                        cap derivative contract for the benefit of the
                                 Certificates (the "Cap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate Mortgage Loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplemental interest
                                 trust will be entitled to receive payments from
                                 the Cap Provider ("Cap Payments") based on the
                                 lesser of (a) the applicable cap notional
                                 balance for the Distribution Date specified in
                                 the schedule hereto and (b) the excess if any,
                                 of (A) the beginning aggregate Certificate
                                 principal balance for the related Distribution
                                 Date over (B) the swap notional balance for the
                                 related Distribution Date, if the one-month
                                 LIBOR exceeds 5.322%. Any Cap Payment received
                                 from the Cap Provider will be available to pay
                                 current interest and any interest shortfalls,
                                 to build or maintain over-collateralization, to
                                 pay any unpaid realized loss amounts and to pay
                                 any basis risk shortfalls on the relevant
                                 Distribution Date.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

AVAILABLE FUNDS CAPS             Class A-1 Certificates: The per annum rate
                                 equal to the product of (i) 12, (ii) the
                                 quotient of (x) the total scheduled interest on
                                 the Group I Mortgage Loans based on the Net
                                 Mortgage Rates in effect on the related due
                                 date, less the pro rata portion (calculated
                                 based on the ratio of the Group I Mortgage
                                 Loans to the total pool of Mortgage Loans)
                                 allocable to the Group I Mortgage Loans of any
                                 Net Swap Payments or swap termination payments
                                 (other than certain swap termination payments
                                 owing to the Swap Counterparty in the event
                                 that the supplemental interest trust is not the
                                 defaulting party or an affected party under the
                                 Swap Contract) for such Distribution Date, and
                                 (y) the aggregate stated principal balance of
                                 the Group I Mortgage Loans as of the first day
                                 of the related accrual period and (iii) a
                                 fraction, the numerator of which is 30, and the
                                 denominator of which is the actual number of
                                 days in the related accrual period.

                                 Class A-2 Certificates: The per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group II Mortgage Loans based on the Net
                                 Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group II Mortgage
                                 Loans to the total pool of Mortgage Loans) allocable to the Group II Mortgage Loans of any Net Swap Payments or swap termination payments
                                 (other than certain swap termination payments owing to the Swap Counterparty in the event that the supplemental interest trust is not the defaulting party or an affected party under the Swap Contract) for such Distribution Date, and
                                 (y) the aggregate stated principal balance of the Group II Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                                 Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Loan
                                 Group the current principal balance of the related Class A Certificates) of the Class A-1
                                 Available Funds Cap and the Class A-2 Available
                                 Funds Cap.

                                 "Net Mortgage Rate" means, with respect to any Mortgage Loan the mortgage rate on such Mortgage Loan less the Administrative Fees.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

CORRIDOR CONTRACTS               The Certificates will also each have the
                                 benefit of one of the three corridor contracts
                                 as specified below:

                                                                          1ML
                                                  NUMBER    BEGINNING   STRIKE,
                                                    OF    DISTRIBUTION   UPPER
                                 CLASS            MONTHS      DATE       COLLAR
                                 -----            ------  ------------  -------
                                 Class A-1
                                    Certificates     6     April 2007   10.750%
                                 Class A-2
                                    Certificates     6     April 2007   10.260%
                                 Subordinate
                                    Certificates     6     April 2007    9.225%

                                 Payments received on the related corridor contract will be available to pay amounts to the holders of the related Certificates, in respect of shortfalls arising as a result of the applicable Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS                The pass-through rates of each of the Offered
                                 Certificates will also be subject to a related
                                 "Maximum Rate Cap", which will be calculated in
                                 the same manner as the related Available Funds
                                 Cap, but based on the net maximum mortgage rate
                                 rather than the net mortgage rate. Any interest
                                 shortfall due to the Maximum Rate Caps will not
                                 be reimbursed.

SHORTFALL REIMBURSEMENT          With respect to any Class of Certificates on
                                 any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) the greater of (x) the related Maximum
                                 Rate Cap for such Distribution Date and (y) a
                                 per annum rate equal to the sum of (i) the
                                 related Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 the sum of (x) a fraction, stated as a
                                 percentage, the numerator of which is an amount
                                 equal to the proceeds, if any, payable under
                                 the related Corridor Contract with respect to
                                 such Distribution Date and the denominator of
                                 which is the aggregate certificate principal
                                 balance of the related Class or Classes of
                                 Certificates immediately prior to such
                                 Distribution Date and (y) a fraction, as stated
                                 as a percentage, the numerator of which is an
                                 amount equal to the sum of (a) any Net Swap
                                 Payments owed by the Swap Counterparty and (b)
                                 any Cap Payments owed by the Cap Counterparty,
                                 for such Distribution Date and the denominator
                                 of which is the aggregate Stated Principal
                                 Balance of the Mortgage Loans as of the
                                 immediately preceding Distribution Date, over
                                 (2) the amount of interest that each such Class
                                 accrued on such Distribution Date based on a
                                 pass-through rate equal to the related
                                 Available Funds Cap and (B) the unpaid portion
                                 of any such excess from the prior Distribution
                                 Date (and interest accrued thereon at the
                                 current applicable pass-through rate for such
                                 Class, without giving effect to the related
                                 Available Funds Cap) (herein referred to as a
                                 "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover with respect to a Class will be
                                 paid to such Class once the certificate
                                 principal balance thereof has been reduced to
                                 zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

CASHFLOW PRIORITY                1.   Repayment of any unreimbursed Servicer
                                      advances.

                                 2.   Administrative Fees, as applicable.

                                 3. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                      Payment or any swap termination payment
                                      owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                                 4.   Available interest funds not used as
                                      provided in paragraph 3 above, as follows:
                                      monthly interest, including any unpaid
                                      monthly interest from prior months,
                                      concurrently, on a pro rata basis to each class of the Class A Certificates; then monthly interest, including any unpaid monthly interest from prior months, sequentially to the Class M-1
                                      Certificates, then to the Class M-2
                                      Certificates, then to the Class M-3
                                      Certificates, then to the Class M-4
                                      Certificates, then to the Class M-5
                                      Certificates, and then to the Class M-6
                                      Certificates, then to the Class B-1
                                      Certificates, then to the Class B-2
                                      Certificates and then to the Class B-3
                                      Certificates.

                                 5. Available principal funds, as follows: to the extent not paid pursuant to paragraph
                                      3 above, any Net Swap Payment or swap
                                      termination payment owed to the Swap
                                      Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A
                                      Certificates as described under "PRINCIPAL
                                      PAYDOWN", sequentially monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                                      Certificates, then monthly principal to
                                      the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5
                                      Certificates, then monthly principal to
                                      the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2
                                      Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                                 6. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                                 7.   Excess interest to pay subordinate
                                      principal shortfalls.

                                 8. Excess interest to pay Carryover resulting from imposition of the related Available
                                      Funds Cap.

                                 9.   Excess interest to pay to the Swap
                                      Counterparty any remaining amounts owing to the Swap Counterparty pursuant to the Swap Contract.

                                 10.  Any remaining amount will be paid in
                                      accordance with the Pooling and Servicing
                                      Agreement and will not be available for
                                      payment to holders of the Offered
                                      Certificates.

                                 Payments received on the related Corridor
                                 Contract will only be available to the related classes of Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero. Any excess of amounts received on the related Corridor Contracts over amounts needed to pay such Carryovers on the related classes of Certificates will be distributed in respect of other classes of Certificates not described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans plus excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, as follows:

     1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

     Group I Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Group II Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Principal distributions allocated to the Class A-2 Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; provided however, that on and after the Distribution Date on which the aggregate certificate principal balance of Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions will be distributed pro rata to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     After the certificate principal balance of either the Class A-1 or Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) or (2) above, as applicable, will be distributed to the Class A-1 or Class A-2 Certificates (i.e., whichever such class or classes remain outstanding), as the case may be. After the aggregate certificate principal balance of each of the Class A-1 and Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates in each case, until reduced to zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates, second to the Class M-1, Class M-2 and Class M-3 Certificates, third to the Class M-4 Certificates, fourth to the Class M-5 Certificates, fifth to the Class M-6 Certificates, sixth to the Class B-1 Certificates, seventh to the Class B-2 Certificates and eighth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level.

     Principal allocable to the Class M-1, Class M-2 and Class M-3 Certificates, in the aggregate, will be distributed sequentially, in that order, to each such class of Certificates until the certificate principal balance of each such class has been reduced to zero.

     The required levels of subordination are approximately as follows:

CLASS A     48.20%*
CLASS M-1   27.90%*
CLASS M-2   27.90%*
CLASS M-3   27.90%*
CLASS M-4   24.20%*
CLASS M-5   20.70%*
CLASS M-6   17.30%*
CLASS B-1   14.10%*
CLASS B-2   11.10%*
CLASS B-3    8.50%*

*    includes 2x the overcollateralization of 4.25%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1)   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate certificate principal balance of the Class A-1 and Class A-2 Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   April 2010 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below); and

2)   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Distribution Date on which the senior
DISTRIBUTION DATE                enhancement percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 Subordinate Certificates and the O/C amount
                                 divided by the aggregate stated principal
                                 balance of the Mortgage Loans, as of the end of
                                 the related due period) is greater than or
                                 equal to the Senior Specified Enhancement
                                 Percentage (including O/C), which is equal to
                                 two times the initial Class A subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 48.20%

                                 or

                                 (19.85%+4.25%)*2

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

STEPDOWN LOSS TRIGGER EVENT      The situation that exists with respect to any
(PRELIMINARY AND SUBJECT TO      Distribution Date on or after the Stepdown
REVISION)                        Date, if (a) the quotient of (1) the aggregate
                                 Stated Principal Balance of all Mortgage Loans
                                 60 or more days delinquent, measured on a
                                 rolling three month basis (including Mortgage
                                 Loans in foreclosure and REO Properties) and
                                 (2) the Stated Principal Balance of all the
                                 Mortgage Loans as of the preceding Servicer
                                 Remittance Date, equals or exceeds the product
                                 of (i) [33.20]% and (ii) the senior enhancement
                                 percentage or (b) the quotient (expressed as a
                                 percentage) of (1) the aggregate Realized
                                 Losses incurred from the Cut-off Date through
                                 the last day of the calendar month preceding
                                 such Distribution Date and (2) the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceeds the Required Loss
                                 Percentage shown below.

                                 DISTRIBUTION DATE        REQUIRED
                                 OCCURRING                LOSS PERCENTAGE
                                 -----------------        ---------------
                                 April 2009 - March 2010  [1.70]% with respect
                                                          to April 2009, plus an
                                                          additional 1/12th
                                                          [2.15]% for each month
                                                          thereafter
                                 April 2010 - March 2011  [3.85]% with respect
                                                          to April 2010, plus an
                                                          additional 1/12th of
                                                          [2.15]% for each month
                                                          thereafter
                                 April 2011 - March 2012  [6.00]% with respect
                                                          to April 2011, plus an
                                                          additional 1/12th of
                                                          [1.70]% for each month
                                                          thereafter
                                 April 2012 - March 2013  [7.70]% with respect
                                                          to April 2012, plus an
                                                          additional 1/12th of
                                                          [0.90]% for each month
                                                          thereafter
                                 April 2013 - March 2014  [8.60]% with respect
                                                          to April 2013, plus an
                                                          additional 1/12th of
                                                          [0.05]% for each month
                                                          thereafter
                                 April 2014 and
                                    thereafter            [8.65]%

                                      (PRELIMINARY AND SUBJECT TO REVISION)

ALLOCATION OF REALIZED LOSSES    The principal portion of realized losses on the
                                 Mortgage Loans will be allocated as follows:
                                 first, to the excess interest; second, to the
                                 O/C Amount, until the O/C Amount is reduced to
                                 zero; third, to the Class B Certificates in
                                 reverse order of their numerical class
                                 designation until the respective certificate
                                 principal balance of each such class has been
                                 reduced to zero; and fourth, to the Class M
                                 Certificates in reverse order of their
                                 numerical class designation until the
                                 respective Certificate principal balance of
                                 each such class has been reduced to zero.
                                 Realized losses are NOT allocated to the Class
                                 A Certificates after the certificate principal
                                 balance of each class of the Subordinate
                                 Certificates has been reduced to zero.

PROSPECTUS                       The Offered Certificates will be offered
                                 pursuant to a Prospectus which includes a
                                 Prospectus Supplement (together, the
                                 "Prospectus"). Sales of the Offered
                                 Certificates may not be consummated unless the
                                 purchaser has received the Prospectus.

MORTGAGE LOAN TABLES             The following tables in the Appendix describe
                                 the mortgage loans and the related mortgaged
                                 properties as of the close of business on the
                                 Cut-off Date. The sum of the columns below may
                                 not equal the total indicated due to rounding.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                             ASSUMED MORTGAGE POOLS
                     GROUP I OWNIT FIXED RATE MORTGAGE LOANS

                                                             ORIGINAL        REMAINING                                   ORIGINAL
                                                           AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                              NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
---------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
      74,060.77    10.625    10.125       360        355             480             475              0              0          36
     100,375.02     9.250     8.750       360        357             540             537              0              0          12
   8,196,393.69     8.532     8.032       360        354             540             534              0              0          36
   2,603,103.07     8.160     7.660       360        357             600             597              0              0          36
      83,448.38     8.999     8.499       240        237             240             237              0              0          36
      54,462.28     7.625     7.125       360        347             360             347              0              0          12
  13,557,481.19     8.529     8.029       360        355             360             355              0              0          36
     485,685.16     8.505     8.005       360        356             480             476              0              0          36
   1,755,356.90     8.246     7.746       360        356             540             536              0              0          36
     229,811.39    10.375     9.875       360        357             360             357              0              0          12
   3,114,164.20     8.494     7.994       360        356             360             356              0              0          36
     118,749.39     8.875     8.375       360        356             540             536              0              0          24
     195,506.60     7.276     6.776       360        355             540             535              0              0          36
     391,391.40     7.923     7.423       360        356             360             356              0              0          36
     214,409.10     8.875     8.375       360        354             480             474              0              0          36
     122,284.74     7.375     6.875       360        355             540             535              0              0          36
     336,010.35     8.479     7.979       360        353             360             353              0              0          36
     399,888.73     7.750     7.250       360        357             600             597              0              0          24
     135,954.36     7.625     7.125       360        357             600             597              0              0          36
     124,799.48     7.125     6.625       360        357             360             357              0              0          36
     222,605.54     7.625     7.125       360        357             540             537              0              0          24
     224,740.36     7.875     7.375       360        357             600             597              0              0          24
      94,802.57     7.875     7.375       360        357             360             357              0              0          36
     628,262.61     7.699     7.199       360        357             540             537              0              0          36
      99,972.17     7.750     7.250       360        357             600             597              0              0          36
   1,423,840.46     8.339     7.839       360        356             360             356              0              0          36
   1,229,301.43     8.361     7.861       360        355             540             535              0              0          36
   1,173,289.38     8.571     8.071       360        354             360             354              0              0          36
     189,943.18     8.718     8.218       360        357             360             357              0              0          36
     105,976.76     8.375     7.875       360        357             600             597              0              0          36
     272,560.94     7.124     6.624       360        357             360             357              0              0          36
     268,061.74     8.750     8.250       360        357             480             477              0              0          12
     432,098.20     7.605     7.105       360        356             480             476              0              0          24
   1,549,857.12     7.958     7.458       360        356             480             476              0              0          36
   1,311,338.16     8.506     8.006       360        354             540             534              0              0          12
   1,236,873.30     8.248     7.748       360        355             540             535              0              0          24
  15,354,667.93     7.945     7.445       360        355             540             535              0              0          36
     180,748.37     7.723     7.223       360        357             600             597              0              0          12
   2,312,802.13     7.732     7.232       360        357             600             597              0              0          36
     418,082.68     7.843     7.343       180        175             180             175              0              0          36
     188,676.59     7.875     7.375       240        236             240             236              0              0          36
   1,240,851.05     8.453     7.953       360        355             360             355              0              0          12
     652,498.76     8.005     7.505       360        353             360             353              0              0          24
  20,671,579.92     8.068     7.568       360        355             360             355              0              0          36
   1,045,608.66     7.249     6.749       360        356             240             240            120            116          36
     830,998.70     8.704     8.204       360        353             480             473              0              0           0
   3,069,663.51     8.549     8.049       360        355             540             535              0              0           0
   2,411,548.51     8.041     7.541       360        357             600             597              0              0           0
     383,042.17     8.710     8.210       180        175             180             175              0              0           0
     219,932.11     7.888     7.388       240        237             240             237              0              0           0
  10,609,172.93     8.441     7.941       360        356             360             356              0              0           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                 GROUP I OWNIT FIXED RATE MORTGAGE LOANS, CONT.

                                                             ORIGINAL        REMAINING                                   ORIGINAL
                                                           AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                              NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
---------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
      19,888.72    11.750    11.250       180        163             360             343              0              0          24
      49,857.03    11.825    11.325       180        170             360             350              0              0          36
      47,641.95    10.883    10.383       360        351             480             471              0              0          24
     407,900.89    10.967    10.467       360        354             480             474              0              0          36
      41,485.41    11.870    11.370       360        351             360             351              0              0          24
     148,322.10    10.592    10.092       360        355             360             355              0              0          36
     196,488.95    11.413    10.913       360        354             480             474              0              0          36
      45,675.72     9.125     8.625       360        354             360             354              0              0          24
     175,094.95     9.782     9.282       360        355             360             355              0              0          36
      37,399.46    12.000    11.500       360        351             360             351              0              0          24
      19,974.64    13.500    13.000       360        353             360             353              0              0          24
     190,823.24    11.110    10.610       180        171             360             351              0              0          24
   1,118,991.13    11.137    10.637       360        354             480             474              0              0          24
     860,498.60    11.102    10.602       360        353             480             473              0              0          36
     505,374.86    10.653    10.153       360        353             360             353              0              0          24
     198,862.17    10.524    10.024       360        354             360             354              0              0          36
     136,675.94    12.011    11.511       180        174             360             354              0              0           0
   1,858,349.40    11.713    11.213       360        354             480             474              0              0           0
      21,277.71    12.125    11.625       180        175             180             175              0              0           0
   1,079,892.95    11.568    11.068       360        354             360             354              0              0           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                    GROUP II OWNIT FIXED RATE MORTGAGE LOANS



                                                             ORIGINAL        REMAINING                                   ORIGINAL
                                                           AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING     MONTHS TO
                              NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)       TERM           TERM        PENALTY
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
---------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
   2,219,095.67      8.442    7.942       360        354             540             534              0              0          36
     170,350.30      7.625    7.125       360        357             600             597              0              0          12
     267,437.33      8.064    7.564       360        357             600             597              0              0          36
     263,401.93      9.143    8.643       180        174             180             174              0              0          36
      80,355.20      8.625    8.125       240        228             240             228              0              0          36
   3,053,030.02      8.655    8.155       360        354             360             354              0              0          36
     368,190.00      7.500    7.000       360        356             240             240            120            116          36
     175,811.41      7.250    6.750       360        357             480             477              0              0          36
     362,081.81      8.244    7.744       360        354             540             534              0              0          36
      81,462.75      7.750    7.250       240        237             240             237              0              0          36
     109,395.65      7.500    7.000       360        350             360             350              0              0          12
   1,132,547.18      8.185    7.685       360        356             360             356              0              0          36
     189,694.36      8.750    8.250       360        357             360             357              0              0          36
     247,959.37      9.125    8.625       360        357             600             597              0              0          24
     485,243.67      7.731    7.231       360        356             540             536              0              0          36
     281,808.76      7.378    6.878       360        357             360             357              0              0          36
     110,297.28      8.750    8.250       360        356             480             476              0              0          12
      54,850.88      7.999    7.499       360        355             360             355              0              0          36
   1,252,280.76      7.796    7.296       360        356             480             476              0              0          36
      76,025.69      9.750    9.250       360        356             540             536              0              0          12
     498,424.91      7.812    7.312       360        356             540             536              0              0          24
   8,714,999.98      7.730    7.230       360        355             540             535              0              0          36
   2,995,454.80      7.330    6.830       360        357             600             597              0              0          36
      49,553.96      7.750    7.250       180        176             180             176              0              0          36
   1,903,698.88      7.304    6.804       360        357             360             357              0              0          12
   8,823,596.61      7.761    7.261       360        356             360             356              0              0          36
   1,476,000.00      6.662    6.162       360        356             240             240            120            116          36
   1,055,607.33      8.490    7.990       360        357             540             537              0              0           0
   1,902,767.02      6.568    6.068       360        357             600             597              0              0           0
      89,454.68      7.500    7.000       180        177             180             177              0              0           0
   3,415,188.87      7.817    7.317       360        356             360             356              0              0           0
     311,700.00      6.500    6.000       360        357             300             300             60             57           0
      51,843.49      9.500    9.000       180        171             360             351              0              0          36
      75,936.83     10.316    9.816       360        354             480             474              0              0          36
      71,031.24     12.150   11.650       360        351             360             351              0              0          24
     157,515.18     11.325   10.825       360        354             360             354              0              0          36
     130,942.17     11.944   11.444       360        355             480             475              0              0          24
      67,254.21     11.750   11.250       360        350             360             350              0              0          24
      29,108.76     11.000   10.500       180        161             360             341              0              0          24
      29,909.49      9.500    9.000       360        354             360             354              0              0          36
     715,271.26     10.220    9.720       180        173             360             353              0              0          24
     937,306.77     10.257    9.757       180        174             360             354              0              0          36
   1,194,703.49     11.832   11.332       360        354             480             474              0              0          12
   6,452,550.38     11.072   10.572       360        354             480             474              0              0          24
   3,104,965.42     10.998   10.498       360        354             480             474              0              0          36
     303,677.01     10.283    9.783       360        354             360             354              0              0          12
   2,863,742.23     10.131    9.631       360        354             360             354              0              0          24
     637,414.50     10.234    9.734       360        355             360             355              0              0          36
      81,835.60     12.215   11.715       180        172             360             352              0              0           0
   2,917,391.61     11.858   11.358       360        354             480             474              0              0           0
   1,247,245.44     10.547   10.047       360        354             360             354              0              0           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                  GROUP I OWNIT ADJUSTABLE RATE MORTGAGE LOANS


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     129,878.53     9.500     9.000       360        355             480             475         0          0      7.750
     473,870.22     8.250     7.750       360        353             480             473         0          0      7.250
     995,819.15     8.589     8.089       360        354             540             534         0          0      7.369
   2,735,407.37     8.051     7.551       360        355             540             535         0          0      6.891
      85,927.56    10.250     9.750       360        357             360             357         0          0      6.875
   2,741,159.28     8.565     8.065       360        356             360             356         0          0      6.780
   4,994,647.23     8.415     7.915       360        354             360             354         0          0      7.022
     432,800.50     8.359     7.859       360        357             480             477         0          0      6.485
     363,664.35     8.462     7.962       360        357             480             477         0          0      6.458
      52,483.83     8.630     8.130       360        357             540             537         0          0      6.000
     963,901.76     8.752     8.252       360        357             600             597         0          0      6.470
   1,639,494.58     7.630     7.130       360        357             600             597         0          0      6.272
     151,943.07     9.250     8.750       360        356             540             536         0          0      7.750
   1,919,750.27     7.941     7.441       360        355             540             535         0          0      6.655
     137,505.36     7.200     6.700       360        356             600             596         0          0      6.125
   1,765,128.02     8.380     7.880       360        355             360             355         0          0      6.910
     656,645.17     7.195     6.695       360        357             540             537         0          0      6.226
   1,569,983.66     7.885     7.385       360        357             600             597         0          0      6.315
      94,831.55     8.380     7.880       360        357             360             357         0          0      6.375
     109,498.11     7.750     7.250       360        357             480             477         0          0      6.125
     239,150.00     7.601     7.101       360        354             300             300        60         54      6.944
     198,645.47     8.250     7.750       360        357             360             357         0          0      6.375
     124,612.14     8.330     7.830       360        357             600             597         0          0      6.125
     112,000.00     6.625     6.125       360        357             240             240       120        117      2.250
     231,603.31     8.788     8.288       360        353             480             473         0          0      6.962
   1,396,675.78     8.310     7.810       360        356             540             536         0          0      7.018
     275,165.57     8.570     8.070       360        357             360             357         0          0      6.310
   3,347,348.80     8.440     7.940       360        356             360             356         0          0      6.648
     137,191.96     7.500     7.000       360        356             360             356         0          0      6.250
     517,533.02     8.903     8.403       360        357             480             477         0          0      6.488
   1,658,129.29     7.900     7.400       360        357             600             597         0          0      6.409
      60,975.57     7.875     7.375       360        349             540             529         0          0      6.875
     280,348.43     8.096     7.596       360        355             540             535         0          0      6.817
     200,076.21     7.750     7.250       360        356             600             596         0          0      6.375
      79,754.86     8.375     7.875       360        355             360             355         0          0      7.375
     235,031.15     8.380     7.880       360        357             540             537         0          0      6.125

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT            MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT             PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     129,878.53    3.000     1.000   15.500    9.500         12          19  6M LIBOR          24
     473,870.22    3.000     1.000   14.250    8.250         12          17  6M LIBOR          36
     995,819.15    3.000     1.000   14.589    8.589         12          18  6M LIBOR          24
   2,735,407.37    3.000     1.000   14.051    8.051         12          19  6M LIBOR          36
      85,927.56    3.000     1.000   16.250   10.250          6          21  6M LIBOR          12
   2,741,159.28    3.000     1.000   14.535    8.535          6          20  6M LIBOR          24
   4,994,647.23    3.000     1.000   14.390    8.390          6          18  6M LIBOR          36
     432,800.50    3.000     1.000   14.355    8.355          6          21  6M LIBOR          24
     363,664.35    3.000     1.000   14.457    8.457          6          21  6M LIBOR          36
      52,483.83    3.000     1.000   14.625    8.625          6          21  6M LIBOR          36
     963,901.76    3.000     1.000   14.749    8.749          6          21  6M LIBOR          24
   1,639,494.58    3.000     1.000   13.628    7.628          6          21  6M LIBOR          36
     151,943.07    3.000     1.000   15.250    9.250         12          32  6M LIBOR          24
   1,919,750.27    3.000     1.000   13.941    7.941         12          31  6M LIBOR          36
     137,505.36    3.000     1.000   13.200    7.200         12          32  6M LIBOR          36
   1,765,128.02    3.000     1.000   14.343    8.343          6          31  6M LIBOR          36
     656,645.17    3.000     1.000   13.052    7.052          6          33  6M LIBOR          36
   1,569,983.66    3.000     1.000   13.821    7.821          6          33  6M LIBOR          36
      94,831.55    3.000     1.000   14.375    8.375          6          45  6M LIBOR          12
     109,498.11    3.000     1.000   13.750    7.750          6          57  6M LIBOR          36
     239,150.00    3.000     1.000   13.557    7.557          6          18  6M LIBOR          36
     198,645.47    3.000     1.000   14.250    8.250          6          21  6M LIBOR          24
     124,612.14    3.000     1.000   14.325    8.325          6          21  6M LIBOR          36
     112,000.00    3.000     1.000   12.625    6.625         12          57  6M LIBOR          36
     231,603.31    3.000     1.000   14.788    8.788         12          17  6M LIBOR          24
   1,396,675.78    3.000     1.000   14.310    8.310         12          20  6M LIBOR          24
     275,165.57    3.000     1.000   14.569    8.569          6          21  6M LIBOR          12
   3,347,348.80    3.000     1.000   14.439    8.439          6          20  6M LIBOR          24
     137,191.96    3.000     1.000   13.500    7.500          6          20  6M LIBOR          36
     517,533.02    3.000     1.000   14.903    8.903          6          21  6M LIBOR          24
   1,658,129.29    3.000     1.000   13.899    7.899          6          21  6M LIBOR          24
      60,975.57    3.000     1.000   13.875    7.875         12          25  6M LIBOR          24
     280,348.43    3.000     1.000   14.096    8.096         12          31  6M LIBOR          36
     200,076.21    3.000     1.000   13.750    7.750         12          32  6M LIBOR          36
      79,754.86    3.000     1.000   14.375    8.375          6          31  6M LIBOR          36
     235,031.15    3.000     1.000   14.375    8.375          6          33  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               GROUP I OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     199,974.69     7.990     7.490       360        357             600             597         0          0      6.125
     157,980.61     8.000     7.500       360        350             480             470         0          0      7.000
      75,703.85     9.750     9.250       360        354             360             354         0          0      8.750
     175,950.19     8.880     8.380       360        357             540             537         0          0      6.625
     281,251.43     8.474     7.974       360        357             300             300        60         57      5.894
     507,477.98     8.492     7.992       360        356             540             536         0          0      6.908
     882,971.12     8.146     7.646       360        355             540             535         0          0      6.560
     529,944.29     7.770     7.270       360        357             600             597         0          0      6.370
     277,623.75     7.191     6.691       360        354             540             534         0          0      6.191
     214,240.00     7.250     6.750       360        354             300             300        60         54      6.250
     110,752.25     7.630     7.130       360        357             360             357         0          0      6.125
     319,867.69     7.750     7.250       360        357             540             537         0          0      6.125
     464,907.61     7.958     7.458       360        357             360             357         0          0      6.211
     287,145.74     8.861     8.361       360        357             600             597         0          0      6.125
     174,130.56     6.380     5.880       360        356             540             536         0          0      6.125
     139,981.08     9.000     8.500       360        357             540             537         0          0      6.000
     491,735.08     9.008     8.508       360        357             480             477         0          0      6.619
   1,279,895.80     8.261     7.761       360        357             540             537         0          0      6.354
   1,261,208.32     8.525     8.025       360        357             360             357         0          0      6.152
     645,461.52     7.347     6.847       360        357             540             537         0          0      5.922
   2,971,177.64     8.072     7.572       360        357             600             597         0          0      6.183
     636,448.53     7.609     7.109       360        357             540             537         0          0      6.125
      85,739.50     8.500     8.000       360        356             360             356         0          0      6.375
     228,502.88     7.753     7.253       360        357             540             537         0          0      6.437
     474,795.24     7.388     6.888       360        357             600             597         0          0      6.125
     207,906.14     8.480     7.980       360        357             600             597         0          0      6.125
     130,400.00     7.625     7.125       360        357             240             240       120        117      2.250
     140,694.84     9.750     9.250       360        352             540             532         0          0      8.250
     315,718.34     8.719     8.219       360        355             540             535         0          0      7.912
     243,951.70     8.362     7.862       360        356             540             536         0          0      6.390
     337,784.81     8.989     8.489       360        354             360             354         0          0      7.415
      69,793.28     9.375     8.875       360        356             360             356         0          0      6.875
     388,281.21     9.093     8.593       360        357             360             357         0          0      6.318
      75,970.85     9.380     8.880       360        357             480             477         0          0      6.625
      71,235.10     9.750     9.250       360        357             540             537         0          0      6.625

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT            MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT             PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     199,974.69    3.000     1.000   13.990    7.990          6          33  6M LIBOR          12
     157,980.61    3.000     1.000   14.000    8.000         12          50  6M LIBOR          36
      75,703.85    3.000     1.000   15.750    9.750          6          54  6M LIBOR          36
     175,950.19    3.000     1.000   14.875    8.875          6          57  6M LIBOR          36
     281,251.43    3.000     1.000   14.474    8.474          6          21  6M LIBOR          24
     507,477.98    3.000     1.000   14.492    8.492         12          20  6M LIBOR          24
     882,971.12    3.000     1.000   14.146    8.146         12          19  6M LIBOR          36
     529,944.29    3.000     1.000   13.770    7.770          6          21  6M LIBOR          24
     277,623.75    3.000     1.000   13.191    7.191         12          30  6M LIBOR          36
     214,240.00    3.000     1.000   13.250    7.250          6          18  6M LIBOR          36
     110,752.25    3.000     1.000   12.500    6.500          6          33  6M LIBOR          36
     319,867.69    3.000     1.000   13.750    7.750         12          21  6M LIBOR          12
     464,907.61    3.000     1.000   13.955    7.955          6          21  6M LIBOR          12
     287,145.74    3.000     1.000   14.861    8.861          6          21  6M LIBOR          12
     174,130.56    3.000     1.000   12.375    6.375         12          32  6M LIBOR          36
     139,981.08    3.000     1.000   14.999    8.999          6          33  6M LIBOR          36
     491,735.08    3.000     1.000   15.003    9.003         12          21  6M LIBOR          24
   1,279,895.80    3.000     1.000   14.258    8.258         12          21  6M LIBOR          24
   1,261,208.32    3.000     1.000   14.495    8.495          6          21  6M LIBOR          24
     645,461.52    3.000     1.000   13.345    7.345          6          21  6M LIBOR          24
   2,971,177.64    3.000     1.000   14.069    8.069          6          21  6M LIBOR          24
     636,448.53    3.000     1.000   13.607    7.607         12          33  6M LIBOR          36
      85,739.50    3.000     1.000   14.500    8.500          6          32  6M LIBOR          36
     228,502.88    3.000     1.000   13.748    7.748          6          33  6M LIBOR          36
     474,795.24    3.000     1.000   13.383    7.383          6          33  6M LIBOR          36
     207,906.14    3.000     1.000   14.475    8.475          6          57  6M LIBOR          36
     130,400.00    3.000     1.000   13.625    7.625         12          57  6M LIBOR          36
     140,694.84    3.000     1.000   15.750    9.750         12          16  6M LIBOR          12
     315,718.34    3.000     1.000   14.719    8.719         12          19  6M LIBOR          24
     243,951.70    3.000     1.000   14.362    8.362         12          20  6M LIBOR          36
     337,784.81    3.000     1.000   14.989    8.989          6          18  6M LIBOR          24
      69,793.28    3.000     1.000   15.375    9.375          6          20  6M LIBOR          36
     388,281.21    3.000     1.000   15.090    9.090          6          21  6M LIBOR           6
      75,970.85    3.000     1.000   15.375    9.375          6          21  6M LIBOR           6
      71,235.10    3.000     1.000   15.750    9.750          6          21  6M LIBOR           6

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               GROUP I OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING     ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION    INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM          ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)     TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)      (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  ---------  ---------  ---------
      80,775.33     9.325     8.825       360        356             600             596          0          0      6.375
     111,557.51     8.000     7.500       360        356             600             596          0          0      6.375
     447,803.08     7.929     7.429       360        357             360             357          0          0      6.210
     223,891.57     6.250     5.750       360        356             600             596          0          0      6.125
     183,909.08     8.750     8.250       360        356             540             536          0          0      6.875
      77,874.18     8.000     7.500       360        355             300             300         60         55      6.125
     112,128.74     7.130     6.630       360        357             360             357          0          0      6.125
     295,815.30     8.199     7.699       360        357             360             357          0          0      6.350
     140,360.26     8.880     8.380       360        357             540             537          0          0      6.375
     391,295.79     8.191     7.691       360        357             600             597          0          0      6.060
     752,693.50     8.023     7.523       360        357             600             597          0          0      6.288
     216,927.18     7.250     6.750       360        357             600             597          0          0      5.750
     313,894.69     8.380     7.880       360        357             540             537          0          0      6.250
     357,096.24     8.516     8.016       360        357             600             597          0          0      6.073
     184,741.30     7.630     7.130       360        357             300             300         60         57      6.125
   1,996,743.32     8.454     7.954       360        355             480             475          0          0      6.809
     194,774.03     8.000     7.500       360        356             480             476          0          0      6.875
   7,327,268.64     8.064     7.564       360        355             540             535          0          0      6.590
  44,031,913.32     7.853     7.353       360        355             540             535          0          0      6.506
     846,261.47     7.851     7.351       360        356             540             536          0          0      6.361
     273,989.70     7.331     6.831       360        355             540             535          0          0      6.047
   2,753,377.09     8.250     7.750       360        355             360             355          0          0      6.616
  10,456,617.45     8.031     7.531       360        356             360             356          0          0      6.513
      87,749.64     8.875     8.375       360        355             360             355          0          0      7.875
     518,289.87     8.467     7.967       360        355             360             355          0          0      7.103
   1,420,516.54     8.252     7.752       360        357             480             477          0          0      6.355
     841,200.50     7.638     7.138       360        357             540             537          0          0      6.125
   4,226,030.96     7.689     7.189       360        357             540             537          0          0      6.235
     157,523.17     7.250     6.750       360        357             540             537          0          0      6.125
   4,873,941.36     7.918     7.418       360        357             600             597          0          0      6.167
  37,372,204.76     7.777     7.277       360        357             600             597          0          0      6.188
     649,905.40     8.197     7.697       360        356             600             596          0          0      6.348
     135,901.00     6.250     5.750       360        356             600             596          0          0      6.125
     163,773.10     7.375     6.875       360        355             480             475          0          0      6.375

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
      80,775.33    3.000     1.000   15.325    9.325          6          20  6M LIBOR          24
     111,557.51    3.000     1.000   14.000    8.000         12          32  6M LIBOR           6
     447,803.08    3.000     1.000   13.925    7.925          6          33  6M LIBOR           6
     223,891.57    3.000     1.000   12.250    6.250          6          32  6M LIBOR           6
     183,909.08    3.000     1.000   14.750    8.750         12          56  6M LIBOR          36
      77,874.18    3.000     1.000   14.000    8.000          6          19  6M LIBOR          24
     112,128.74    3.000     1.000   13.125    7.125          6          33  6M LIBOR          36
     295,815.30    3.000     1.000   14.199    8.199          6          21  6M LIBOR          24
     140,360.26    3.000     1.000   14.875    8.875          6          21  6M LIBOR          24
     391,295.79    3.000     1.000   14.191    8.191          6          21  6M LIBOR          12
     752,693.50    3.000     1.000   14.021    8.021          6          21  6M LIBOR          24
     216,927.18    3.000     1.000   13.250    7.250          6          57  6M LIBOR          36
     313,894.69    3.000     1.000   14.375    8.375          6          21  6M LIBOR          12
     357,096.24    3.000     1.000   14.513    8.513          6          21  6M LIBOR          24
     184,741.30    3.000     1.000   13.625    7.625          6          21  6M LIBOR          24
   1,996,743.32    3.000     1.000   14.454    8.454         12          19  6M LIBOR          24
     194,774.03    3.000     1.000   14.000    8.000         12          20  6M LIBOR          36
   7,327,268.64    3.000     1.000   14.064    8.064         12          19  6M LIBOR          12
  44,031,913.32    3.000     1.000   13.853    7.853         12          19  6M LIBOR          24
     846,261.47    3.000     1.000   13.851    7.851         12          20  6M LIBOR          36
     273,989.70    3.000     1.000   13.331    7.331         12          19  6M LIBOR           6
   2,753,377.09    3.000     1.000   14.249    8.249          6          19  6M LIBOR          12
  10,456,617.45    3.000     1.000   14.029    8.029          6          20  6M LIBOR          24
      87,749.64    3.000     1.000   14.875    8.875          6          19  6M LIBOR          36
     518,289.87    3.000     1.000   14.467    8.467          6          19  6M LIBOR           6
   1,420,516.54    3.000     1.000   14.244    8.244          6          21  6M LIBOR          24
     841,200.50    3.000     1.000   13.635    7.635          6          21  6M LIBOR          12
   4,226,030.96    3.000     1.000   13.686    7.686          6          21  6M LIBOR          24
     157,523.17    3.000     1.000   13.250    7.250          6          21  6M LIBOR          36
   4,873,941.36    3.000     1.000   13.916    7.916          6          21  6M LIBOR          12
  37,372,204.76    3.000     1.000   13.775    7.775          6          21  6M LIBOR          24
     649,905.40    3.000     1.000   14.195    8.195          6          20  6M LIBOR          36
     135,901.00    3.000     1.000   12.250    6.250          6          20  6M LIBOR           6
     163,773.10    3.000     1.000   13.375    7.375         12          31  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               GROUP I OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING     ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION    INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM          ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)     TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)      (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  ---------  ---------  ---------
     591,216.73     8.723     8.223       360        350             540             530          0          0      7.812
     111,082.99     7.375     6.875       360        349             540             529          0          0      6.375
  14,574,973.40     7.770     7.270       360        354             540             534          0          0      6.613
     297,260.22     8.431     7.931       360        353             540             533          0          0      7.431
      71,139.07     7.250     6.750       360        356             600             596          0          0      6.000
     266,529.15     7.414     6.914       360        356             360             356          0          0      6.125
   1,573,058.47     7.645     7.145       360        354             360             354          0          0      6.449
     502,676.45     8.611     8.111       360        353             360             353          0          0      7.611
     311,044.42     7.189     6.689       360        357             540             537          0          0      6.125
   3,209,755.87     7.407     6.907       360        357             600             597          0          0      6.173
     529,972.40     9.158     8.658       360        355             480             475          0          0      7.309
     844,048.80     7.575     7.075       360        355             540             535          0          0      6.287
     157,452.81     8.625     8.125       360        356             600             596          0          0      5.750
   1,630,729.00     7.443     6.943       360        355             360             355          0          0      6.247
     202,387.72     8.130     7.630       360        357             480             477          0          0      6.375
     129,963.22     8.880     8.380       360        357             540             537          0          0      6.250
     489,804.37     7.880     7.380       360        357             600             597          0          0      6.250
     732,674.92     7.578     7.078       360        357             600             597          0          0      6.236
     107,895.28     8.750     8.250       360        356             540             536          0          0      6.125
   3,763,790.67     7.693     7.193       360        356             300             300         60         56      6.356
   8,879,650.25     7.272     6.772       360        356             300             300         60         56      6.247
     627,199.99     7.067     6.567       360        356             300             300         60         56      6.125
     470,664.60     7.154     6.654       360        356             300             300         60         56      6.062
     131,200.00     5.875     5.375       360        342             300             300         60         42      4.875
     629,200.00     7.086     6.586       360        356             300             300         60         56      6.288
     307,963.90     9.234     8.734       360        355             480             475          0          0      6.461
   2,649,456.33     8.652     8.152       360        355             540             535          0          0      6.262
   8,198,590.86     8.244     7.744       360        356             360             356          0          0      6.442
   1,384,081.17     8.284     7.784       360        357             480             477          0          0      6.231
   6,482,169.69     7.628     7.128       360        357             540             537          0          0      6.240
  20,811,020.62     7.751     7.251       360        357             600             597          0          0      6.173
     354,707.95     8.091     7.591       360        356             480             476          0          0      6.134
  17,349,915.27     8.247     7.747       360        355             540             535          0          0      6.849
   2,102,421.11     8.154     7.654       360        357             600             597          0          0      6.466

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     591,216.73    3.000     1.000   14.723    8.723         12          26  6M LIBOR          12
     111,082.99    3.000     1.000   13.375    7.375         12          25  6M LIBOR          24
  14,574,973.40    3.000     1.000   13.770    7.770         12          30  6M LIBOR          36
     297,260.22    3.000     1.000   14.431    8.431         12          29  6M LIBOR           6
      71,139.07    3.000     1.000   13.250    7.250         12          32  6M LIBOR          36
     266,529.15    3.000     1.000   13.411    7.411          6          32  6M LIBOR          24
   1,573,058.47    3.000     1.000   13.643    7.643          6          30  6M LIBOR          36
     502,676.45    3.000     1.000   14.611    8.611          6          29  6M LIBOR           6
     311,044.42    3.000     1.000   13.185    7.185          6          33  6M LIBOR          36
   3,209,755.87    3.000     1.000   13.405    7.405          6          33  6M LIBOR          36
     529,972.40    3.000     1.000   15.158    9.158         12          55  6M LIBOR          36
     844,048.80    3.000     1.000   13.574    7.574         12          55  6M LIBOR          36
     157,452.81    3.000     1.000   14.625    8.625         12          56  6M LIBOR          12
   1,630,729.00    3.000     1.000   13.442    7.442          6          55  6M LIBOR          36
     202,387.72    3.000     1.000   14.125    8.125          6          57  6M LIBOR          36
     129,963.22    3.000     1.000   14.875    8.875          6          57  6M LIBOR          36
     489,804.37    3.000     1.000   13.875    7.875          6          57  6M LIBOR          24
     732,674.92    3.000     1.000   13.575    7.575          6          57  6M LIBOR          36
     107,895.28    3.000     1.000   14.750    8.750         12          80  6M LIBOR          36
   3,763,790.67    3.000     1.000   13.692    7.692          6          20  6M LIBOR          12
   8,879,650.25    3.000     1.000   13.271    7.271          6          20  6M LIBOR          24
     627,199.99    3.000     1.000   13.067    7.067          6          20  6M LIBOR          36
     470,664.60    3.000     1.000   13.154    7.154          6          32  6M LIBOR          36
     131,200.00    3.000     1.000   11.875    5.875          6          18  6M LIBOR           6
     629,200.00    3.000     1.000   13.085    7.085          6          56  6M LIBOR          36
     307,963.90    3.000     1.000   15.234    9.234         12          19  6M LIBOR           0
   2,649,456.33    3.000     1.000   14.652    8.652         12          19  6M LIBOR           0
   8,198,590.86    3.000     1.000   14.243    8.243          6          20  6M LIBOR           0
   1,384,081.17    3.000     1.000   14.281    8.281          6          21  6M LIBOR           0
   6,482,169.69    3.000     1.000   13.626    7.626          6          21  6M LIBOR           0
  20,811,020.62    3.000     1.000   13.742    7.742          6          21  6M LIBOR           0
     354,707.95    3.000     1.000   14.091    8.091         12          32  6M LIBOR           0
  17,349,915.27    3.000     1.000   14.246    8.246         12          31  6M LIBOR           0
   2,102,421.11    3.000     1.000   14.153    8.153         12          33  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               GROUP I OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
  12,513,097.86     8.249     7.749       360        356             360             356         0          0      6.648
     412,689.92     7.909     7.409       360        357             480             477         0          0      5.983
   4,452,163.24     7.903     7.403       360        356             540             536         0          0      6.355
   9,347,969.86     7.903     7.403       360        357             600             597         0          0      6.136
     565,447.00     7.860     7.360       360        355             540             535         0          0      6.421
     963,899.18     7.972     7.472       360        356             360             356         0          0      5.530
     465,050.08     7.555     7.055       360        357             540             537         0          0      5.964
   1,828,731.10     7.165     6.665       360        357             600             597         0          0      6.185
   3,153,433.89     7.598     7.098       360        357             300             300        60         57      6.397
     550,560.00     6.318     5.818       360        357             300             300        60         57      6.178
     521,150.00     7.017     6.517       360        357             300             300        60         57      6.161
     170,773.23     8.000     7.500       360        357             300             300        60         57      6.125

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
  12,513,097.86    3.000     1.000   14.247    8.247          6          32  6M LIBOR           0
     412,689.92    3.000     1.000   13.907    7.907          6          33  6M LIBOR           0
   4,452,163.24    3.000     1.000   13.902    7.902          6          32  6M LIBOR           0
   9,347,969.86    3.000     1.000   13.893    7.893          6          33  6M LIBOR           0
     565,447.00    3.000     1.000   13.860    7.860         12          55  6M LIBOR           0
     963,899.18    3.000     1.000   13.972    7.972          6          56  6M LIBOR           0
     465,050.08    3.000     1.000   13.555    7.555          6          57  6M LIBOR           0
   1,828,731.10    3.000     1.000   13.164    7.164          6          57  6M LIBOR           0
   3,153,433.89    3.000     1.000   13.595    7.595          6          21  6M LIBOR           0
     550,560.00    3.000     1.000   12.318    6.318          6          33  6M LIBOR           0
     521,150.00    3.000     1.000   13.016    7.016          6          57  6M LIBOR           0
     170,773.23    3.000     1.000   14.000    8.000          6          81  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                GROUP I OPTION ONE ADJUSTABLE RATE MORTGAGE LOANS


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     377,202.63     9.474     9.174       360        355             360             355         0          0      5.850
  11,152,853.52    10.065     9.765       360        355             360             355         0          0      5.887
     125,792.89    10.405    10.105       360        355             360             355         0          0      5.850
   5,536,297.11     9.680     9.380       360        355             480             475         0          0      5.843
     238,459.53    10.605    10.305       360        356             360             356         0          0      5.702
     344,581.66     8.852     8.552       360        356             480             476         0          0      5.959
   1,138,505.83     9.570     9.270       360        355             300             300        60         55      5.835
     130,000.00     9.700     9.400       360        356             300             300        60         56      5.800
     861,230.33     9.416     9.116       360        355             360             355         0          0      5.961
   2,319,931.44    10.169     9.869       360        355             360             355         0          0      5.997
     594,585.75     8.788     8.488       360        356             480             476         0          0      5.850
   1,320,469.67     9.783     9.483       360        355             480             475         0          0      5.838
     101,550.64     9.950     9.650       360        356             480             476         0          0      5.600
     111,962.94    11.800    11.500       360        355             360             355         0          0      5.850
     237,906.30    11.580    11.280       360        355             480             475         0          0      6.100
     232,000.00     8.370     8.070       360        355             300             300        60         55      5.850
     750,498.92     8.752     8.452       360        354             300             300        60         54      5.946
   1,407,555.06    10.108     9.808       360        355             360             355         0          0      5.944
     117,919.47     9.790     9.490       360        355             480             475         0          0      6.500
     171,029.37    10.477    10.177       360        355             360             355         0          0      5.850
   1,501,484.00     9.358     9.058       360        355             360             355         0          0      5.821
   1,502,845.32     8.797     8.497       360        356             480             476         0          0      5.772
     158,228.47     9.205     8.905       360        355             360             355         0          0      5.800
     399,484.55     7.625     7.325       360        355             480             475         0          0      5.850
     164,091.00     8.610     8.310       360        355             300             300        60         55      5.850
     379,513.81     7.650     7.350       360        355             480             475         0          0      5.850
     639,762.55     8.564     8.264       360        355             360             355         0          0      5.690
     895,837.94     9.117     8.817       360        355             480             475         0          0      5.989
     384,794.68     8.550     8.250       360        355             360             355         0          0      5.850
  12,872,240.65     9.697     9.397       358        354             358             354         0          0      5.890
  13,992,174.39     8.598     8.298       360        356             480             476         0          0      5.750
   3,999,844.13     8.159     7.859       360        356             300             300        60         56      5.746
     209,614.46    10.672    10.372       360        355             360             355         0          0      5.715
     420,061.06     9.048     8.748       360        355             480             475         0          0      5.600

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     377,202.63    3.000     1.000   15.474    9.474          6          19  6M LIBOR          12
  11,152,853.52    3.000     1.000   16.033   10.065          6          19  6M LIBOR          24
     125,792.89    3.000     1.000   16.405   10.405          6          19  6M LIBOR          36
   5,536,297.11    3.000     1.000   15.680    9.680          6          19  6M LIBOR          24
     238,459.53    3.000     1.000   16.605   10.605          6          32  6M LIBOR          36
     344,581.66    3.000     1.000   14.852    8.852          6          32  6M LIBOR          36
   1,138,505.83    3.000     1.000   15.570    9.570          6          19  6M LIBOR          24
     130,000.00    3.000     1.000   15.700    9.700          6          56  6M LIBOR          36
     861,230.33    3.000     1.000   15.416    9.416          6          19  6M LIBOR          12
   2,319,931.44    3.000     1.000   16.169   10.169          6          19  6M LIBOR          24
     594,585.75    3.000     1.000   14.788    8.788          6          20  6M LIBOR          12
   1,320,469.67    3.000     1.000   15.783    9.783          6          19  6M LIBOR          24
     101,550.64    3.000     1.000   15.950    9.950          6          32  6M LIBOR          36
     111,962.94    3.000     1.000   17.800   11.800          6          55  6M LIBOR          36
     237,906.30    3.000     1.000   17.580   11.580          6          55  6M LIBOR          36
     232,000.00    3.000     1.000   14.370    8.370          6          19  6M LIBOR          12
     750,498.92    3.000     1.000   14.752    8.752          6          18  6M LIBOR          24
   1,407,555.06    3.000     1.000   16.108   10.108          6          19  6M LIBOR          24
     117,919.47    3.000     1.000   15.790    9.790          6          19  6M LIBOR          24
     171,029.37    3.000     1.000   16.477   10.477          6          55  6M LIBOR          24
   1,501,484.00    3.000     1.000   15.358    9.358          6          19  6M LIBOR          24
   1,502,845.32    3.000     1.000   14.797    8.797          6          20  6M LIBOR          24
     158,228.47    3.000     1.000   15.205    9.205          6          55  6M LIBOR          36
     399,484.55    3.000     1.000   13.625    7.625          6          55  6M LIBOR          24
     164,091.00    3.000     1.000   14.610    8.610          6          19  6M LIBOR          24
     379,513.81    3.000     1.000   13.650    7.650          6          19  6M LIBOR          24
     639,762.55    3.000     1.000   14.564    8.564          6          19  6M LIBOR          12
     895,837.94    3.000     1.000   15.117    9.117          6          19  6M LIBOR          12
     384,794.68    3.000     1.000   14.550    8.550          6          55  6M LIBOR          12
  12,872,240.65    3.000     1.000   15.657    9.697          6          20  6M LIBOR          24
  13,992,174.39    3.000     1.000   14.543    8.598          6          20  6M LIBOR          24
   3,999,844.13    3.000     1.000   14.159    8.159          6          20  6M LIBOR          24
     209,614.46    3.000     1.000   16.672   10.672          6          31  6M LIBOR          36
     420,061.06    3.000     1.000   15.048    9.048          6          31  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

            GROUP I OPTION ONE ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     737,964.00     8.471     8.171       360        356             360             356         0          0      5.739
   1,793,262.89     7.596     7.296       360        356             480             476         0          0      5.751
   1,109,600.00     7.160     6.860       360        356             300             300        60         56      5.718
   1,320,103.28     9.592     9.292       360        355             360             355         0          0      5.927
  14,568,754.67     9.981     9.681       360        355             360             355         0          0      5.969
      59,933.76    12.230    11.930       360        355             360             355         0          0      5.850
   1,163,042.13     8.530     8.230       360        355             480             475         0          0      5.850
   8,271,110.88     9.095     8.795       360        355             480             475         0          0      5.892
     554,902.88    10.085     9.785       360        355             360             355         0          0      5.901
     325,398.07    10.714    10.414       360        355             360             355         0          0      5.956
      99,703.33    11.025    10.725       360        355             480             475         0          0      5.850
     149,986.54     9.450     9.150       360        355             480             475         0          0      5.850
   1,164,694.89     8.001     7.701       360        355             300             300        60         55      5.932
  11,397,705.15     7.850     7.550       360        355             300             300        60         55      5.941
     767,488.27     8.479     8.179       360        355             300             300        60         55      5.883
     879,000.00     8.225     7.925       360        355             300             300        60         55      5.850
  25,789,324.81     9.775     9.475       360        355             360             355         0          0      5.819
  14,771,428.82     9.095     8.795       360        355             480             475         0          0      5.853
     416,916.75     8.866     8.566       360        356             360             356         0          0      5.649
     284,631.53    10.356    10.056       360        355             480             475         0          0      5.618
   1,009,991.88    10.186     9.886       360        356             360             356         0          0      5.780
   1,244,032.82     9.282     8.982       360        355             480             475         0          0      5.888
   3,615,043.31     8.552     8.252       360        355             300             300        60         55      5.753
     120,000.00     9.230     8.930       360        354             300             300        60         54      6.300

                                                                 NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     737,964.00    3.000     1.000   14.471    8.471          6          56  6M LIBOR          36
   1,793,262.89    3.000     1.000   13.596    7.596          6          56  6M LIBOR          36
   1,109,600.00    3.000     1.000   13.160    7.160          6          56  6M LIBOR          36
   1,320,103.28    3.000     1.000   15.592    9.592          6          19  6M LIBOR          12
  14,568,754.67    3.000     1.000   15.944    9.981          6          19  6M LIBOR          24
      59,933.76    3.000     1.000   18.230   12.230          6          19  6M LIBOR          36
   1,163,042.13    3.000     1.000   14.530    8.530          6          19  6M LIBOR          12
   8,271,110.88    3.000     1.000   15.095    9.095          6          19  6M LIBOR          24
     554,902.88    3.000     1.000   16.085   10.085          6          31  6M LIBOR          36
     325,398.07    3.000     1.000   16.714   10.714          6          55  6M LIBOR          36
      99,703.33    3.000     1.000   17.025   11.025          6          55  6M LIBOR          12
     149,986.54    3.000     1.000   15.450    9.450          6          55  6M LIBOR          36
   1,164,694.89    3.000     1.000   14.001    8.001          6          19  6M LIBOR          12
  11,397,705.15    3.000     1.000   13.850    7.850          6          19  6M LIBOR          24
     767,488.27    3.000     1.000   14.479    8.479          6          31  6M LIBOR          36
     879,000.00    3.000     1.000   14.225    8.225          6          55  6M LIBOR          36
  25,789,324.81    3.000     1.000   15.762    9.775          6          19  6M LIBOR           0
  14,771,428.82    3.000     1.000   15.095    9.095          6          19  6M LIBOR           0
     416,916.75    3.000     1.000   14.866    8.866          6          32  6M LIBOR           0
     284,631.53    3.000     1.000   16.356   10.356          6          31  6M LIBOR           0
   1,009,991.88    3.000     1.000   16.186   10.186          6          56  6M LIBOR           0
   1,244,032.82    3.000     1.000   15.282    9.282          6          55  6M LIBOR           0
   3,615,043.31    3.000     1.000   14.552    8.552          6          19  6M LIBOR           0
     120,000.00    3.000     1.000   15.230    9.230          6          54  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                  GROUP II OWNIT ADJUSTABLE RATE MORTGAGE LOANS


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     567,397.11     9.032     8.532       360        354             540             534         0          0      7.887
   1,600,499.48     7.970     7.470       360        355             540             535         0          0      6.790
      58,255.28     6.990     6.490       360        357             360             357         0          0      5.750
     767,906.43     8.589     8.089       360        356             360             356         0          0      6.987
   1,001,274.57     7.900     7.400       360        355             360             355         0          0      6.495
     254,588.37     6.880     6.380       360        357             480             477         0          0      6.125
     503,622.61     7.577     7.077       360        357             600             597         0          0      6.183
     549,556.25     9.166     8.666       360        352             540             532         0          0      8.166
     754,133.35     8.879     8.379       360        356             360             356         0          0      6.737
     797,910.96     8.225     7.725       360        357             540             537         0          0      6.467
     932,505.20     7.755     7.255       360        357             600             597         0          0      6.040
     190,400.00     7.990     7.490       360        357             300             300        60         57      6.125
     665,569.99     6.990     6.490       360        356             300             300        60         56      6.375
     187,090.00     6.990     6.490       360        357             300             300        60         57      6.125
     211,871.82     6.125     5.625       360        357             600             597         0          0      6.125
     351,713.75     8.886     8.386       360        355             540             535         0          0      7.886
   1,045,097.56     7.450     6.950       360        355             540             535         0          0      6.257
   1,440,492.17     7.815     7.315       360        355             360             355         0          0      6.612
     108,769.95     8.130     7.630       360        357             480             477         0          0      6.250
      75,958.16     6.880     6.380       360        357             540             537         0          0      6.125
     238,255.25     6.750     6.250       360        356             600             596         0          0      6.125
     536,357.97     8.463     7.963       360        357             600             597         0          0      6.364
     160,902.83     8.781     8.281       360        357             540             537         0          0      6.325
     219,449.35     8.750     8.250       360        355             540             535         0          0      7.750
     186,181.70     7.250     6.750       360        341             360             341         0          0      6.250
     149,485.38     8.000     7.500       360        355             540             535         0          0      7.000
      88,852.40    10.250     9.750       360        353             540             533         0          0      7.750
      88,141.91     9.500     9.000       360        352             360             352         0          0      7.750
     251,900.05     7.880     7.380       360        357             540             537         0          0      6.125
     169,357.11     7.130     6.630       360        357             540             537         0          0      6.000
     518,084.30     7.333     6.833       360        357             600             597         0          0      6.125
     331,898.52     8.250     7.750       360        356             600             596         0          0      6.125
     800,000.00     8.875     8.375       360        356             240             240       120        116      2.250
   2,463,956.15     7.675     7.175       360        357             540             537         0          0      6.142
   1,179,657.90     8.155     7.655       360        357             360             357         0          0      6.720
   3,005,181.88     7.689     7.189       360        357             600             597         0          0      6.222
     277,864.46     7.250     6.750       360        357             540             537         0          0      6.125
     250,710.34     7.400     6.900       360        357             600             597         0          0      6.250


                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE      INDEX    EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     567,397.11    3.000     1.000   15.032    9.032         12          18  6M LIBOR          24
   1,600,499.48    3.000     1.000   13.970    7.970         12          19  6M LIBOR          36
      58,255.28    3.000     1.000   12.990    6.990          6          21  6M LIBOR          12
     767,906.43    3.000     1.000   14.400    8.400          6          20  6M LIBOR          24
   1,001,274.57    3.000     1.000   13.873    7.873          6          19  6M LIBOR          36
     254,588.37    3.000     1.000   12.875    6.875          6          21  6M LIBOR          24
     503,622.61    3.000     1.000   13.574    7.574          6          21  6M LIBOR          36
     549,556.25    3.000     1.000   15.166    9.166         12          28  6M LIBOR          36
     754,133.35    3.000     1.000   14.750    8.750          6          32  6M LIBOR          36
     797,910.96    3.000     1.000   14.224    8.224          6          33  6M LIBOR          36
     932,505.20    3.000     1.000   13.581    7.581          6          33  6M LIBOR          36
     190,400.00    3.000     1.000   13.990    7.990          6          21  6M LIBOR          24
     665,569.99    3.000     1.000   12.990    6.990          6          20  6M LIBOR          36
     187,090.00    3.000     1.000   12.990    6.990          6          33  6M LIBOR          36
     211,871.82    3.000     1.000   12.125    6.125          6          21  6M LIBOR          36
     351,713.75    3.000     1.000   14.886    8.886         12          19  6M LIBOR          12
   1,045,097.56    3.000     1.000   13.450    7.450         12          19  6M LIBOR          24
   1,440,492.17    3.000     1.000   13.815    7.815          6          19  6M LIBOR          24
     108,769.95    3.000     1.000   13.990    7.990          6          21  6M LIBOR          24
      75,958.16    3.000     1.000   12.875    6.875          6          21  6M LIBOR          24
     238,255.25    3.000     1.000   12.750    6.750          6          20  6M LIBOR          12
     536,357.97    3.000     1.000   14.461    8.461          6          21  6M LIBOR          24
     160,902.83    3.000     1.000   14.776    8.776          6          33  6M LIBOR          36
     219,449.35    3.000     1.000   14.750    8.750         12          19  6M LIBOR          24
     186,181.70    3.000     1.000   13.250    7.250          6           5  6M LIBOR          36
     149,485.38    3.000     1.000   14.000    8.000         12          31  6M LIBOR          36
      88,852.40    3.000     1.000   16.250   10.250         12          17  6M LIBOR          24
      88,141.91    3.000     1.000   15.500    9.500          6          16  6M LIBOR          24
     251,900.05    3.000     1.000   13.875    7.875         12          21  6M LIBOR          24
     169,357.11    3.000     1.000   13.125    7.125          6          21  6M LIBOR          12
     518,084.30    3.000     1.000   13.331    7.331          6          21  6M LIBOR          12
     331,898.52    3.000     1.000   14.250    8.250          6          32  6M LIBOR          36
     800,000.00    3.000     1.000   14.875    8.875         12          56  6M LIBOR          12
   2,463,956.15    3.000     1.000   13.637    7.637         12          21  6M LIBOR          24
   1,179,657.90    3.000     1.000   14.153    8.153          6          21  6M LIBOR          24
   3,005,181.88    3.000     1.000   13.624    7.624          6          21  6M LIBOR          24
     277,864.46    3.000     1.000   13.250    7.250         12          21  6M LIBOR          36
     250,710.34    3.000     1.000   13.400    7.400          6          21  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

              GROUP II OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.



                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
   1,141,015.99     8.191     7.691       360        357             540             537         0          0      6.244
     218,369.21     8.880     8.380       360        357             540             537         0          0      6.125
     132,955.37     7.250     6.750       360        357             600             597         0          0      5.750
     179,915.76     7.380     6.880       360        357             540             537         0          0      6.125
      71,225.51     9.500     9.000       360        356             540             536         0          0      7.875
     316,738.88     7.999     7.499       360        355             360             355         0          0      6.999
     198,333.44     7.250     6.750       360        357             600             597         0          0      6.125
     157,438.92     9.990     9.490       360        355             540             535         0          0      7.990
     239,381.79     8.929     8.429       360        357             360             357         0          0      6.532
     111,155.11     6.750     6.250       360        357             600             597         0          0      6.125
     676,209.66     7.727     7.227       360        357             600             597         0          0      6.125
     471,161.52     7.250     6.750       360        357             360             357         0          0      6.125
     447,790.34     7.380     6.880       360        357             540             537         0          0      6.125
   1,717,091.80     7.984     7.484       360        353             480             473         0          0      6.865
   2,442,422.15     7.842     7.342       360        353             480             473         0          0      6.550
  15,116,037.25     7.733     7.233       360        355             540             535         0          0      6.340
  75,041,150.19     7.515     7.015       360        355             540             535         0          0      6.414
   4,806,299.13     7.861     7.361       360        355             540             535         0          0      6.581
   2,073,543.20     7.831     7.331       360        356             360             356         0          0      6.377
   7,543,776.19     7.847     7.347       360        355             360             355         0          0      6.255
     459,297.79     7.380     6.880       360        357             360             357         0          0      6.625
     267,124.25     8.291     7.791       360        351             360             351         0          0      7.037
   2,060,109.39     7.642     7.142       360        357             480             477         0          0      6.106
   1,867,452.06     7.236     6.736       360        357             540             537         0          0      6.125
   3,824,941.60     7.562     7.062       360        357             540             537         0          0      6.189
  13,320,241.07     7.649     7.149       360        357             600             597         0          0      6.175
  51,142,908.69     7.645     7.145       360        357             600             597         0          0      6.176
   2,358,893.01     7.634     7.134       360        357             600             597         0          0      6.258
     831,242.12     8.357     7.857       360        354             540             534         0          0      7.412
   1,677,787.37     8.732     8.232       360        353             540             533         0          0      7.745
  22,019,138.96     7.500     7.000       360        355             540             535         0          0      6.409
     551,823.22     7.380     6.880       360        357             600             597         0          0      6.125
     175,025.30     7.700     7.200       360        356             600             596         0          0      5.625
     491,692.79     6.637     6.137       360        357             600             597         0          0      6.125
      97,065.78     7.880     7.380       360        357             360             357         0          0      6.125
     661,127.35     7.602     7.102       360        356             360             356         0          0      6.308
     251,644.99     8.612     8.112       360        355             360             355         0          0      7.240
     164,673.71     6.990     6.490       360        357             480             477         0          0      6.125
   1,343,100.23     7.339     6.839       360        357             540             537         0          0      6.203



                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE      INDEX    EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
   1,141,015.99    3.000     1.000   14.190    8.190         12          33  6M LIBOR          36
     218,369.21    3.000     1.000   14.875    8.875          6          33  6M LIBOR          36
     132,955.37    3.000     1.000   13.250    7.250          6          57  6M LIBOR          36
     179,915.76    3.000     1.000   13.375    7.375          6          21  6M LIBOR          36
      71,225.51    3.000     1.000   15.500    9.500         12          20  6M LIBOR           6
     316,738.88    3.000     1.000   13.999    7.999          6          19  6M LIBOR          24
     198,333.44    3.000     1.000   13.250    7.250          6          21  6M LIBOR           6
     157,438.92    3.000     1.000   15.990    9.990         12          31  6M LIBOR           6
     239,381.79    3.000     1.000   14.924    8.924          6          33  6M LIBOR           6
     111,155.11    3.000     1.000   12.750    6.750          6          33  6M LIBOR          36
     676,209.66    3.000     1.000   13.725    7.725          6          21  6M LIBOR          24
     471,161.52    3.000     1.000   13.250    7.250          6          21  6M LIBOR          24
     447,790.34    3.000     1.000   13.375    7.375          6          21  6M LIBOR          24
   1,717,091.80    3.000     1.000   13.984    7.984         12          17  6M LIBOR          12
   2,442,422.15    3.000     1.000   13.842    7.842         12          17  6M LIBOR          24
  15,116,037.25    3.000     1.000   13.733    7.733         12          19  6M LIBOR          12
  75,041,150.19    3.000     1.000   13.515    7.515         12          19  6M LIBOR          24
   4,806,299.13    3.000     1.000   13.861    7.861         12          19  6M LIBOR          36
   2,073,543.20    3.000     1.000   13.780    7.780          6          20  6M LIBOR          12
   7,543,776.19    3.000     1.000   13.846    7.846          6          19  6M LIBOR          24
     459,297.79    3.000     1.000   13.375    7.375          6          21  6M LIBOR          36
     267,124.25    3.000     1.000   14.291    8.291          6          15  6M LIBOR           6
   2,060,109.39    3.000     1.000   13.639    7.639          6          21  6M LIBOR          24
   1,867,452.06    3.000     1.000   13.235    7.235          6          21  6M LIBOR          12
   3,824,941.60    3.000     1.000   13.560    7.560          6          21  6M LIBOR          24
  13,320,241.07    3.000     1.000   13.647    7.647          6          21  6M LIBOR          12
  51,142,908.69    3.000     1.000   13.641    7.641          6          21  6M LIBOR          24
   2,358,893.01    3.000     1.000   13.631    7.631          6          21  6M LIBOR          36
     831,242.12    3.000     1.000   14.356    8.356         12          30  6M LIBOR          12
   1,677,787.37    3.000     1.000   14.730    8.730         12          29  6M LIBOR          24
  22,019,138.96    3.000     1.000   13.498    7.498         12          31  6M LIBOR          36
     551,823.22    3.000     1.000   13.375    7.375         12          33  6M LIBOR          12
     175,025.30    3.000     1.000   13.700    7.700         12          32  6M LIBOR          24
     491,692.79    3.000     1.000   12.635    6.635         12          33  6M LIBOR          36
      97,065.78    3.000     1.000   13.875    7.875          6          33  6M LIBOR          24
     661,127.35    3.000     1.000   13.600    7.600          6          32  6M LIBOR          36
     251,644.99    3.000     1.000   14.612    8.612          6          31  6M LIBOR           6
     164,673.71    3.000     1.000   12.990    6.990          6          33  6M LIBOR          24
   1,343,100.23    3.000     1.000   13.337    7.337          6          33  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

              GROUP II OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                                 ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                               AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                                  NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
                     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
CURRENT BALANCE ($)   RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
-------------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
         379,928.95     6.950     6.450       360        357             600             597         0          0      6.125
       5,062,658.02     7.627     7.127       360        357             600             597         0          0      6.239
         394,086.95     7.125     6.625       360        355             540             535         0          0      6.125
       1,526,486.74     7.302     6.802       360        356             540             536         0          0      6.192
       1,091,470.33     7.394     6.894       360        356             600             596         0          0      6.125
         370,711.20     7.231     6.731       360        349             360             349         0          0      6.141
         493,874.54     7.990     7.490       360        357             600             597         0          0      6.875
         477,743.19     5.753     5.253       360        356             540             536         0          0      6.205
       2,080,000.00     7.731     7.231       360        356             240             240       120        116      2.250
         299,920.00     7.375     6.875       360        357             240             240       120        117      2.250
       2,166,348.47     7.637     7.137       360        357             240             240       120        117      2.250
      10,296,292.27     7.550     7.050       360        356             300             300        60         56      6.331
      48,520,160.57     7.265     6.765       360        355             300             300        60         55      6.207
       7,657,717.64     7.068     6.568       360        356             300             300        60         56      6.114
         738,192.99     6.807     6.307       360        356             300             300        60         56      5.923
         337,500.00     6.750     6.250       360        357             300             300        60         57      6.000
       2,649,592.00     7.034     6.534       360        355             300             300        60         55      6.151
         419,873.97     8.501     8.001       360        356             480             476         0          0      6.420
       6,280,208.07     8.211     7.711       360        356             540             536         0          0      6.637
       3,338,473.53     7.684     7.184       360        356             360             356         0          0      6.387
         319,147.57     9.880     9.380       360        357             480             477         0          0      6.625
       6,040,829.26     7.908     7.408       360        357             540             537         0          0      6.158
      20,749,238.93     7.499     6.999       360        357             600             597         0          0      6.187
         633,493.61     6.993     6.493       360        351             480             471         0          0      6.032
      12,121,009.40     8.251     7.751       360        354             540             534         0          0      6.843
         246,643.25     7.867     7.367       360        356             600             596         0          0      6.308
       4,201,491.32     8.086     7.586       360        356             360             356         0          0      6.699
         413,271.29     7.808     7.308       360        357             480             477         0          0      6.125
       2,396,199.74     7.494     6.994       360        357             540             537         0          0      6.367
       6,165,872.96     7.593     7.093       360        357             600             597         0          0      6.261
       6,366,051.66     7.371     6.871       360        357             360             357         0          0      2.849
       1,023,716.72     6.900     6.400       360        357             540             537         0          0      6.168
         316,065.33     6.805     6.305       360        357             600             597         0          0      6.359
       1,575,000.00     7.000     6.500       360        354             240             240       120        114      6.000
       2,013,708.89     7.606     7.106       360        357             240             240       120        117      2.250
       1,391,263.85     7.266     6.766       360        357             240             240       120        117      2.250

                                                                      NUMBER OF
                                                                       MONTHS               ORIGINAL
                     INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                       RATE                                 CHANGE      RATE               PREPAYMENT
                      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CURRENT BALANCE ($)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
         379,928.95    3.000     1.000   12.950    6.950          6          33  6M LIBOR          24
       5,062,658.02    3.000     1.000   13.600    7.600          6          33  6M LIBOR          36
         394,086.95    3.000     1.000   13.125    7.125         12          55  6M LIBOR          24
       1,526,486.74    3.000     1.000   13.302    7.302         12          56  6M LIBOR          36
       1,091,470.33    3.000     1.000   13.394    7.394         12          56  6M LIBOR          12
         370,711.20    3.000     1.000   13.228    7.228          6          49  6M LIBOR          36
         493,874.54    3.000     1.000   13.990    7.990          6          57  6M LIBOR          36
         477,743.19    3.000     1.000   11.750    5.750         12          80  6M LIBOR          36
       2,080,000.00    3.000     1.000   13.731    7.731         12          56  6M LIBOR          12
         299,920.00    3.000     1.000   12.875    6.875         12          57  6M LIBOR          24
       2,166,348.47    3.000     1.000   13.637    7.637         12          57  6M LIBOR          36
      10,296,292.27    3.000     1.000   13.549    7.549          6          20  6M LIBOR          12
      48,520,160.57    3.000     1.000   13.264    7.264          6          19  6M LIBOR          24
       7,657,717.64    3.000     1.000   13.067    7.067          6          20  6M LIBOR          36
         738,192.99    3.000     1.000   12.807    6.807          6          32  6M LIBOR          36
         337,500.00    3.000     1.000   12.750    6.750          6          57  6M LIBOR          24
       2,649,592.00    3.000     1.000   13.032    7.032          6          55  6M LIBOR          36
         419,873.97    3.000     1.000   14.498    8.498         12          20  6M LIBOR           0
       6,280,208.07    3.000     1.000   14.210    8.210         12          20  6M LIBOR           0
       3,338,473.53    3.000     1.000   13.682    7.682          6          20  6M LIBOR           0
         319,147.57    3.000     1.000   15.875    9.875          6          21  6M LIBOR           0
       6,040,829.26    3.000     1.000   13.905    7.905          6          21  6M LIBOR           0
      20,749,238.93    3.000     1.000   13.498    7.498          6          21  6M LIBOR           0
         633,493.61    3.000     1.000   12.993    6.993         12          27  6M LIBOR           0
      12,121,009.40    3.000     1.000   14.250    8.250         12          30  6M LIBOR           0
         246,643.25    3.000     1.000   13.864    7.864         12          32  6M LIBOR           0
       4,201,491.32    3.000     1.000   14.085    8.085          6          32  6M LIBOR           0
         413,271.29    3.000     1.000   13.808    7.808          6          33  6M LIBOR           0
       2,396,199.74    3.000     1.000   13.492    7.492          6          33  6M LIBOR           0
       6,165,872.96    3.000     1.000   13.590    7.590          6          33  6M LIBOR           0
       6,366,051.66    3.000     1.000   13.370    7.370          6          57  6M LIBOR           0
       1,023,716.72    3.000     1.000   12.898    6.898          6          57  6M LIBOR           0
         316,065.33    3.000     1.000   12.805    6.805          6          57  6M LIBOR           0
       1,575,000.00    3.000     1.000   13.000    7.000         12         114  6M LIBOR           0
       2,013,708.89    3.000     1.000   13.606    7.606         12          57  6M LIBOR           0
       1,391,263.85    3.000     1.000   13.266    7.266          6          57  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

              GROUP II OWNIT ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                                 ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                               AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                                  NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
                     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
CURRENT BALANCE ($)   RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
-------------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
      12,822,959.95     7.066     6.566       360        355             300             300        60         55      6.110
       1,269,561.70     7.064     6.564       360        356             300             300        60         56      4.980
       1,363,120.00     7.258     6.758       360        357             300             300        60         57      4.785

                                                                      NUMBER OF
                                                                       MONTHS               ORIGINAL
                     INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                       RATE                                 CHANGE      RATE               PREPAYMENT
                      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
CURRENT BALANCE ($)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
      12,822,959.95    3.000     1.000   13.065    7.065          6          19  6M LIBOR           0
       1,269,561.70    3.000     1.000   13.064    7.064          6          32  6M LIBOR           0
       1,363,120.00    3.000     1.000   13.257    7.257          6          57  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               GROUP II OPTION ONE ADJUSTABLE RATE MORTGAGE LOANS


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     164,575.87    10.250     9.950       360        354             360             354         0          0      5.850
   5,763,662.78     9.902     9.602       360        355             360             355         0          0      5.877
     156,100.96    10.525    10.225       360        356             360             356         0          0      6.100
     607,286.09     9.966     9.666       360        354             480             474         0          0      5.850
   4,004,731.10     9.807     9.507       360        355             480             475         0          0      5.906
     167,906.45     9.530     9.230       360        356             480             476         0          0      5.850
      79,799.26    10.280     9.980       360        356             360             356         0          0      6.100
     254,275.32    10.875    10.575       360        355             480             475         0          0      5.850
     261,751.73     9.990     9.690       360        355             480             475         0          0      5.850
     122,819.48     9.925     9.625       360        356             480             476         0          0      5.060
     384,675.00     9.939     9.639       360        355             300             300        60         55      6.126
     450,901.37     9.525     9.225       360        355             360             355         0          0      5.850
   2,490,591.75     9.724     9.424       360        356             360             356         0          0      5.829
     846,558.39     9.082     8.782       360        355             480             475         0          0      5.850
     377,272.48    10.200     9.900       360        355             480             475         0          0      5.850
     275,000.00     9.580     9.280       360        355             300             300        60         55      5.850
   1,744,164.00     9.094     8.794       360        355             300             300        60         55      5.865
   2,035,682.94    10.062     9.762       360        355             360             355         0          0      5.897
     178,405.50    10.625    10.325       360        355             480             475         0          0      5.850
     549,164.13    10.500    10.200       360        355             360             355         0          0      6.250
     680,690.06     8.780     8.480       360        355             360             355         0          0      5.850
     284,593.59     9.700     9.400       360        356             360             356         0          0      5.850
   2,186,252.95     8.720     8.420       360        355             480             475         0          0      5.842
     549,203.19     9.625     9.325       360        356             360             356         0          0      5.600
     541,455.05     8.250     7.950       360        356             360             356         0          0      5.850
     521,782.24     7.400     7.100       360        355             480             475         0          0      5.850
   3,002,330.00     8.427     8.127       360        356             300             300        60         56      5.784
     779,450.00     7.620     7.320       360        356             300             300        60         56      5.850
   9,659,027.27     9.730     9.430       360        356             360             356         0          0      5.870
  19,679,791.83     8.599     8.299       360        356             480             476         0          0      5.752
  14,352,631.41     8.003     7.703       360        355             300             300        60         55      5.668
     500,000.00     8.700     8.400       360        356             300             300        60         56      5.600
      55,046.66    11.500    11.200       360        356             360             356         0          0      5.600
     107,816.66    10.275     9.975       360        355             360             355         0          0      5.850
     472,477.19     7.550     7.250       360        355             480             475         0          0      5.850
     777,516.25     7.401     7.101       360        355             360             355         0          0      5.850

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE      INDEX    EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     164,575.87    3.000     1.000   16.250   10.250          6          18  6M LIBOR          12
   5,763,662.78    3.000     1.000   15.870    9.902          6          19  6M LIBOR          24
     156,100.96    3.000     1.000   16.525   10.525          6          20  6M LIBOR          36
     607,286.09    3.000     1.000   15.966    9.966          6          18  6M LIBOR          12
   4,004,731.10    3.000     1.000   15.807    9.807          6          19  6M LIBOR          24
     167,906.45    3.000     1.000   15.530    9.530          6          20  6M LIBOR          36
      79,799.26    3.000     1.000   16.280   10.280          6          32  6M LIBOR          36
     254,275.32    3.000     1.000   16.875   10.875          6          31  6M LIBOR          12
     261,751.73    3.000     1.000   15.990    9.990          6          31  6M LIBOR          30
     122,819.48    3.000     1.000   15.925    9.925          6          32  6M LIBOR          36
     384,675.00    3.000     1.000   15.939    9.939          6          19  6M LIBOR          24
     450,901.37    3.000     1.000   15.525    9.525          6          19  6M LIBOR          12
   2,490,591.75    3.000     1.000   15.724    9.724          6          20  6M LIBOR          24
     846,558.39    3.000     1.000   15.082    9.082          6          19  6M LIBOR          12
     377,272.48    3.000     1.000   16.200   10.200          6          19  6M LIBOR          24
     275,000.00    3.000     1.000   15.580    9.580          6          19  6M LIBOR          12
   1,744,164.00    3.000     1.000   15.094    9.094          6          19  6M LIBOR          24
   2,035,682.94    3.000     1.000   16.062   10.062          6          19  6M LIBOR          24
     178,405.50    3.000     1.000   16.625   10.625          6          19  6M LIBOR          24
     549,164.13    3.000     1.000   16.500   10.500          6          19  6M LIBOR          12
     680,690.06    3.000     1.000   14.780    8.780          6          19  6M LIBOR          24
     284,593.59    3.000     1.000   15.700    9.700          6          20  6M LIBOR          12
   2,186,252.95    3.000     1.000   14.720    8.720          6          19  6M LIBOR          12
     549,203.19    3.000     1.000   15.625    9.625          6          32  6M LIBOR          12
     541,455.05    3.000     1.000   14.250    8.250          6          56  6M LIBOR          12
     521,782.24    3.000     1.000   13.400    7.400          6          55  6M LIBOR          12
   3,002,330.00    3.000     1.000   14.427    8.427          6          20  6M LIBOR          12
     779,450.00    3.000     1.000   13.620    7.620          6          56  6M LIBOR          12
   9,659,027.27    3.000     1.000   15.730    9.730          6          20  6M LIBOR          24
  19,679,791.83    3.000     1.000   14.574    8.599          6          20  6M LIBOR          24
  14,352,631.41    3.000     1.000   14.003    8.003          6          19  6M LIBOR          24
     500,000.00    3.000     1.000   14.700    8.700          6          56  6M LIBOR          24
      55,046.66    3.000     1.000   17.500   11.500          6          20  6M LIBOR          36
     107,816.66    3.000     1.000   16.275   10.275          6          31  6M LIBOR          36
     472,477.19    3.000     1.000   13.550    7.550          6          31  6M LIBOR          36
     777,516.25    3.000     1.000   13.401    7.401          6          55  6M LIBOR          36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

            GROUP II OPTION ONE ADJUSTABLE RATE MORTGAGE LOANS, CONT.


                                                             ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                           AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                              NET    ORIGINAL  REMAINING       TERM            TERM         ONLY       ONLY
CURRENT BALANCE  MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
      ($)         RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
---------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
     610,713.59     7.719     7.419       360        356             480             476         0          0      5.850
   1,746,992.00     7.297     6.997       360        355             300             300        60         55      5.793
     715,496.07     8.964     8.664       360        354             360             354         0          0      5.850
  11,942,210.21    10.180     9.880       360        355             360             355         0          0      5.936
   6,389,385.65     8.826     8.526       360        355             480             475         0          0      5.893
  12,356,828.52     8.861     8.561       360        355             480             475         0          0      5.867
      50,291.49    12.000    11.700       360        355             360             355         0          0      4.000
     510,919.29     7.237     6.937       360        355             480             475         0          0      5.974
   4,029,631.00     8.502     8.202       360        355             300             300        60         55      5.850
  29,691,023.09     8.080     7.780       360        355             300             300        60         55      5.876
     695,400.00     8.300     8.000       360        355             300             300        60         55      5.850
   3,587,902.00     7.200     6.900       360        355             300             300        60         55      5.850
  13,338,248.10     9.702     9.402       360        355             360             355         0          0      5.932
  11,039,821.00     8.522     8.222       360        356             480             476         0          0      5.862
     125,647.04     9.950     9.650       360        355             360             355         0          0      5.850
     304,751.61     9.200     8.900       360        355             480             475         0          0      5.850
     154,727.17    12.400    12.100       360        356             360             356         0          0      5.800
     582,311.57     7.930     7.630       360        355             480             475         0          0      5.850
   9,508,392.51     8.793     8.493       360        355             300             300        60         55      5.815
     350,000.00     8.690     8.390       360        354             300             300        60         54      5.850
     391,750.00     9.090     8.790       360        356             300             300        60         56      5.850

                                                                  NUMBER OF
                                                                   MONTHS               ORIGINAL
                 INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                   RATE                                 CHANGE      RATE               PREPAYMENT
CURRENT BALANCE   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
      ($)         CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE      INDEX    EXPIRATION
---------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
     610,713.59    3.000     1.000   13.719    7.719          6          56  6M LIBOR          36
   1,746,992.00    3.000     1.000   13.297    7.297          6          55  6M LIBOR          36
     715,496.07    3.000     1.000   14.964    8.964          6          18  6M LIBOR          12
  11,942,210.21    3.000     1.000   16.180   10.180          6          19  6M LIBOR          24
   6,389,385.65    3.000     1.000   14.826    8.826          6          19  6M LIBOR          12
  12,356,828.52    3.000     1.000   14.861    8.861          6          19  6M LIBOR          24
      50,291.49    3.000     1.000   18.000   12.000          6          31  6M LIBOR          36
     510,919.29    3.000     1.000   13.237    7.237          6          55  6M LIBOR          36
   4,029,631.00    3.000     1.000   14.502    8.502          6          19  6M LIBOR          12
  29,691,023.09    3.000     1.000   14.080    8.080          6          19  6M LIBOR          24
     695,400.00    3.000     1.000   14.300    8.300          6          55  6M LIBOR          24
   3,587,902.00    3.000     1.000   13.200    7.200          6          55  6M LIBOR          36
  13,338,248.10    3.000     1.000   15.642    9.702          6          19  6M LIBOR           0
  11,039,821.00    3.000     1.000   14.522    8.522          6          20  6M LIBOR           0
     125,647.04    3.000     1.000   15.950    9.950          6          31  6M LIBOR           0
     304,751.61    3.000     1.000   15.200    9.200          6          31  6M LIBOR           0
     154,727.17    3.000     1.000   18.400   12.400          6          56  6M LIBOR           0
     582,311.57    3.000     1.000   13.930    7.930          6          55  6M LIBOR           0
   9,508,392.51    3.000     1.000   14.793    8.793          6          19  6M LIBOR           0
     350,000.00    3.000     1.000   14.690    8.690          6          30  6M LIBOR           0
     391,750.00    3.000     1.000   15.090    9.090          6          56  6M LIBOR           0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-1 CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
1         03/30/07   04/25/07   432,262,000              8.921             10.750
2         04/25/07   05/25/07   425,657,065              7.698             10.750
3         05/25/07   06/25/07   417,816,657              7.440             10.750
4         06/25/07   07/25/07   408,759,146              7.696             10.750
5         07/25/07   08/25/07   398,517,119              7.439             10.750
6         08/25/07   09/25/07   387,148,999              7.438             10.750

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-2 CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
1         03/30/07   04/25/07   502,559,000              8.525             10.260
2         04/25/07   05/25/07   494,725,147              7.356             10.260
3         05/25/07   06/25/07   485,421,425              7.110             10.260
4         06/25/07   07/25/07   474,666,308              7.355             10.260
5         07/25/07   08/25/07   462,492,214              7.109             10.260
6         08/25/07   09/25/07   448,990,243              7.110             10.260

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
1         03/30/07   04/25/07   244,479,000              7.678              9.225
2         04/25/07   05/25/07   244,479,000              6.484              9.225
3         05/25/07   06/25/07   244,479,000              6.233              9.225
4         06/25/07   07/25/07   244,479,000              6.482              9.225
5         07/25/07   08/25/07   244,479,000              6.231              9.225
6         08/25/07   09/25/07   244,479,000              6.231              9.225

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
1         03/30/07   04/25/07             0               N/A
2         04/25/07   05/25/07             0               N/A
3         05/25/07   06/25/07             0               N/A
4         06/25/07   07/25/07             0               N/A
5         07/25/07   08/25/07             0               N/A
6         08/25/07   09/25/07             0               N/A
7         09/25/07   10/25/07   997,020,580             5.000
8         10/25/07   11/25/07   959,373,850             5.000
9         11/25/07   12/25/07   919,189,168             5.000
10        12/25/07   01/25/08   879,041,460             5.000
11        01/25/08   02/25/08   841,618,866             5.000
12        02/25/08   03/25/08   807,329,372             5.000
13        03/25/08   04/25/08   775,477,098             5.000
14        04/25/08   05/25/08   745,645,149             5.000
15        05/25/08   06/25/08   717,482,386             5.000
16        06/25/08   07/25/08   690,544,398             5.000
17        07/25/08   08/25/08   664,999,751             5.000
18        08/25/08   09/25/08   638,795,664             5.000
19        09/25/08   10/25/08   597,629,072             5.000
20        10/25/08   11/25/08   549,645,809             5.000
21        11/25/08   12/25/08   497,641,094             5.000
22        12/25/08   01/25/09   439,597,656             5.000
23        01/25/09   02/25/09   397,386,071             5.000
24        02/25/09   03/25/09   365,111,983             5.000
25        03/25/09   04/25/09   341,741,717             5.000
26        04/25/09   05/25/09   322,099,814             5.000
27        05/25/09   06/25/09   304,766,888             5.000
28        06/25/09   07/25/09   288,662,681             5.000
29        07/25/09   08/25/09   273,274,793             5.000
30        08/25/09   09/25/09   257,427,616             5.000

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
31        09/25/09   10/25/09   256,614,787             5.000
32        10/25/09   11/25/09   251,069,507             5.000
33        11/25/09   12/25/09   235,249,588             5.000
34        12/25/09   01/25/10   218,871,952             5.000
35        01/25/10   02/25/10   204,944,998             5.000
36        02/25/10   03/25/10   192,999,553             5.000
37        03/25/10   04/25/10   182,422,812             5.000
38        04/25/10   05/25/10   172,812,781             5.000
39        05/25/10   06/25/10   164,015,273             5.000
40        06/25/10   07/25/10   155,816,026             5.000
41        07/25/10   08/25/10   148,243,605             5.000
42        08/25/10   09/25/10   141,164,469             5.000
43        09/25/10   10/25/10   134,491,489             5.000
44        10/25/10   11/25/10   128,162,657             5.000
45        11/25/10   12/25/10   122,130,736             5.000
46        12/25/10   01/25/11   116,423,636             5.000
47        01/25/11   02/25/11   111,075,514             5.000
48        02/25/11   03/25/11   106,134,223             5.000
49        03/25/11   04/25/11   101,413,838             5.000
50        04/25/11   05/25/11    97,121,298             5.000
51        05/25/11   06/25/11    93,096,070             5.000
52        06/25/11   07/25/11    89,206,510             5.000
53        07/25/11   08/25/11    85,673,473             5.000
54        08/25/11   09/25/11    82,117,032             5.000
55        09/25/11   10/25/11    78,762,963             5.000
56        10/25/11   11/25/11    75,584,401             5.000
57        11/25/11   12/25/11    72,587,940             5.000
58        12/25/11   01/25/12    69,735,587             5.000
59        01/25/12   02/25/12    67,035,446             5.000
60        02/25/12   03/25/12    64,485,204             5.000

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                              CAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
1         03/30/07   04/25/07             0               N/A
2         04/25/07   05/25/07             0               N/A
3         05/25/07   06/25/07             0               N/A
4         06/25/07   07/25/07             0               N/A
5         07/25/07   08/25/07             0               N/A
6         08/25/07   09/25/07             0               N/A
7         09/25/07   10/25/07    18,691,468             5.322
8         10/25/07   11/25/07    22,317,960             5.322
9         11/25/07   12/25/07    26,072,754             5.322
10        12/25/07   01/25/08    29,727,751             5.322
11        01/25/08   02/25/08    32,872,946             5.322
12        02/25/08   03/25/08    35,508,427             5.322
13        03/25/08   04/25/08    37,775,279             5.322
14        04/25/08   05/25/08    39,746,380             5.322
15        05/25/08   06/25/08    41,477,981             5.322
16        06/25/08   07/25/08    43,044,396             5.322
17        07/25/08   08/25/08    44,418,380             5.322
18        08/25/08   09/25/08    45,795,275             5.322
19        09/25/08   10/25/08    49,604,301             5.322
20        10/25/08   11/25/08    54,841,858             5.322
21        11/25/08   12/25/08    59,522,924             5.322
22        12/25/08   01/25/09    65,989,975             5.322
23        01/25/09   02/25/09    68,212,053             5.322
24        02/25/09   03/25/09    68,230,686             5.322
25        03/25/09   04/25/09    67,483,690             5.322
26        04/25/09   05/25/09    66,387,655             5.322
27        05/25/09   06/25/09    65,128,935             5.322
28        06/25/09   07/25/09    63,764,257             5.322
29        07/25/09   08/25/09    62,376,218             5.322
30        08/25/09   09/25/09    61,107,848             5.322

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
31        09/25/09   10/25/09    43,773,013             5.322
32        10/25/09   11/25/09    31,521,889             5.322
33        11/25/09   12/25/09    29,369,828             5.322
34        12/25/09   01/25/10    37,742,834             5.322
35        01/25/10   02/25/10    51,669,789             5.322
36        02/25/10   03/25/10    51,868,979             5.322
37        03/25/10   04/25/10    50,531,798             5.322
38        04/25/10   05/25/10    49,167,341             5.322
39        05/25/10   06/25/10    47,835,564             5.322
40        06/25/10   07/25/10    46,515,005             5.322
41        07/25/10   08/25/10    45,229,010             5.322
42        08/25/10   09/25/10    43,969,739             5.322
43        09/25/10   10/25/10    42,737,816             5.322
44        10/25/10   11/25/10    41,526,749             5.322
45        11/25/10   12/25/10    40,333,398             5.322
46        12/25/10   01/25/11    39,165,104             5.322
47        01/25/11   02/25/11    37,983,510             5.322
48        02/25/11   03/25/11    36,747,470             5.322
49        03/25/11   04/25/11    35,641,028             5.322
50        04/25/11   05/25/11    34,393,759             5.322
51        05/25/11   06/25/11    33,150,273             5.322
52        06/25/11   07/25/11    32,028,817             5.322
53        07/25/11   08/25/11    30,793,478             5.322
54        08/25/11   09/25/11    29,804,629             5.322
55        09/25/11   10/25/11    28,825,711             5.322
56        10/25/11   11/25/11    27,861,096             5.322
57        11/25/11   12/25/11    26,913,635             5.322
58        12/25/11   01/25/12    25,991,891             5.322
59        01/25/12   02/25/12    25,090,534             5.322
60        02/25/12   03/25/12    24,212,374             5.322

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
1          4/25/2007             9.171            9.171
2          5/25/2007             7.948           11.000
3          6/25/2007             7.690           11.000
4          7/25/2007             7.946           11.000
5          8/25/2007             7.689           11.000
6          9/25/2007             7.688           11.000
7         10/25/2007             7.943           21.715
8         11/25/2007             7.686           21.498
9         12/25/2007             7.942           21.471
10         1/25/2008             7.686           21.204
11         2/25/2008             7.660           21.041
12         3/25/2008             8.188           21.173
13         4/25/2008             7.660           20.826
14         5/25/2008             7.915           20.862
15         6/25/2008             7.660           20.660
16         7/25/2008             7.915           20.711
17         8/25/2008             7.660           20.520
18         9/25/2008             7.664           20.441
19        10/25/2008             7.951           20.409
20        11/25/2008             8.301           20.803
21        12/25/2008             8.905           20.976
22         1/25/2009             9.113           20.743
23         2/25/2009             9.099           20.359
24         3/25/2009            10.044           20.708
25         4/25/2009             9.091           19.809

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
26         5/25/2009             9.401           20.003
27         6/25/2009             9.141           19.716
28         7/25/2009             9.551           19.943
29         8/25/2009             9.236           19.535
30         9/25/2009             9.233           19.337
31        10/25/2009             9.549           19.360
32        11/25/2009             9.418           19.224
33        12/25/2009             9.825           19.382
34         1/25/2010             9.599           19.365
35         2/25/2010             9.589           19.625
36         3/25/2010            10.591           20.363
37         4/25/2010             9.573           19.317
38         5/25/2010             9.885           19.615
39         6/25/2010             9.577           19.323
40         7/25/2010             9.906           19.658
41         8/25/2010             9.577           19.238
42         9/25/2010             9.568           19.123
43        10/25/2010             9.898           19.332
44        11/25/2010             9.596           19.041
45        12/25/2010             9.907           19.268
46         1/25/2011             9.582           18.888
47         2/25/2011             9.571           18.782
48         3/25/2011            10.571           19.668
49         4/25/2011             9.550           18.588
50         5/25/2011             9.857           18.809

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
51         6/25/2011             9.529           18.440
52         7/25/2011             9.836           18.688
53         8/25/2011             9.508           18.296
54         9/25/2011             9.497           18.216
55        10/25/2011             9.806           18.468
56        11/25/2011             9.503           18.217
57        12/25/2011             9.833           18.489
58         1/25/2012             9.525           18.128
59         2/25/2012             9.513           18.057
60         3/25/2012            10.157           18.639
61         4/25/2012             9.490           11.049
62         5/25/2012             9.796           11.403
63         6/25/2012             9.472           11.022
64         7/25/2012             9.781           11.373
65         8/25/2012             9.453           10.984
66         9/25/2012             9.441           10.963
67        10/25/2012             9.744           11.323
68        11/25/2012             9.419           10.969
69        12/25/2012             9.721           11.321
70         1/25/2013             9.397           10.943
71         2/25/2013             9.384           10.920
72         3/25/2013            10.376           12.064
73         4/25/2013             9.360           10.874
74         5/25/2013             9.659           11.219

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group I Net Mortgage Rates in effect on the related due date and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty and (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payments received from the Cap Provider and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                       CLASS A-2 AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
1          4/25/2007             8.765            8.765
2          5/25/2007             7.596           10.500
3          6/25/2007             7.350           10.500
4          7/25/2007             7.595           10.500
5          8/25/2007             7.349           10.500
6          9/25/2007             7.350           10.500
7         10/25/2007             7.595           21.366
8         11/25/2007             7.350           21.161
9         12/25/2007             7.595           21.124
10         1/25/2008             7.351           20.870
11         2/25/2008             7.325           20.706
12         3/25/2008             7.832           20.817
13         4/25/2008             7.327           20.493
14         5/25/2008             7.572           20.519
15         6/25/2008             7.329           20.329
16         7/25/2008             7.575           20.371
17         8/25/2008             7.332           20.191
18         9/25/2008             7.349           20.127
19        10/25/2008             7.600           20.061
20        11/25/2008             8.444           20.858
21        12/25/2008             9.023           21.009
22         1/25/2009             9.248           20.795
23         2/25/2009             9.241           20.421
24         3/25/2009            10.208           20.784
25         4/25/2009             9.237           19.876

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
26         5/25/2009             9.647           20.169
27         6/25/2009             9.367           19.867
28         7/25/2009             9.823           20.113
29         8/25/2009             9.505           19.706
30         9/25/2009             9.514           19.522
31        10/25/2009             9.818           19.523
32        11/25/2009             9.750           19.513
33        12/25/2009            10.121           19.625
34         1/25/2010             9.885           19.607
35         2/25/2010             9.880           19.874
36         3/25/2010            10.917           20.647
37         4/25/2010             9.871           19.571
38         5/25/2010            10.195           19.978
39         6/25/2010             9.869           19.657
40         7/25/2010            10.219           20.020
41         8/25/2010             9.885           19.597
42         9/25/2010             9.882           19.495
43        10/25/2010            10.222           19.719
44        11/25/2010             9.939           19.465
45        12/25/2010            10.266           19.702
46         1/25/2011             9.933           19.315
47         2/25/2011             9.927           19.218
48         3/25/2011            10.971           20.159
49         4/25/2011             9.916           19.038
50         5/25/2011            10.242           19.281

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
51         6/25/2011             9.905           18.889
52         7/25/2011            10.230           19.161
53         8/25/2011             9.894           18.762
54         9/25/2011             9.889           18.697
55        10/25/2011            10.212           18.969
56        11/25/2011             9.927           18.771
57        12/25/2011            10.272           19.080
58         1/25/2012             9.956           18.750
59         2/25/2012             9.949           18.686
60         3/25/2012            10.628           19.322
61         4/25/2012             9.936           11.696
62         5/25/2012            10.272           12.086
63         6/25/2012             9.934           11.687
64         7/25/2012            10.261           12.078
65         8/25/2012             9.923           11.675
66         9/25/2012             9.916           11.663
67        10/25/2012            10.239           12.053
68        11/25/2012             9.903           11.691
69        12/25/2012            10.229           12.077
70         1/25/2013             9.893           11.695
71         2/25/2013             9.885           11.680
72         3/25/2013            10.936           12.914
73         4/25/2013             9.870           11.649
74         5/25/2013            10.191           12.035

(1) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty and (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payments received from the Cap Provider and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

               SUBORDINATE CERTIFICATES AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
1          4/25/2007             8.953            8.953
2          5/25/2007             7.759           10.500
3          6/25/2007             7.508           10.500
4          7/25/2007             7.757           10.500
5          8/25/2007             7.506           10.500
6          9/25/2007             7.506           10.500
7         10/25/2007             7.756           21.527
8         11/25/2007             7.506           21.317
9         12/25/2007             7.756           21.284
10         1/25/2008             7.506           21.025
11         2/25/2008             7.480           20.861
12         3/25/2008             7.996           20.982
13         4/25/2008             7.481           20.647
14         5/25/2008             7.731           20.677
15         6/25/2008             7.482           20.483
16         7/25/2008             7.732           20.528
17         8/25/2008             7.484           20.343
18         9/25/2008             7.495           20.272
19        10/25/2008             7.763           20.222
20        11/25/2008             8.377           20.833
21        12/25/2008             8.968           20.994
22         1/25/2009             9.186           20.771
23         2/25/2009             9.176           20.393
24         3/25/2009            10.132           20.749
25         4/25/2009             9.170           19.845

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
26         5/25/2009             9.533           20.092
27         6/25/2009             9.262           19.797
28         7/25/2009             9.697           20.034
29         8/25/2009             9.381           19.627
30         9/25/2009             9.384           19.436
31        10/25/2009             9.694           19.448
32        11/25/2009             9.596           19.379
33        12/25/2009             9.984           19.513
34         1/25/2010             9.752           19.495
35         2/25/2010             9.746           19.759
36         3/25/2010            10.766           20.516
37         4/25/2010             9.733           19.454
38         5/25/2010            10.052           19.810
39         6/25/2010             9.734           19.502
40         7/25/2010            10.074           19.852
41         8/25/2010             9.742           19.431
42         9/25/2010             9.737           19.323
43        10/25/2010            10.072           19.540
44        11/25/2010             9.780           19.269
45        12/25/2010            10.100           19.501
46         1/25/2011             9.770           19.118
47         2/25/2011             9.763           19.016
48         3/25/2011            10.787           19.932
49         4/25/2011             9.747           18.831
50         5/25/2011            10.064           19.063

                         AVAIL. FUNDS     AVAIL. FUNDS
PERIOD   PAYMENT DATE   CAP (%) (1)(2)   CAP (%) (1)(3)
------   ------------   --------------   --------------
51         6/25/2011             9.732           18.682
52         7/25/2011            10.048           18.943
53         8/25/2011             9.716           18.547
54         9/25/2011             9.708           18.475
55        10/25/2011            10.026           18.739
56        11/25/2011             9.733           18.516
57        12/25/2011            10.071           18.809
58         1/25/2012             9.759           18.465
59         2/25/2012             9.750           18.399
60         3/25/2012            10.413           19.010
61         4/25/2012             9.732           11.401
62         5/25/2012            10.055           11.775
63         6/25/2012             9.724           11.384
64         7/25/2012            10.043           11.758
65         8/25/2012             9.710           11.361
66         9/25/2012             9.701           11.345
67        10/25/2012            10.015           11.723
68        11/25/2012             9.684           11.365
69        12/25/2012            10.000           11.736
70         1/25/2013             9.669           11.356
71         2/25/2013             9.660           11.338
72         3/25/2013            10.685           12.533
73         4/25/2013             9.641           11.302
74         5/25/2013             9.953           11.670

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.3220% and 5.3240%, respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payments received from the Cap Provider and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                         DISCOUNT MARGIN TABLE (TO CALL)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
    DISCOUNT MARGIN         25              25              25              25              25
          WAL (YRS)       23.91            2.65            1.98            1.12            0.86
      MOD DUR (YRS)       12.55            2.32            1.79            1.07            0.83
   PRINCIPAL WINDOW   04/07 - 12/36   04/07 - 02/15   04/07 - 05/13   04/07 - 06/09   04/07 - 11/08

CLASS A-2A
PRICE = 100.0000%
    DISCOUNT MARGIN         14              14              14              14              14
          WAL (YRS)       20.87            1.19            1.00            0.71            0.54
      MOD DUR (YRS)       11.83            1.13            0.96            0.68            0.53
   PRINCIPAL WINDOW   04/07 - 10/35   04/07 - 06/09   04/07 - 01/09   04/07 - 07/08   04/07 - 03/08

CLASS A-2B
PRICE = 100.0000%
    DISCOUNT MARGIN         20              20              20              20              20
          WAL (YRS)       29.31            2.55            2.00            1.48            1.09
      MOD DUR (YRS)       14.26            2.35            1.88            1.41            1.05
   PRINCIPAL WINDOW   10/35 - 10/36   06/09 - 02/10   01/09 - 06/09   07/08 - 10/08   03/08 - 06/08

CLASS A-2C
PRICE = 100.0000%
    DISCOUNT MARGIN         28              28              28              28              28
          WAL (YRS)       29.64            5.01            3.15            1.74            1.41
      MOD DUR (YRS)       14.19            4.28            2.83            1.65            1.34
   PRINCIPAL WINDOW   10/36 - 12/36   02/10 - 01/15   06/09 - 03/13   10/08 - 02/09   06/08 - 10/08

CLASS A-2D
PRICE = 100.0000%
    DISCOUNT MARGIN         38              38              38              38              38
          WAL (YRS)       29.74            7.90            6.15            2.06            1.59
      MOD DUR (YRS)       14.05            6.28            5.12            1.92            1.51
   PRINCIPAL WINDOW   12/36 - 12/36   01/15 - 02/15   03/13 - 05/13   02/09 - 05/09   10/08 - 11/08

CLASS M-1
PRICE = 100.0000%
    DISCOUNT MARGIN         50              50              50              50              50
          WAL (YRS)       29.51            3.59            3.96            3.46            2.11
      MOD DUR (YRS)       13.82            3.20            3.49            3.09            1.96
   PRINCIPAL WINDOW   04/36 - 10/36   07/10 - 06/11   11/10 - 07/11   04/10 - 11/10   02/09 - 06/09

CLASS M-2
PRICE = 100.0000%
    DISCOUNT MARGIN         60              60              60              60              60
          WAL (YRS)       29.66            5.58            4.77            3.65            2.24
      MOD DUR (YRS)       13.69            4.67            4.10            3.24            2.07
   PRINCIPAL WINDOW   10/36 - 12/36   06/11 - 09/14   07/11 - 01/13   11/10 - 11/10   06/09 - 06/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS M-3
PRICE = 100.0000%
    DISCOUNT MARGIN         95              95              95              95              95
          WAL (YRS)       29.74            7.88            6.13            3.65            2.24
      MOD DUR (YRS)       13.18            6.12            5.01            3.22            2.06
   PRINCIPAL WINDOW   12/36 - 12/36   09/14 - 02/15   01/13 - 05/13   11/10 - 11/10   06/09 - 06/09

CLASS M-4
PRICE = 100.0000%
    DISCOUNT MARGIN        150             150             150             150             150
          WAL (YRS)       29.62            5.24            4.44            3.17            1.97
      MOD DUR (YRS)       12.41            4.25            3.74            2.80            1.81
   PRINCIPAL WINDOW   04/36 - 12/36   06/10 - 02/15   09/10 - 05/13   02/10 - 11/10   01/09 - 06/09

CLASS M-5
PRICE = 100.0000%
    DISCOUNT MARGIN        175             175             175             175             175
          WAL (YRS)       29.62            5.24            4.39            3.06            1.92
      MOD DUR (YRS)       12.08            4.21            3.67            2.70            1.77
   PRINCIPAL WINDOW   04/36 - 12/36   06/10 - 02/15   08/10 - 05/13   12/09 - 11/10   01/09 - 06/09

CLASS M-6
PRICE = 100.0000%
    DISCOUNT MARGIN        200             200             200             200             200
          WAL (YRS)       29.62            5.22            4.35            2.97            1.91
      MOD DUR (YRS)       11.77            4.17            3.62            2.61            1.75
   PRINCIPAL WINDOW   04/36 - 12/36   05/10 - 02/15   07/10 - 05/13   11/09 - 11/10   12/08 - 06/09

CLASS B-1
PRICE = 95.1596%
    DISCOUNT MARGIN        257             332             350             404             496
          WAL (YRS)       29.62            5.22            4.32            2.90            1.87
      MOD DUR (YRS)       11.20            4.07            3.53            2.52            1.69
   PRINCIPAL WINDOW   04/36 - 12/36   05/10 - 02/15   06/10 - 05/13   10/09 - 11/10   12/08 - 06/09

CLASS B-2
PRICE = 88.5653%
    DISCOUNT MARGIN        321             504             550             688             906
          WAL (YRS)       29.62            5.22            4.29            2.85            1.87
      MOD DUR (YRS)       10.64            3.97            3.42            2.42            1.64
   PRINCIPAL WINDOW   04/36 - 12/36   04/10 - 02/15   06/10 - 05/13   09/09 - 11/10   12/08 - 06/09

CLASS B-3
PRICE = 78.3656%
    DISCOUNT MARGIN        437             806             900            1,184           1,612
          WAL (YRS)       29.62            5.20            4.27            2.81            1.87
      MOD DUR (YRS)        9.68            3.77            3.27            2.30            1.58
   PRINCIPAL WINDOW   04/36 - 12/36   04/10 - 02/15   05/10 - 05/13   08/09 - 11/10   12/08 - 06/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2


                      DISCOUNT MARGIN TABLE (TO MATURITY)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
    DISCOUNT MARGIN         25              27              27              25              25
          WAL (YRS)       23.91            2.97            2.25            1.12            0.86
      MOD DUR (YRS)       12.55            2.49            1.95            1.07            0.83
   PRINCIPAL WINDOW   04/07 - 12/36   04/07 - 08/26   04/07 - 08/22   04/07 - 06/09   04/07 - 11/08

CLASS A-2A
PRICE = 100.0000%
    DISCOUNT MARGIN         14              14              14              14              14
          WAL (YRS)       20.87            1.19            1.00            0.71            0.54
      MOD DUR (YRS)       11.83            1.13            0.96            0.68            0.53
   PRINCIPAL WINDOW   04/07 - 10/35   04/07 - 06/09   04/07 - 01/09   04/07 - 07/08   04/07 - 03/08

CLASS A-2B
PRICE = 100.0000%
    DISCOUNT MARGIN         20              20              20              20              20
          WAL (YRS)       29.31            2.55            2.00            1.48            1.09
      MOD DUR (YRS)       14.26            2.35            1.88            1.41            1.05
   PRINCIPAL WINDOW   10/35 - 10/36   06/09 - 02/10   01/09 - 06/09   07/08 - 10/08   03/08 - 06/08

CLASS A-2C
PRICE = 100.0000%
    DISCOUNT MARGIN         28              28              28              28              28
          WAL (YRS)       29.64            5.01            3.15            1.74            1.41
      MOD DUR (YRS)       14.19            4.28            2.83            1.65            1.34
   PRINCIPAL WINDOW   10/36 - 12/36   02/10 - 01/15   06/09 - 03/13   10/08 - 02/09   06/08 - 10/08

CLASS A-2D
PRICE = 100.0000%
    DISCOUNT MARGIN         38              45              45              38              38
          WAL (YRS)       29.74           10.54            8.01            2.06            1.59
      MOD DUR (YRS)       14.05            7.73            6.30            1.92            1.51
   PRINCIPAL WINDOW   12/36 - 12/36   01/15 - 11/23   03/13 - 08/19   02/09 - 05/09   10/08 - 11/08

CLASS M-1
PRICE = 100.0000%
    DISCOUNT MARGIN         50              50              50              50              50
          WAL (YRS)       29.51            3.59            3.96            3.50            2.14
      MOD DUR (YRS)       13.82            3.20            3.49            3.13            1.99
   PRINCIPAL WINDOW   04/36 - 10/36   07/10 - 06/11   11/10 - 07/11   04/10 - 03/11   02/09 - 09/09

CLASS M-2
PRICE = 100.0000%
    DISCOUNT MARGIN         60              60              60              66              67
          WAL (YRS)       29.66            5.58            4.77            4.69            2.96
      MOD DUR (YRS)       13.69            4.67            4.10            4.03            2.68
   PRINCIPAL WINDOW   10/36 - 12/36   06/11 - 09/14   07/11 - 01/13   03/11 - 12/12   09/09 - 11/10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS M-3
PRICE = 100.0000%
    DISCOUNT MARGIN         95             104             105             115             118
          WAL (YRS)       29.74           10.71            8.35            7.18            4.78
      MOD DUR (YRS)       13.18            7.56            6.31            5.65            4.04
   PRINCIPAL WINDOW   12/36 - 12/36   09/14 - 08/23   01/13 - 03/20   12/12 - 11/16   11/10 - 11/13

CLASS M-4
PRICE = 100.0000%
    DISCOUNT MARGIN        150             155             155             155             156
          WAL (YRS)       29.62            5.83            4.91            3.46            2.17
      MOD DUR (YRS)       12.41            4.55            4.01            3.01            1.98
   PRINCIPAL WINDOW   04/36 - 12/36   06/10 - 07/21   09/10 - 06/18   02/10 - 01/14   01/09 - 09/11

CLASS M-5
PRICE = 100.0000%
    DISCOUNT MARGIN        175             180             181             181             182
          WAL (YRS)       29.62            5.81            4.84            3.34            2.12
      MOD DUR (YRS)       12.08            4.50            3.93            2.90            1.93
   PRINCIPAL WINDOW   04/36 - 12/36   06/10 - 12/20   08/10 - 12/17   12/09 - 10/13   01/09 - 07/11

CLASS M-6
PRICE = 100.0000%
    DISCOUNT MARGIN        200             206             206             207             208
          WAL (YRS)       29.62            5.76            4.77            3.23            2.09
      MOD DUR (YRS)       11.77            4.44            3.86            2.80            1.90
   PRINCIPAL WINDOW   04/36 - 12/36   05/10 - 05/20   07/10 - 06/17   11/09 - 06/13   12/08 - 04/11

CLASS B-1
PRICE = 95.1596%
    DISCOUNT MARGIN        257             331             348             399             484
          WAL (YRS)       29.62            5.72            4.71            3.15            2.04
      MOD DUR (YRS)       11.20            4.30            3.73            2.68            1.81
   PRINCIPAL WINDOW   04/36 - 12/36   05/10 - 09/19   06/10 - 12/16   10/09 - 02/13   12/08 - 01/11

CLASS B-2
PRICE = 88.5653%
    DISCOUNT MARGIN        321             496             539             668             870
          WAL (YRS)       29.62            5.66            4.63            3.06            2.02
      MOD DUR (YRS)       10.64            4.14            3.58            2.56            1.75
   PRINCIPAL WINDOW   04/36 - 12/36   04/10 - 12/18   06/10 - 05/16   09/09 - 09/12   12/08 - 10/10

CLASS B-3
PRICE = 78.3656%
    DISCOUNT MARGIN        437             790             879            1,148           1,549
          WAL (YRS)       29.62            5.56            4.54            2.98            1.99
      MOD DUR (YRS)        9.68            3.88            3.37            2.40            1.65
   PRINCIPAL WINDOW   04/36 - 12/36   04/10 - 01/18   05/10 - 08/15   08/09 - 04/12   12/08 - 06/10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                        FORWARD LIBOR
               ------------------------------
               35% LOSS   45% LOSS   55% LOSS
               SEVERITY   SEVERITY   SEVERITY
               --------   --------   --------
CLASS M-1
   CDR Break     44.76%     31.29%     24.03%
   Cum Loss      22.71%     23.82%     24.60%

CLASS M-2
   CDR Break     34.73%     25.05%     19.58%
   Cum Loss      19.72%     20.69%     21.37%

CLASS M-3
   CDR Break     29.36%     21.53%     16.99%
   Cum Loss      17.81%     18.68%     19.29%

CLASS M-4
   CDR Break     25.41%     18.86%     14.99%
   Cum Loss      16.24%     17.03%     17.58%

CLASS M-5
   CDR Break     22.02%     16.52%     13.21%
   Cum Loss      14.76%     15.46%     15.95%

CLASS M-6
   CDR Break     19.00%     14.39%     11.58%
   Cum Loss      13.31%     13.94%     14.38%

CLASS B-1
   CDR Break     16.42%     12.54%     10.14%
   Cum Loss      11.97%     12.53%     12.91%

CLASS B-2
   CDR Break     14.23%     10.96%      8.91%
   Cum Loss      10.75%     11.25%     11.60%

CLASS B-3
   CDR Break     12.80%      9.93%      8.12%
   Cum Loss       9.90%     10.39%     10.73%

                               (PERFORMANCE GRAPH)

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2007-HE2

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.3220% and 6ML = 5.3240%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the sum of the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date, any Net Swap Payments received from the Swap Counterparty and any Cap Payments received from the Cap Counterparty, minus (b) the sum of the total interest due on the Certificates and the any Net Swap Payments owed to the Swap Counterparty, divided by (y) the aggregate principal balance of the Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses:

           EXCESS    EXCESS
           SPREAD    SPREAD
           IN BPS    IN BPS
          (STATIC   (FORWARD
PERIOD     LIBOR)    LIBOR)
------    -------   --------
Avg yr1       246        251
Avg yr2       330        337
Avg yr3       496        490
Avg yr4       498        492
Avg yr5       494        492

          EXCESS                        EXCESS
          SPREAD                        SPREAD
          IN BPS   1 MONTH   6 MONTH    IN BPS
         (STATIC   FORWARD   FORWARD   (FORWARD
PERIOD    LIBOR)    LIBOR     LIBOR     LIBOR)
------   -------   -------   -------   --------
1              *   5.3220%   5.3240%          *
2            235   5.3150%   5.2750%        235
3            216   5.3350%   5.2220%        214
4            235   5.3280%   5.1570%        234
5            216   5.2040%   5.0820%        228
6            216   5.0890%   5.0160%        240
7            266   5.0340%   4.9600%        268
8            263   5.0010%   4.9060%        265
9            266   4.9550%   4.8510%        269
10           263   4.8870%   4.7990%        267
11           260   4.8170%   4.7550%        265
12           267   4.7590%   4.7190%        273
13           259   4.7150%   4.6910%        267
14           264   4.6800%   4.6710%        272
15           260   4.6500%   4.6560%        269
16           264   4.6250%   4.6470%        274
17           260   4.6070%   4.6420%        271
18           261   4.5960%   4.6420%        273
19           268   4.5930%   4.6440%        281
20           358   4.5940%   4.6460%        361
21           398   4.5960%   4.6500%        398
22           447   4.5990%   4.6540%        451
23           446   4.6030%   4.6580%        452
24           471   4.6070%   4.6630%        477
25           447   4.6100%   4.6690%        455
26           463   4.6130%   4.6760%        469
27           459   4.6180%   4.6840%        464
28           484   4.6250%   4.6930%        478
29           475   4.6330%   4.7040%        470
30           477   4.6420%   4.7140%        472
31           489   4.6510%   4.7250%        482
32           507   4.6620%   4.7370%        493
33           526   4.6730%   4.7490%        512
34           528   4.6840%   4.7610%        517
35           529   4.6960%   4.7730%        518
36           565   4.7080%   4.7850%        551
37           532   4.7190%   4.7960%        521

          EXCESS                        EXCESS
          SPREAD                        SPREAD
          IN BPS   1 MONTH   6 MONTH    IN BPS
         (STATIC   FORWARD   FORWARD   (FORWARD
PERIOD    LIBOR)    LIBOR     LIBOR     LIBOR)
------   -------   -------   -------   --------
38           505   4.7310%   4.8080%        498
39           473   4.7430%   4.8200%        468
40           491   4.7550%   4.8320%        484
41           481   4.7660%   4.8430%        476
42           483   4.7780%   4.8540%        478
43           500   4.7890%   4.8640%        493
44           493   4.8000%   4.8730%        488
45           506   4.8110%   4.8820%        500
46           492   4.8200%   4.8900%        488
47           491   4.8300%   4.8980%        487
48           529   4.8380%   4.9060%        522
49           489   4.8450%   4.9130%        485
50           501   4.8520%   4.9200%        497
51           487   4.8590%   4.9270%        484
52           499   4.8660%   4.9340%        496
53           485   4.8730%   4.9400%        483
54           484   4.8800%   4.9470%        482
55           497   4.8860%   4.9530%        494
56           487   4.8930%   4.9590%        486
57           502   4.8990%   4.9650%        501
58           490   4.9060%   4.9710%        490
59           489   4.9110%   4.9780%        489
60           515   4.9170%   4.9840%        513
61           468   4.9230%   4.9900%        483
62           488   4.9290%   4.9970%        501
63           466   4.9350%   5.0050%        481
64           486   4.9410%   5.0130%        499
65           464   4.9480%   5.0210%        478
66           463   4.9560%   5.0300%        476
67           482   4.9640%   5.0390%        494
68           460   4.9720%   5.0490%        475
69           479   4.9810%   5.0600%        493
70           458   4.9910%   5.0700%        472
71           456   5.0010%   5.0810%        470
72           516   5.0110%   5.0920%        526
73           454   5.0220%   5.1030%        466
74           473   5.0330%   5.1130%        484

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $1,231,649,413
Aggregate Original Principal Balance      $1,232,899,713
Number of Mortgage Loans                           6,068

                                MINIMUM     MAXIMUM    AVERAGE (1)
                                -------   ----------   -----------
Original Principal Balance      $12,500   $1,575,000      $203,181
Outstanding Principal Balance   $12,448   $1,575,000      $202,975

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           161          358           355
Loan Age (mos)                          2           21             4
Current Interest Rate               5.250%      13.500%        8.204%
Initial Interest Rate Cap(4)        3.000%       3.000%        3.000%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.250%       9.990%        6.145%
Maximum Mortgage Rate(4)           11.250%      18.800%       14.137%
Minimum Mortgage Rate(4)            5.250%      12.800%        8.140%
Months to Roll(4)                       3          114            23
Original Loan-to-Value              11.63%      100.00%        86.69%
Combined Loan-to-Value              11.63%      100.00%        94.60%
Credit Score (3)                      501          817           643

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   08/01/2020   01/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                               97.71%
2nd Lien                                2.29%

OCCUPANCY
Primary                                96.70%
Second Home                             0.43%
Investment                              2.87%

LOAN TYPE
Fixed Rate                             14.03%
ARM                                    85.97%

AMORTIZATION TYPE
Fully Amortizing                       24.32%
Interest Only                          17.61%
15/30 Balloon                           0.18%
30/45 Balloon                          27.32%
30/40 Balloon                          12.77%
30/50 Balloon                          17.79%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2005                                    0.31%
2006                                   99.69%

LOAN PURPOSE
Purchase                               58.71%
Refinance - Rate/Term                   5.10%
Refinance - Cashout                    36.19%

PROPERTY TYPE
Single Family                          76.30%
Condominium                             5.02%
Planned Unit Development               12.84%
Two- to Four-Family                     5.84%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
RANGE OF MORTGAGE RATES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                   5       1,011,611      0.08     5.376       643      202,322     79.99     42.77   100.00     0.00
5.501% to 6.000%                40       8,941,555      0.73     5.899       677      223,539     81.32     42.46    74.04    36.50
6.001% to 6.500%               142      36,141,709      2.93     6.383       668      254,519     80.25     46.24    92.54    36.35
6.501% to 7.000%               607     156,665,488     12.72     6.878       671      258,098     80.53     45.91    64.64    28.56
7.001% to 7.500%               906     224,073,507     18.19     7.337       665      247,322     80.33     45.74    50.09    23.88
7.501% to 8.000%             1,009     236,958,909     19.24     7.824       650      234,845     83.63     44.39    52.78    16.69
8.001% to 8.500%               723     155,041,971     12.59     8.321       633      214,443     88.38     44.29    61.69    13.83
8.501% to 9.000%               846     168,730,485     13.70     8.801       624      199,445     92.05     43.45    69.84    15.28
9.001% to 9.500%               473      83,393,188      6.77     9.300       620      176,307     93.84     42.11    68.44     7.79
9.501% to 10.000%              403      67,730,985      5.50     9.760       616      168,067     96.15     42.53    73.28    10.47
10.001% to 10.500%             215      28,229,216      2.29    10.266       617      131,299     96.98     41.98    81.26     1.26
10.501% to 11.000%             206      25,174,975      2.04    10.774       606      122,209     97.35     42.26    78.96     2.98
11.001% to 11.500%             147      13,871,808      1.13    11.298       608       94,366     97.86     42.89    72.02     5.36
11.501% to 12.000%             154      13,365,007      1.09    11.779       578       86,786     97.03     43.13    84.81     0.00
12.001% to 12.500%             136       8,763,975      0.71    12.292       597       64,441     97.86     42.49    78.78     0.00
12.501% to 13.000%              54       3,503,060      0.28    12.752       592       64,871     98.93     42.97    88.74     0.00
13.001% to 13.500%               2          51,963      0.00    13.269       626       25,981    100.00     37.22    38.44     0.00
                             -----   -------------    ------    ------       ---      -------    ------     -----   ------    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======    ======       ===      =======    ======     =====   ======    =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.250% per annum to 13.500% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.204% per annum.

REMAINING MONTHS TO STATED MATURITY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF REMAINING        MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
TERMS (MONTHS)              LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
157 to 168                       5         162,757      0.01    11.572       588       32,551     99.99     45.40   100.00     0.00
169 to 180                      46       3,408,022      0.28     9.782       661       74,087     90.72     42.14    45.51     0.00
217 to 228                       1          80,355      0.01     8.625       545       80,355     83.98     42.40   100.00     0.00
229 to 240                       5         573,520      0.05     8.026       598      114,704     69.12     35.17   100.00     0.00
337 to 348                      63       8,928,196      0.72     7.711       620      141,717     81.17     43.49    74.69    22.94
349 to 360                   5,948   1,218,496,564     98.93     8.203       643      204,858     86.72     44.34    62.78    17.63
                             -----   -------------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======    ======       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 161 months to 358 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                     OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ORIGINAL MORTGAGE         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PRINCIPAL BALANCES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less                252       8,909,307      0.72    10.917       641       35,354     95.24     41.71    65.92     0.00
$50,001 to $100,000          1,208      92,581,924      7.52     9.262       627       76,641     89.22     40.10    83.69     0.35
$100,001 to $150,000         1,316     163,979,086     13.31     8.639       629      124,604     86.52     42.10    78.91     3.29
$150,001 to $200,000         1,018     177,942,126     14.45     8.261       633      174,796     85.85     43.21    74.94     7.02
$200,001 to $250,000           631     140,851,874     11.44     8.095       638      223,220     85.43     44.90    67.42     9.67
$250,001 to $300,000           475     129,757,414     10.54     8.066       641      273,174     86.36     44.85    62.15    17.40
$300,001 to $350,000           334     108,412,636      8.80     7.968       647      324,589     86.18     44.81    56.62    21.33
$350,001 to $400,000           257      96,030,109      7.80     7.862       646      373,658     86.62     45.92    51.06    26.84
$400,001 to $450,000           143      61,058,849      4.96     7.780       662      426,985     86.08     46.25    43.17    30.79
$450,001 to $500,000           124      58,734,957      4.77     7.913       659      473,669     87.19     46.97    46.82    28.19
$500,001 to $550,000           103      53,891,426      4.38     7.810       659      523,218     87.04     47.85    42.81    33.04
$550,001 to $600,000            82      47,248,237      3.84     7.911       661      576,198     88.58     47.00    42.64    35.39
$600,001 to $650,000            43      26,901,609      2.18     7.701       660      625,619     84.93     46.77    39.57    44.35
$650,001 to $700,000            25      16,879,834      1.37     8.071       673      675,193     93.46     44.26    35.89    43.85
$700,001 to $750,000            18      13,111,205      1.06     8.219       639      728,400     89.70     43.54    50.13    27.82
$750,001 to $800,000            15      11,728,705      0.95     8.155       653      781,914     86.17     45.31    46.93    53.27
$800,001 to $850,000             1         816,000      0.07     6.500       668      816,000     80.00     33.95   100.00   100.00
$850,001 to $900,000             8       6,983,076      0.57     7.761       654      872,885     92.05     49.07    75.25    25.33
$900,001 to $950,000             7       6,510,405      0.53     7.777       682      930,058     88.82     44.23    57.28   100.00
$950,001 to $1,000,000           4       3,931,199      0.32     7.120       664      982,800     73.73     41.52   100.00    25.44
$1,000,001 or greater            4       5,389,433      0.44     7.109       726    1,347,358     77.14     37.53    42.94    80.81
                             -----   -------------    ------    ------       ---    ---------     -----     -----   ------   ------
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======    ======       ===    =========     =====     =====   ======   ======

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,448 to approximately $1,575,000 and the average outstanding principal balance of the Mortgage Loans was approximately $202,975.

PRODUCT TYPES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PRODUCT TYPES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10/20 LIBOR Loans                1       1,575,000      0.13     7.000       761    1,575,000     75.00     38.00     0.00   100.00
15 Year Fixed Loans             14       1,224,813      0.10     8.439       614       87,487     74.58     33.66    93.55     0.00
15/30 Balloon Loans             35       2,212,611      0.18    10.540       685       63,217     99.88     46.90    19.64     0.00
20 Year Fixed Loans              6         653,875      0.05     8.099       592      108,979     70.95     36.06   100.00     0.00
2/28 LIBOR Loans             1,603     360,111,350     29.24     8.504       645      224,648     90.71     44.17    58.29    50.82
2/28 LIBOR Loans
   (40 due in 30)              470     121,722,603      9.88     8.804       632      258,984     96.35     44.52    72.67     0.00
2/28 LIBOR Loans
   (45 due in 30)              839     197,665,624     16.05     7.743       656      235,597     81.49     45.95    44.31     0.00
2/28 LIBOR Loans
   (50 due in 30)              674     167,309,148     13.58     7.702       634      248,233     81.07     45.51    62.61     0.00
30 Year Fixed Loans            745      83,931,841      6.81     8.369       630      112,660     84.73     40.30    88.73     3.81
30/40 Balloon Loans            312      23,759,921      1.93    10.594       649       76,154     96.18     45.29    54.33     0.00
30/45 Balloon Loans            293      46,952,858      3.81     8.126       618      160,249     83.31     42.97    92.17     0.00
30/50 Balloon Loans             83      14,058,703      1.14     7.657       631      169,382     80.36     42.64    92.87     0.00
3/27 LIBOR Loans               213      30,458,922      2.47     8.184       639      143,000     87.02     40.48    79.62    14.66
3/27 LIBOR Loans
   (40 due in 30)               23       4,709,510      0.38     8.478       630      204,761     89.08     42.32    79.97     0.00
3/27 LIBOR Loans
   (45 due in 30)              414      86,012,194      6.98     7.917       650      207,759     82.95     44.69    57.06     0.00
3/27 LIBOR Loans
   (50 due in 30)              153      32,098,273      2.61     7.696       629      209,793     83.06     45.94    80.42     0.00
4/26 LIBOR Loans                 1          94,832      0.01     8.380       699       94,832     90.00     34.89   100.00     0.00
5/25 LIBOR Loans               113      38,214,460      3.10     7.692       675      338,181     85.63     42.89    53.35    63.94
5/25 LIBOR Loans
   (40 due in 30)               26       7,149,942      0.58     8.250       646      274,998     95.91     47.33    73.27     0.00
5/25 LIBOR Loans
   (45 due in 30)               23       5,308,659      0.43     7.477       656      230,811     80.56     46.11    82.87     0.00
5/25 LIBOR Loans
   (50 due in 30)               23       5,667,862      0.46     7.470       660      246,429     81.33     44.59    69.63     0.00
7/23 LIBOR Loans                 1         170,773      0.01     8.000       695      170,773     80.00     43.02     0.00   100.00
7/23 LIBOR Loans
   (45 due in 30)                3         585,638      0.05     6.306       645      195,213     80.00     43.31    64.12     0.00
                             -----   -------------    ------    ------       ---    ---------     -----     -----   ------   ------
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======    ======       ===    =========     =====     =====   ======   ======

AMORTIZATION TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
AMORTIZATION TYPE           LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing             2,100     299,564,877     24.32     8.919       624      142,650     89.66     41.40    79.28     0.00
Balloon                      3,371     715,213,547     58.07     8.064       642      212,167     84.99     45.15    61.95     0.00
60 Month Interest-Only         570     203,412,549     16.52     7.693       673      356,864     88.76     45.92    43.82   100.00
120 Month Interest-Only         27      13,458,440      1.09     7.452       690      498,461     78.99     41.06    31.81   100.00
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----   ------
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====   ======

ADJUSTMENT TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT TYPE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                          4,580   1,058,854,791     85.97     8.143       645      231,191     86.86     44.72    59.32    20.18
Fixed Rate                   1,488     172,794,622     14.03     8.578       630      116,125     85.63     41.93    84.46     1.85
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GEOGRAPHIC DISTRIBUTION     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                         37       4,381,890      0.36     9.399       616      118,429     94.28     39.60    97.54     3.47
Alaska                           3         903,255      0.07     9.343       628      301,085     95.00     45.08    67.95     0.00
Arizona                        186      36,136,740      2.93     7.883       635      194,284     83.08     44.42    72.36     7.57
Arkansas                        31       3,409,373      0.28     8.998       622      109,980     87.62     42.60    85.87     3.23
California                   1,216     411,647,697     33.42     7.717       665      338,526     84.56     46.87    37.74    37.20
Colorado                       305      55,200,463      4.48     7.918       636      180,985     86.66     43.35    85.64     7.19
Connecticut                     26       5,802,295      0.47     8.748       670      223,165     93.59     43.63    63.21     0.00
Delaware                         5       1,295,399      0.11     8.664       583      259,080     93.32     41.84   100.00    42.17
District of Columbia             1         509,184      0.04     9.150       645      509,184    100.00     41.54     0.00     0.00
Florida                        457      87,691,709      7.12     8.296       639      191,886     83.91     43.05    58.00     8.93
Georgia                        206      33,095,394      2.69     8.833       624      160,657     90.09     42.12    83.09     3.33
Hawaii                          14       7,072,598      0.57     7.542       659      505,186     96.67     43.98    40.96    61.00
Idaho                          135      19,257,660      1.56     8.107       631      142,649     83.40     40.88    74.89     5.70
Illinois                       146      25,855,328      2.10     8.781       624      177,091     89.77     42.13    74.87     6.94
Indiana                         35       4,178,429      0.34     8.991       620      119,384     95.46     41.65    91.67     0.00
Iowa                            58       6,053,605      0.49     9.339       611      104,373     91.79     39.95    98.14     4.87
Kansas                          70       6,831,784      0.55     8.794       624       97,597     89.58     40.46    86.68     1.92
Kentucky                        86       9,755,610      0.79     8.790       620      113,437     91.06     42.80    87.50     0.80
Louisiana                       19       2,908,785      0.24    10.227       599      153,094     95.91     42.34    90.44     0.00
Maine                           23       3,759,922      0.31     8.543       648      163,475     91.10     41.23    75.83    11.91
Maryland                        60      16,559,184      1.34     8.298       628      275,986     89.29     43.57    80.26     8.29
Massachusetts                   57      17,415,397      1.41     8.548       647      305,533     91.74     45.75    57.77     8.53
Michigan                       225      26,457,789      2.15     8.966       625      117,590     91.59     41.42    80.95     2.44
Minnesota                       82      14,062,186      1.14     8.329       627      171,490     88.86     45.04    84.71     2.69
Mississippi                     22       2,734,386      0.22     9.305       596      124,290     93.08     42.16   100.00     0.00
Missouri                       149      16,515,820      1.34     8.633       620      110,844     89.04     41.10    89.05     1.80
Montana                          7         825,980      0.07     8.548       638      117,997     85.19     47.08    82.58     0.00
Nebraska                        45       4,343,356      0.35     8.869       630       96,519     88.40     41.28    93.25     1.57
Nevada                         125      27,832,975      2.26     7.959       638      222,664     86.23     45.49    68.21    14.91
New Hampshire                   10       2,230,957      0.18     9.338       627      223,096     97.21     43.28    83.63    19.32
New Jersey                      57      14,794,729      1.20     9.105       624      259,557     91.48     43.41    62.58     5.58
New Mexico                      10       1,987,901      0.16     8.490       645      198,790     82.97     40.94    61.29     0.00
New York                        52      21,662,044      1.76     8.429       653      416,578     97.56     45.59    62.49    26.34
North Carolina                 139      20,190,208      1.64     8.837       630      145,253     88.94     43.03    89.49     1.57
North Dakota                     1          63,540      0.01    10.150       626       63,540     95.00     35.61   100.00     0.00
Ohio                           460      53,321,097      4.33     8.708       623      115,915     90.98     40.06    91.12     4.15
Oklahoma                        62       5,966,564      0.48     8.669       623       96,235     88.22     38.37    86.30     0.00
Oregon                         219      45,166,328      3.67     7.966       642      206,239     82.99     43.67    69.00    10.84
Pennsylvania                   160      19,269,887      1.56     8.888       617      120,437     89.89     42.27    90.01     2.80
Rhode Island                    18       4,470,692      0.36     8.716       633      248,372     91.22     42.74    75.03    11.34
South Carolina                  40       6,189,592      0.50     9.379       620      154,740     96.25     43.76    92.73    11.08
South Dakota                     1         154,082      0.01     8.800       643      154,082     95.00     54.85   100.00     0.00
Tennessee                      139      17,469,158      1.42     8.266       630      125,677     85.35     41.60    96.37     1.93
Texas                          118      15,170,081      1.23    10.869       568      128,560     96.11     41.85    91.30     1.16
Utah                           118      21,362,812      1.73     8.176       634      181,041     85.41     42.12    76.38     7.77
Vermont                         12       1,885,195      0.15     9.296       620      157,100     91.47     43.17    83.51     0.00
Virginia                        86      17,550,640      1.42     8.760       609      204,077     88.12     43.74    82.92    14.12
Washington                     413      95,550,154      7.76     7.951       647      231,356     83.42     45.15    61.85    10.44
Wisconsin                       94      11,058,891      0.90     9.091       623      117,648     90.61     43.31    81.09     0.00
Wyoming                         28       3,640,671      0.30     8.218       630      130,024     85.36     39.69    87.96     0.00
                             -----   -------------    ------    ------       ---      -------    ------     -----   ------    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======    ======       ===      =======    ======     =====   ======    =====

No more than approximately 0.30% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF ORIGINAL         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  57       7,172,856      0.58     7.908       608      125,840     41.15     40.18    76.88     2.02
50.01% to 55.00%                32       4,374,713      0.36     7.893       595      136,710     52.81     42.23    72.58     0.00
55.01% to 60.00%                42       6,651,368      0.54     7.595       605      158,366     58.09     37.58    72.57     4.74
60.01% to 65.00%                48       9,094,930      0.74     7.648       606      189,478     63.33     41.05    78.96    12.34
65.01% to 70.00%               113      19,499,114      1.58     7.741       593      172,559     68.62     39.46    77.23     2.34
70.01% to 75.00%               322      72,272,049      5.87     7.535       652      224,447     74.50     43.91    46.21    14.01
75.01% to 80.00%             2,127     496,623,436     40.32     7.443       666      233,485     79.91     45.48    46.98    19.95
80.01% to 85.00%               247      45,864,889      3.72     8.399       601      185,688     84.44     42.88    78.80     3.32
85.01% to 90.00%               439      79,489,806      6.45     8.412       617      181,070     89.73     42.42    85.72     7.22
90.01% to 95.00%             1,055     222,815,221     18.09     9.003       610      211,199     94.74     43.88    81.50    14.53
95.01% to 100.00%            1,586     267,791,032     21.74     9.117       648      168,847     99.90     44.25    69.34    24.65
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 2.29% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.81%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.20%.

COMBINED LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF COMBINED         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  57       7,172,856      0.58     7.908       608      125,840     41.15     40.18    76.88     2.02
50.01% to 55.00%                32       4,374,713      0.36     7.893       595      136,710     52.81     42.23    72.58     0.00
55.01% to 60.00%                42       6,651,368      0.54     7.595       605      158,366     58.09     37.58    72.57     4.74
60.01% to 65.00%                47       8,816,056      0.72     7.652       604      187,576     63.42     40.67    78.29    12.73
65.01% to 70.00%               107      17,782,004      1.44     7.799       588      166,187     68.53     39.29    75.31     2.56
70.01% to 75.00%               116      25,349,478      2.06     7.745       613      218,530     73.80     40.18    72.30     7.12
75.01% to 80.00%               308      63,633,443      5.17     7.732       618      206,602     79.58     40.64    76.62     8.35
80.01% to 85.00%               244      45,246,005      3.67     8.399       600      185,434     84.32     42.70    79.31     3.36
85.01% to 90.00%               458      87,236,760      7.08     8.317       623      190,473     88.61     42.65    81.00     8.61
90.01% to 95.00%             1,093     234,353,983     19.03     8.918       612      214,414     93.89     43.96    79.62    14.68
95.01% to 100.00%            3,564     731,032,747     59.35     8.033       664      205,116     86.99     45.49    51.98    22.47
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 94.60%.. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 2.29% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.81%. Approximately 39.30% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.61%.

DEBT-TO-INCOME RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF DEBT-TO-         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
INCOME RATIOS               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less                 157      26,638,825      2.16     8.316       636      169,674     84.92     14.86    79.47    13.72
20.01% to 25.00%               160      23,953,863      1.94     8.397       619      149,712     85.18     22.88    79.98     7.64
25.01% to 30.00%               316      45,449,328      3.69     8.480       621      143,827     86.05     27.73    81.92     6.26
30.01% to 35.00%               521      83,653,538      6.79     8.556       627      160,563     87.51     32.66    75.18     9.75
35.01% to 40.00%               720     128,316,487     10.42     8.371       638      178,217     88.16     37.65    68.68    19.37
40.01% to 45.00%             1,072     212,575,835     17.26     8.320       645      198,298     87.44     42.84    57.13    18.72
45.01% to 50.00%             1,752     400,625,197     32.53     8.086       654      228,667     85.16     47.91    42.28    21.31
50.01% to 55.00%             1,087     247,135,107     20.07     8.067       639      227,355     87.62     52.19    79.12    16.84
55.01% to 60.00%               283      63,301,233      5.14     7.977       634      223,679     87.85     55.66    93.35    13.78
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 4.16% to 59.97% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 44.33%.

LOAN PURPOSE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PURPOSE                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Purchase                     3,693     723,139,779     58.71     8.188       658      195,814     86.95     44.90    52.55    20.61
Refinance - Cashout          2,042     445,743,998     36.19     8.202       623      218,288     86.26     43.57    76.54    13.69
Refinance - Rate Term          333      62,765,636      5.10     8.405       611      188,485     86.68     43.03    84.23    10.82
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

PROPERTY TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PROPERTY TYPE               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                4,808     939,714,402     76.30     8.211       640      195,448     86.63     44.16    65.70    16.99
Planned Unit Development       678     158,193,542     12.84     8.175       642      233,324     87.43     44.49    65.30    16.54
Two- to Four-Family            262      71,945,376      5.84     8.191       675      274,601     86.63     45.17    32.33    27.71
Condo                          320      61,796,092      5.02     8.182       657      193,113     85.74     45.45    48.72    17.97
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

DOCUMENTATION

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
DOCUMENTATION               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - Full
   Documentation             1,154     244,333,130     19.84     9.153       616      211,727     97.49     44.80   100.00    22.92
Option One - Bank
   Statements                   30       9,406,671      0.76     9.780       595      313,556     96.35     41.82     0.00    22.39
Option One - Limited
   Documentation                 4       1,440,001      0.12     9.335       657      360,000     98.18     37.05     0.00    16.11
Option One - Stated
   Documentation               224      82,565,210      6.70     8.575       674      368,595     98.12     42.60     0.00    46.24
Option One - No
   Documentation                 5       1,847,149      0.15     8.607       760      369,430     95.65        --     0.00     0.00
Ownit - Full
   Documentation             3,121     529,691,848     43.01     7.906       626      169,719     83.77     43.52   100.00     7.07
Ownit - Low
   Documentation               110      29,165,440      2.37     7.779       658      265,140     82.55     42.75     0.00    26.63
Ownit - Stated
   Documentation             1,420     333,199,963     27.05     7.875       682      234,648     80.55     45.93     0.00    22.56
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

OCCUPANCY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
OCCUPANCY                   LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                      5,812   1,191,062,982     96.70     8.182       642      204,932     86.69     44.39    62.82    17.94
Investment                     229      35,314,408      2.87     8.909       662      154,211     86.58     41.94    66.22     8.69
Second Home                     27       5,272,023      0.43     8.419       662      195,260     87.39     45.91    46.42     2.90
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS AGE        MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
(MONTHS)                    LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2                                3         585,785      0.05     6.679       651      195,262     82.36     41.93   100.00    58.04
3                            1,871     396,605,390     32.20     7.719       641      211,975     81.42     44.07    62.98    13.60
4                            1,198     255,464,024     20.74     8.283       641      213,242     87.85     44.14    68.87    13.72
5                            2,179     436,974,233     35.48     8.593       641      200,539     90.82     44.33    63.09    21.50
6                              330      70,163,270      5.70     8.158       668      212,616     88.20     46.06    41.39    32.21
7                              168      27,439,998      2.23     8.172       658      163,333     86.70     46.07    44.23    14.48
8                               67      11,939,878      0.97     8.144       656      178,207     85.52     46.41    45.19    32.94
9                               43       5,866,228      0.48     8.899       630      136,424     84.70     45.30    67.81     8.59
10                              78       8,945,891      0.73     8.993       620      114,691     84.31     42.48    84.46     6.30
11                              62       8,493,409      0.69     8.270       629      136,990     83.56     41.26    82.32     0.00
12                              42       5,053,009      0.41     8.364       620      120,310     81.49     44.05    77.88     0.00
13                               5         329,534      0.03     9.647       579       65,907     78.96     43.26   100.00     0.00
15                               2         239,627      0.02     8.129       586      119,814     82.42     36.16   100.00     0.00
16                               3         334,164      0.03     7.762       615      111,388     79.92     42.34    48.98     0.00
17                               4         754,873      0.06     6.589       604      188,718     80.53     47.02   100.00    75.24
18                               2         406,126      0.03     5.875       664      203,063     80.00     43.70   100.00    32.31
19                               7       1,032,126      0.08     7.320       638      147,447     82.66     47.23    61.25    38.75
20                               1         572,000      0.05     5.630       642      572,000     80.00     29.68     0.00   100.00
21                               3         449,850      0.04     7.332       572      149,950     87.01     45.46   100.00    83.89
                             -----   -------------    ------     -----       ---      -------     -----     -----   ------   ------
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====   ======   ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 4 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ORIGINAL PREPAYMENT       MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PENALTY TERM                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None                         1,549     300,741,257     24.42     8.338       640      194,152     86.64     43.24    69.82    13.01
6 Months                        43       4,363,205      0.35     8.214       627      101,470     86.76     40.74    90.93     3.01
12 Months                      360     111,096,907      9.02     8.135       657      308,603     85.69     45.10    53.06    23.78
24 Months                    2,584     566,778,073     46.02     8.248       643      219,341     87.84     45.38    56.28    21.81
30 Months                        1         261,752      0.02     9.990       677      261,752    100.00     44.01     0.00     0.00
36 Months                    1,531     248,408,219     20.17     7.969       639      162,252     84.54     42.96    73.33    11.11
                             -----   -------------    ------     -----       ---      -------    ------     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======    ======     =====    =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 26 months.

CREDIT SCORES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
CREDIT SCORES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
501 to 525                      82      12,483,280      1.01    10.188       514      152,235     87.61     41.35    88.27     7.02
526 to 550                     200      34,441,506      2.80     9.485       540      172,208     84.06     41.85    90.67     0.44
551 to 575                     396      68,378,300      5.55     8.862       564      172,672     83.79     41.39    93.64     1.09
576 to 600                     796     142,296,880     11.56     8.720       589      178,765     88.83     42.62    92.49     5.12
601 to 625                   1,003     181,081,865     14.71     8.684       613      180,540     90.77     44.08    90.66     7.80
626 to 650                   1,400     276,396,499     22.45     8.041       639      197,426     86.96     45.24    69.48    15.19
651 to 675                     975     220,234,094     17.89     7.941       662      225,881     85.93     44.29    46.90    24.68
676 to 700                     559     135,549,419     11.01     7.652       687      242,486     84.67     45.53    31.13    34.57
701 to 725                     338      77,155,849      6.27     7.619       711      228,272     84.72     45.81    22.00    28.14
726 to 750                     179      45,424,602      3.69     7.573       736      253,769     83.45     45.28    21.96    31.37
751 to 775                      86      21,948,941      1.78     7.598       762      255,220     83.64     45.83    18.63    44.20
776 to 800                      40      12,202,825      0.99     7.713       786      305,071     84.12     45.97    18.59    31.82
801 to 817                      13       3,601,302      0.29     7.556       806      277,023     85.42     43.58    31.62    13.94
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,067   1,231,195,363    100.00     8.205       643      202,933     86.69     44.33    62.87    17.58
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 643.

CREDIT GRADE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
CREDIT GRADE                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+             1,162     285,628,908     23.19     8.857       639      245,808     97.96     43.95    68.64    31.62
Option One - AA                229      47,971,272      3.89     9.918       581      209,482     95.66     45.52    89.06    12.89
Option One - A                  16       3,142,065      0.26     9.522       611      196,379     95.81     40.78    86.02     0.00
Option One - B                   6       2,270,910      0.18    10.396       613      378,485     96.53     44.43   100.00     0.00
Option One - C                   4         579,007      0.05    11.351       624      144,752     94.64     42.76   100.00     0.00
Ownit - No Grade             4,651     892,057,251     72.43     7.890       648      191,799     82.53     44.40    59.38    13.49
                             -----   -------------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       6,068   1,231,649,413    100.00     8.204       643      202,975     86.69     44.33    62.84    17.61
                             =====   =============    ======     =====       ===      =======     =====     =====    =====    =====

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GROSS MARGINS               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less                  31      15,474,449      1.46     7.533       692      499,176     78.37     40.58    16.07    63.54
2.501% to 3.000%                 2         105,051      0.01    12.328       555       52,526     95.00     34.62   100.00     0.00
3.501% to 4.000%                 6         629,709      0.06     9.951       654      104,952     96.67     42.51    49.76    50.24
4.001% to 4.500%                 4       1,019,315      0.10     6.423       666      254,829     94.01     43.37    45.13    54.87
4.501% to 5.000%                14       2,868,865      0.27     8.276       621      204,919     88.08     38.93    68.62    24.51
5.001% to 5.500%                30       6,488,745      0.61     8.231       621      216,291     87.57     45.36    91.70    20.01
5.501% to 6.000%             1,432     350,637,039     33.11     8.511       641      244,858     91.70     44.42    65.49    28.73
6.001% to 6.500%             2,161     511,605,599     48.32     7.823       649      236,745     83.28     45.02    54.97    17.63
6.501% to 7.000%               489     101,333,832      9.57     8.168       646      207,227     87.99     45.88    61.80     6.64
7.001% to 7.500%               163      29,201,305      2.76     8.359       638      179,149     86.83     43.75    54.05     7.97
7.501% to 8.000%               184      28,925,345      2.73     8.840       624      157,203     90.10     43.05    69.01     2.45
8.001% to 8.500%                44       7,386,925      0.70     9.330       608      167,885     88.46     43.83    73.88     3.74
8.501% to 9.000%                17       2,831,612      0.27     9.753       612      166,565     92.99     44.03    65.78     0.00
9.001% to 9.500%                 2         189,206      0.02    10.322       620       94,603     95.78     27.44    57.84     0.00
9.501% or greater                1         157,795      0.01    10.990       550      157,795    100.00     13.24   100.00     0.00
                             -----   -------------    ------    ------       ---      -------    ------     -----   ------    -----
TOTAL:                       4,580   1,058,854,791    100.00     8.143       645      231,191     86.86     44.72    59.32    20.18
                             =====   =============    ======    ======       ===      =======    ======     =====   ======    =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.990% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.145% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF MAXIMUM          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
MORTGAGE RATES              LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
----------------          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                  4         811,809      0.08     5.376       641      202,952     80.00     44.53   100.00     0.00
11.501% to 12.000%              33       7,499,780      0.71     5.995       678      227,266     83.35     41.57    70.06    44.62
12.001% to 12.500%             130      32,954,180      3.11     6.419       666      253,494     80.79     46.08    91.82    36.48
12.501% to 13.000%             546     145,437,198     13.74     6.886       672      266,368     80.81     46.28    61.75    30.22
13.001% to 13.500%             746     198,155,052     18.71     7.338       668      265,623     80.79     46.17    44.27    26.56
13.501% to 14.000%             771     201,879,742     19.07     7.829       655      261,841     84.70     45.13    46.30    19.44
14.001% to 14.500%             555     132,549,658     12.52     8.317       635      238,828     88.78     44.77    56.77    16.03
14.501% to 15.000%             646     144,327,167     13.63     8.796       625      223,417     92.29     43.89    66.05    17.86
15.001% to 15.500%             351      70,466,746      6.65     9.307       619      200,760     93.88     42.09    66.81     9.22
15.501% to 16.000%             280      56,988,586      5.38     9.760       610      203,531     96.20     42.71    76.41    12.45
16.001% to 16.500%             147      22,587,572      2.13    10.258       609      153,657     97.28     41.57    87.01     1.57
16.501% to 17.000%             141      20,110,615      1.90    10.760       594      142,628     97.09     41.52    87.15     3.74
17.001% to 17.500%              78       9,692,505      0.92    11.271       589      124,263     97.11     41.42    86.29     7.67
17.501% to 18.000%              88       9,928,603      0.94    11.749       565      112,825     96.11     42.78    92.50     0.00
18.001% to 18.500%              51       4,383,991      0.41    12.296       579       85,961     96.00     40.58    87.90     0.00
18.501% to 19.000%              13       1,081,588      0.10    12.655       563       83,199     97.02     35.63    89.48     0.00
                             -----   -------------    ------    ------       ---      -------     -----     -----    -----    -----
TOTAL:                       4,580   1,058,854,791    100.00     8.143       645      231,191     86.86     44.72    59.32    20.18
                             =====   =============    ======    ======       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.250% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.137% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
NEXT RATE                 MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT DATE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
June 2007                        2         315,450      0.03     7.633       560      157,725     90.00     49.43   100.00    77.03
July 2007                        1         572,000      0.05     5.630       642      572,000     80.00     29.68     0.00   100.00
August 2007                      4         803,885      0.08     7.133       642      200,971     81.95     48.01    50.24    49.76
September 2007                   1         274,926      0.03     5.875       634      274,926     80.00     50.21   100.00     0.00
October 2007                     2         567,950      0.05     6.766       608      283,975     80.00     48.64   100.00   100.00
November 2007                    3         334,164      0.03     7.762       615      111,388     79.92     42.34    48.98     0.00
February 2008                    2          86,797      0.01     8.236       605       43,398     68.61     41.62   100.00     0.00
March 2008                       7         582,691      0.06     8.499       636       83,242     84.59     42.49    67.69     0.00
April 2008                      10       1,368,716      0.13     7.942       640      136,872     83.29     39.21    91.75     0.00
May 2008                         7       1,741,630      0.16     7.988       647      248,804     79.26     39.77    88.54    32.38
June 2008                        7       1,444,723      0.14     8.016       647      206,389     82.55     45.61    43.07    34.89
July 2008                       23       7,219,038      0.68     7.558       676      313,871     82.31     48.73    29.29    54.48
August 2008                     60      14,738,975      1.39     7.572       672      245,650     83.13     46.82    27.69    26.95
September 2008                 175      48,375,130      4.57     8.040       668      276,429     87.43     46.85    36.99    39.93
October 2008                 1,374     324,293,775     30.63     8.612       640      236,022     91.88     44.62    60.04    25.87
November 2008                  792     185,314,927     17.50     8.393       643      233,983     89.43     44.97    64.68    14.30
December 2008                1,116     258,579,374     24.42     7.684       642      231,702     81.09     44.71    56.57    16.37
January 2009                     2         492,812      0.05     6.500       645      246,406     80.00     40.15   100.00    68.99
March 2009                       8       1,931,265      0.18     8.075       638      241,408     77.96     47.86    51.87     0.00
April 2009                      16       3,304,836      0.31     7.730       632      206,552     76.99     44.82    79.44     0.00
May 2009                        14       2,999,171      0.28     8.025       637      214,227     75.02     42.60    64.93     0.00
June 2009                        7       2,440,376      0.23     8.494       635      348,625     82.52     45.99    58.45     0.00
July 2009                       12       1,906,908      0.18     7.778       629      158,909     83.93     45.92    64.36     0.00
August 2009                     20       4,724,256      0.45     8.150       652      236,213     88.57     45.42    45.37     0.00
September 2009                  46       8,186,315      0.77     7.948       671      177,963     87.22     45.54    55.10     5.53
October 2009                   222      41,171,744      3.89     8.087       652      185,458     84.80     43.73    60.16     4.63
November 2009                  142      25,670,636      2.42     7.965       640      180,779     83.49     43.30    69.75     2.88
December 2009                  313      60,552,184      5.72     7.813       634      193,457     83.89     44.08    74.25     2.04
January 2010                     1          92,973      0.01     7.630       684       92,973     94.90     51.36   100.00     0.00
June 2010                        1         134,400      0.01     6.625       601      134,400     80.00     36.16   100.00   100.00
August 2010                      1         169,064      0.02     6.875       637      169,064     80.00     45.82   100.00     0.00
December 2010                    1          94,832      0.01     8.380       699       94,832     90.00     34.89   100.00     0.00
March 2011                       2         299,800      0.03     7.881       617      149,900     70.52     49.62   100.00     0.00
May 2011                         1         157,981      0.01     8.000       608      157,981     80.00     44.84   100.00     0.00
July 2011                        1         129,794      0.01     8.875       710      129,794    100.00     35.44     0.00     0.00
September 2011                   4       1,465,704      0.14     8.108       687      366,426     92.63     41.53     8.19    94.83
October 2011                    54      16,328,016      1.54     7.869       657      302,371     92.75     45.76    79.05    43.40
November 2011                   47      15,155,670      1.43     8.053       659      322,461     88.60     43.03    65.59    48.17
December 2011                   74      22,500,493      2.12     7.365       682      304,061     79.23     43.41    45.52    37.88
September 2013                   1         102,242      0.01     7.125       688      102,242     80.00     43.99     0.00     0.00
November 2013                    2         483,396      0.05     6.132       636      241,698     80.00     43.17    77.68     0.00
December 2013                    1         170,773      0.02     8.000       695      170,773     80.00     43.02     0.00   100.00
September 2016                   1       1,575,000      0.15     7.000       761    1,575,000     75.00     38.00     0.00   100.00
                             -----   -------------    ------     -----       ---    ---------     -----     -----   ------   ------
TOTAL:                       4,580   1,058,854,791    100.00     8.143       645      231,191     86.86     44.72    59.32    20.18
                             =====   =============    ======     =====       ===    =========     =====     =====   ======   ======

GROUP ONE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $569,516,134
Aggregate Original Principal Balance      $570,220,970
Number of Mortgage Loans                         3,621

                                  MINIMUM      MAXIMUM    AVERAGE (1)
                                ----------   ----------   -----------
Original Principal Balance         $20,000     $622,250      $157,476
Outstanding Principal Balance      $15,643     $621,671      $157,281

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           163          358           355
Loan Age (mos)                          2           18             4
Current Interest Rate               5.250%      13.500%        8.394%
Initial Interest Rate Cap(4)        3.000%       3.000%        3.000%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.250%       9.375%        6.236%
Maximum Mortgage Rate(4)           11.250%      18.800%       14.376%
Minimum Mortgage Rate(4)            5.250%      12.800%        8.381%
Months to Roll(4)                       7           81            24
Original Loan-to-Value              11.63%      100.00%        87.07%
Combined Loan-to-Value              11.63%      100.00%        92.04%
Credit Score (3)                      501          808           628

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   10/01/2020   01/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                               98.74%
2nd Lien                                1.26%

OCCUPANCY
Primary                                93.51%
Second Home                             0.80%
Investment                              5.68%

LOAN TYPE
Fixed Rate                             19.23%
ARM                                    80.77%

AMORTIZATION TYPE
Fully Amortizing                       33.69%
Interest Only                           8.19%
15/30 Balloon                           0.07%
30/45 Balloon                          27.28%
30/40 Balloon                          12.63%
30/50 Balloon                          18.15%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2005                                    0.15%
2006                                   99.85%

LOAN PURPOSE
Purchase                               37.62%
Refinance - Rate/Term                   8.14%
Refinance - Cashout                    54.24%

PROPERTY TYPE
Single Family                          79.28%
Condominium                             5.01%
Planned Unit Development               10.20%
Two- to Four-Family                     5.50%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
RANGE OF MORTGAGE RATES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                   3         436,308      0.08     5.373       635      145,436     79.99     44.22   100.00     0.00
5.501% to 6.000%                21       3,544,811      0.62     5.946       684      168,801     80.89     42.93    90.63    30.31
6.001% to 6.500%                69      13,306,545      2.34     6.370       664      192,848     79.57     45.89    94.75    18.24
6.501% to 7.000%               312      56,941,802     10.00     6.876       656      182,506     80.18     45.62    86.32    15.02
7.001% to 7.500%               448      77,633,276     13.63     7.336       650      173,289     79.71     44.53    75.59    11.94
7.501% to 8.000%               576     103,447,940     18.16     7.834       633      179,597     82.50     43.80    71.55     9.88
8.001% to 8.500%               475      80,332,235     14.11     8.339       621      169,120     88.29     43.15    76.01     6.63
8.501% to 9.000%               599      97,251,484     17.08     8.809       616      162,356     91.02     43.04    79.59     4.61
9.001% to 9.500%               327      51,674,497      9.07     9.305       609      158,026     92.80     42.21    77.75     4.32
9.501% to 10.000%              242      33,499,120      5.88     9.777       612      138,426     95.22     42.40    80.89     6.49
10.001% to 10.500%             142      17,229,500      3.03    10.261       614      121,335     96.38     41.49    83.81     2.06
10.501% to 11.000%             129      13,859,642      2.43    10.756       601      107,439     97.13     42.44    87.19     2.70
11.001% to 11.500%              79       7,254,235      1.27    11.299       600       91,826     97.24     43.93    82.46     2.15
11.501% to 12.000%              84       6,993,921      1.23    11.768       581       83,261     97.28     43.42    88.03     0.00
12.001% to 12.500%              87       4,902,698      0.86    12.284       594       56,353     97.27     41.46    89.40     0.00
12.501% to 13.000%              26       1,156,158      0.20    12.736       598       44,468     98.85     40.17   100.00     0.00
13.001% to 13.500%               2          51,963      0.01    13.269       626       25,981    100.00     37.22    38.44     0.00
                             -----     -----------    ------    ------       ---      -------    ------     -----   ------    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======    ======     =====   ======    =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.250% per annum to 13.500% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.394% per annum.

REMAINING MONTHS TO STATED MATURITY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
REMAINING TERMS (MONTHS)    LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
157 to 168                       3         103,580      0.02    11.827       583       34,527     99.99     48.16   100.00     0.00
169 to 180                      20       1,249,422      0.22     9.441       620       62,471     79.89     36.48    78.23     0.00
229 to 240                       4         492,057      0.09     8.071       606      123,014     68.15     36.30   100.00     0.00
337 to 348                      41       4,308,648      0.76     8.049       612      105,089     80.59     41.67    92.39     6.76
349 to 360                   3,553     563,362,426     98.92     8.394       628      158,560     87.15     43.58    78.55     8.23
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------     ----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======     ====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 163 months to 358 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE                        OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OF ORIGINAL MORTGAGE      MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PRINCIPAL BALANCES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less                173       5,820,664      1.02    10.897       642       33,645     94.78     41.50    69.30     0.00
$50,001 to $100,000            859      66,637,020     11.70     9.066       625       77,575     88.39     39.92    88.66     0.49
$100,001 to $150,000           998     123,766,293     21.73     8.555       626      124,014     86.11     42.63    83.03     3.63
$150,001 to $200,000           696     121,158,370     21.27     8.260       627      174,078     86.04     44.12    80.28     5.97
$200,001 to $250,000           370      82,361,448     14.46     8.121       629      222,599     86.11     45.25    76.81     8.45
$250,001 to $300,000           227      62,063,426     10.90     8.170       624      273,407     87.48     44.71    77.30    15.57
$300,001 to $350,000           149      48,535,300      8.52     8.171       627      325,740     87.94     44.66    75.96    16.93
$350,001 to $400,000           107      39,921,078      7.01     8.079       628      373,094     88.28     43.91    71.94    12.87
$400,001 to $450,000            22       9,036,261      1.59     8.126       646      410,739     87.81     44.50    45.34    23.29
$450,001 to $500,000             9       4,323,317      0.76     8.402       661      480,369     91.83     44.26    55.66    10.99
$500,001 to $550,000             8       4,108,996      0.72     8.159       670      513,625     94.46     43.22    24.94    49.74
$550,001 to $600,000             2       1,162,289      0.20     8.070       630      581,144     96.67     52.36    49.80     0.00
$600,001 to $650,000             1         621,671      0.11     8.750       640      621,671     95.00     36.58     0.00     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----    -----     ----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====    =====     ====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $15,643 to approximately $621,671 and the average outstanding principal balance of the Mortgage Loans was approximately $157,281.

PRODUCT TYPES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PRODUCT TYPES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
15 Year Fixed Loans             10         822,403      0.14     8.358       617       82,240     69.91     33.64    90.40     0.00
15/30 Balloon Loans             11         397,245      0.07    11.542       628       36,113     99.65     42.53    51.42     0.00
20 Year Fixed Loans              4         492,057      0.09     8.071       606      123,014     68.15     36.30   100.00     0.00
2/28 LIBOR Loans               926     149,492,386     26.25     8.926       628      161,439     92.44     43.24    76.62    26.68
2/28 LIBOR Loans
   (40 due in 30)              282      56,566,360      9.93     8.929       620      200,590     96.04     44.17    84.26     0.00
2/28 LIBOR Loans
   (45 due in 30)              434      76,877,729     13.50     7.917       637      177,138     82.55     45.02    64.19     0.00
2/28 LIBOR Loans
   (50 due in 30)              378      73,599,239     12.92     7.819       619      194,707     80.73     44.82    76.79     0.00
30 Year Fixed Loans            529      57,434,350     10.08     8.401       622      108,572     84.30     40.28    92.39     1.82
30/40 Balloon Loans            130       8,345,042      1.47     9.950       633       64,193     93.17     44.06    69.45     0.00
30/45 Balloon Loans            225      33,541,379      5.89     8.202       615      149,073     83.83     43.50    94.79     0.00
30/50 Balloon Loans             55       8,474,734      1.49     7.962       621      154,086     80.67     44.87    99.24     0.00
3/27 LIBOR Loans               160      20,796,475      3.65     8.228       635      129,978     86.84     40.92    82.16     9.23
3/27 LIBOR Loans
   (40 due in 30)               13       2,081,996      0.37     8.718       615      160,154     88.06     37.22    76.51     0.00
3/27 LIBOR Loans
   (45 due in 30)              257      42,449,037      7.45     7.994       639      165,171     83.71     44.23    72.37     0.00
3/27 LIBOR Loans
   (50 due in 30)              102      17,649,070      3.10     7.798       625      173,030     83.23     44.97    84.90     0.00
4/26 LIBOR Loans                 1          94,832      0.02     8.380       699       94,832     90.00     34.89   100.00     0.00
5/25 LIBOR Loans                51       9,201,051      1.62     8.242       658      180,413     88.32     43.77    83.09    39.47
5/25 LIBOR Loans
   (40 due in 30)               20       4,924,215      0.86     8.549       649      246,211     94.82     45.19    61.19     0.00
5/25 LIBOR Loans
   (45 due in 30)               14       2,364,368      0.42     7.899       634      168,883     81.14     43.12    94.49     0.00
5/25 LIBOR Loans
   (50 due in 30)               17       3,633,497      0.64     7.488       665      213,735     79.62     41.85    58.45     0.00
7/23 LIBOR Loans                 1         170,773      0.03     8.000       695      170,773     80.00     43.02     0.00   100.00
7/23 LIBOR Loans
   (45 due in 30)                1         107,895      0.02     8.750       592      107,895     80.00     37.18     0.00     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------   ------
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======   ======

AMORTIZATION TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
AMORTIZATION TYPE           LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing             1,487     191,852,967     33.69     8.931       619      129,020     89.48     41.54    84.69     0.00
Balloon                      1,939     331,011,807     58.12     8.167       627      170,713     85.18     44.45    76.86     0.00
60 Month Interest-Only         188      45,363,351      7.97     7.804       664      241,294     90.73     45.35    66.20   100.00
120 Month Interest-Only          7       1,288,009      0.23     7.233       692      184,001     84.86     45.62    89.88   100.00
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----   ------
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====   ======

ADJUSTMENT TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT TYPE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                          2,657     460,008,924     80.77     8.384       629      173,131     87.70     43.95    75.56     9.91
Fixed Rate                     964     109,507,210     19.23     8.434       620      113,597     84.43     41.85    91.78     0.95
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----     ----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====     ====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GEOGRAPHIC DISTRIBUTION     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                         28       3,211,203      0.56     9.285       607      114,686     93.74     40.10    96.65     4.73
Alaska                           2         618,794      0.11     8.742       645      309,397     95.00     47.41    53.22     0.00
Arizona                        115      20,039,158      3.52     7.766       627      174,254     81.30     43.34    74.26     9.39
Arkansas                        20       2,094,350      0.37     9.229       615      104,717     87.17     41.02    76.99     0.00
California                     289      73,327,120     12.88     7.796       641      253,727     82.36     44.94    59.87    24.84
Colorado                       231      38,772,731      6.81     7.986       633      167,847     86.92     44.22    89.68     5.73
Connecticut                     22       4,267,414      0.75     8.928       657      193,973     93.07     43.60    73.02     0.00
Delaware                         2         421,710      0.07     8.956       558      210,855     95.00     51.00   100.00     0.00
Florida                        238      41,891,536      7.36     8.282       623      176,015     83.20     43.85    73.36     7.25
Georgia                        158      22,013,202      3.87     8.638       625      139,324     88.66     43.38    87.82     3.29
Hawaii                           8       3,209,191      0.56     7.642       653      401,149     97.73     46.82    45.87    35.21
Idaho                          100      13,194,237      2.32     8.091       631      131,942     83.70     41.18    71.83     8.31
Illinois                       117      18,882,407      3.32     8.873       622      161,388     89.75     42.06    75.52     1.68
Indiana                         26       2,715,054      0.48     8.872       627      104,425     93.70     40.86    87.18     0.00
Iowa                            47       5,039,446      0.88     9.445       610      107,222     92.25     39.50    97.77     5.84
Kansas                          56       5,481,060      0.96     8.824       627       97,876     89.39     41.52    83.40     2.39
Kentucky                        67       7,780,570      1.37     8.759       622      116,128     92.48     43.48    89.53     1.00
Louisiana                        8       1,110,214      0.19    10.449       588      138,777     97.03     39.40   100.00     0.00
Maine                           17       2,684,774      0.47     8.474       641      157,928     91.37     43.00    94.67    16.69
Maryland                        34       7,210,067      1.27     8.140       619      212,061     86.34     42.95    87.92     5.71
Massachusetts                   30       8,982,564      1.58     8.448       639      299,419     93.27     46.33    69.82     7.90
Michigan                       180      20,337,089      3.57     9.022       620      112,984     91.89     42.15    88.76     2.66
Minnesota                       72      11,173,571      1.96     8.278       625      155,188     89.32     45.42    85.01     3.39
Mississippi                     13       1,633,064      0.29     8.436       614      125,620     92.14     44.46   100.00     0.00
Missouri                       109      11,833,901      2.08     8.837       620      108,568     90.13     42.00    89.72     2.52
Montana                          7         825,980      0.15     8.548       638      117,997     85.19     47.08    82.58     0.00
Nebraska                        36       3,173,232      0.56     8.818       635       88,145     88.58     40.80    90.76     2.14
Nevada                          63      12,740,694      2.24     7.987       628      202,233     85.21     46.45    79.76    14.54
New Hampshire                    9       1,997,430      0.35     9.123       634      221,937     97.47     43.55    81.71    21.58
New Jersey                      37       8,755,470      1.54     8.895       625      236,634     91.24     41.76    65.88     3.98
New Mexico                       6       1,213,238      0.21     8.415       635      202,206     80.45     41.79    69.37     0.00
New York                        19       6,449,594      1.13     8.612       639      339,452     95.41     46.41    64.15    18.06
North Carolina                 103      13,486,755      2.37     8.783       626      130,939     87.93     43.86    91.45     1.17
North Dakota                     1          63,540      0.01    10.150       626       63,540     95.00     35.61   100.00     0.00
Ohio                           347      37,894,622      6.65     8.685       621      109,206     90.83     40.24    92.81     1.68
Oklahoma                        33       2,819,144      0.50     8.892       625       85,429     92.62     41.85    95.14     0.00
Oregon                         156      29,076,499      5.11     7.998       637      186,388     83.35     44.21    73.81    11.82
Pennsylvania                   104      11,550,290      2.03     8.855       620      111,060     90.07     42.10    89.02     1.30
Rhode Island                    11       2,716,611      0.48     8.755       620      246,965     89.70     40.95    73.89     8.54
South Carolina                  36       5,102,660      0.90     9.480       621      141,741     96.11     43.08    91.19     7.08
South Dakota                     1         154,082      0.03     8.800       643      154,082     95.00     54.85   100.00     0.00
Tennessee                       98      10,922,292      1.92     8.556       626      111,452     86.88     41.71    96.33     3.08
Texas                           65       7,389,739      1.30    10.702       578      113,688     96.52     43.39    94.59     0.00
Utah                            84      14,153,315      2.49     8.195       626      168,492     85.36     43.32    81.11     3.46
Vermont                         12       1,885,195      0.33     9.296       620      157,100     91.47     43.17    83.51     0.00
Virginia                        61      10,260,010      1.80     8.659       600      168,197     86.46     43.28    92.40     7.15
Washington                     232      45,700,813      8.02     8.000       635      196,986     83.70     45.94    65.46     9.17
Wisconsin                       89      10,553,091      1.85     9.112       621      118,574     90.63     43.31    81.73     0.00
Wyoming                         22       2,707,413      0.48     8.350       618      123,064     85.73     42.50    83.81     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

No more than approximately 0.35% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF ORIGINAL         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  47       6,326,492      1.11     7.978       607      134,606     40.88     40.30    73.79     0.00
50.01% to 55.00%                25       3,676,245      0.65     7.928       592      147,050     53.04     44.01    70.36     0.00
55.01% to 60.00%                30       4,906,715      0.86     7.607       606      163,557     58.00     38.59    77.87     6.42
60.01% to 65.00%                36       6,093,512      1.07     7.583       595      169,264     63.17     40.31    83.20     5.70
65.01% to 70.00%                83      12,931,913      2.27     7.933       586      155,806     68.73     37.99    76.22     2.38
70.01% to 75.00%               179      27,020,840      4.74     7.665       621      150,954     74.04     42.93    72.05     2.09
75.01% to 80.00%             1,045     172,003,427     30.20     7.503       650      164,597     79.82     44.74    66.84     7.80
80.01% to 85.00%               197      33,699,559      5.92     8.386       605      171,064     84.46     42.43    78.68     4.51
85.01% to 90.00%               338      54,223,106      9.52     8.513       616      160,423     89.68     41.36    88.69     6.05
90.01% to 95.00%               763     134,852,783     23.68     9.043       610      176,740     94.73     43.58    86.20     8.46
95.01% to 100.00%              878     113,781,542     19.98     9.256       639      129,592     99.86     44.38    85.07    13.62
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 1.26% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.62%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.03%.

COMBINED LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF COMBINED         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  47       6,326,492      1.11     7.978       607      134,606     40.88     40.30    73.79     0.00
50.01% to 55.00%                25       3,676,245      0.65     7.928       592      147,050     53.04     44.01    70.36     0.00
55.01% to 60.00%                30       4,906,715      0.86     7.607       606      163,557     58.00     38.59    77.87     6.42
60.01% to 65.00%                35       5,814,639      1.02     7.587       593      166,133     63.28     39.70    82.39     5.98
65.01% to 70.00%                79      12,460,616      2.19     7.935       586      157,729     68.74     38.02    75.73     2.48
70.01% to 75.00%                90      16,313,799      2.86     7.825       598      181,264     73.69     41.25    81.31     1.87
75.01% to 80.00%               236      42,784,868      7.51     7.825       612      181,292     79.49     40.47    77.73     5.44
80.01% to 85.00%               194      33,080,675      5.81     8.385       604      170,519     84.30     42.18    79.39     4.60
85.01% to 90.00%               347      56,393,314      9.90     8.472       617      162,517     89.24     41.46    88.45     6.17
90.01% to 95.00%               787     141,229,099     24.80     8.960       613      179,452     93.88     43.66    84.66     8.69
95.01% to 100.00%            1,751     246,529,672     43.29     8.264       651      140,794     89.01     45.36    73.23    10.46
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 11.63% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 92.04%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 1.26% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.62%. Approximately 25.00% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.43%.

DEBT-TO-INCOME RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF DEBT-TO-         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
INCOME RATIOS               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less                  85      12,966,090      2.28     8.532       630      152,542     85.62     15.34    81.92     2.72
20.01% to 25.00%               101      12,177,311      2.14     8.451       617      120,567     83.17     22.99    84.69     5.80
25.01% to 30.00%               210      26,055,835      4.58     8.405       617      124,075     84.25     27.84    89.73     4.13
30.01% to 35.00%               359      51,923,670      9.12     8.556       618      144,634     86.91     32.70    83.97     5.37
35.01% to 40.00%               476      70,089,472     12.31     8.546       626      147,247     87.97     37.55    77.35     8.37
40.01% to 45.00%               640      98,249,975     17.25     8.532       630      153,516     87.33     42.74    70.26     9.08
45.01% to 50.00%               896     147,763,348     25.95     8.392       631      164,914     86.59     47.76    68.74     8.29
50.01% to 55.00%               661     115,715,569     20.32     8.154       631      175,061     87.74     52.24    88.26     8.87
55.01% to 60.00%               193      34,574,863      6.07     8.176       628      179,144     88.61     55.72    96.07    12.82
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 4.80% to 59.97% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.54%.

LOAN PURPOSE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PURPOSE                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Refinance - Cashout          1,640     308,908,217     54.24     8.295       619      188,359     86.12     42.70    81.29     8.56
Purchase                     1,705     214,236,583     37.62     8.516       645      125,652     88.57     45.08    73.43     7.74
Refinance - Rate Term          276      46,371,333      8.14     8.485       609      168,012     86.49     42.05    85.49     7.83
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----     ----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====     ====

PROPERTY TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PROPERTY TYPE               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                2,962     451,509,306     79.28     8.425       624      152,434     87.09     43.09    81.19     7.52
Planned Unit Development       323      58,105,247     10.20     8.136       633      179,892     86.97     45.80    79.64     8.90
Two- to Four-Family            148      31,346,997      5.50     8.490       654      211,804     88.03     44.43    53.11    12.01
Condo                          188      28,554,585      5.01     8.314       644      151,886     85.86     45.16    65.09    13.21
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

DOCUMENTATION

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
DOCUMENTATION               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------

Option One - Full
   Documentation               749     128,680,314     22.59     9.322       613      171,803     97.14     44.52   100.00    15.52
Option One - Bank
   Statements                   12       2,506,993      0.44    10.186       589      208,916     95.12     44.30     0.00     0.00
Option One - Limited
   Documentation                 3         705,570      0.12     9.294       651      235,190     96.29     46.71     0.00    32.88
Option One - Stated
   Documentation                87      23,494,279      4.13     8.898       662      270,049     97.01     40.89     0.00    22.41
Option One - No
   Documentation                 3       1,017,175      0.18     7.925       762      339,058     96.17        --     0.00     0.00
Ownit - Full
   Documentation             2,184     319,389,501     56.08     8.037       620      146,241     84.19     43.13   100.00     3.51
Ownit - Low
   Documentation                63      11,843,365      2.08     8.003       647      187,990     82.38     43.92     0.00     9.22
Ownit - Stated
   Documentation               520      81,878,938     14.38     8.179       669      157,459     79.87     44.30     0.00    10.84
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

OCCUPANCY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
OCCUPANCY                   LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                     3,392      532,582,607     93.51     8.362       625      157,011     87.08     43.62    79.70     8.18
Investment                    204       32,350,005      5.68     8.903       663      158,578     86.85     41.97    65.96     9.03
Second Home                    25        4,583,521      0.80     8.500       658      183,341     87.23     45.79    49.76     3.34
                            -----      -----------    ------     -----       ---      -------     -----     -----    -----     ----
TOTAL:                      3,621      569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                            =====      ===========    ======     =====       ===      =======     =====     =====    =====     ====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS AGE        MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
(MONTHS)                    LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2                                1          92,973      0.02     7.630       684       92,973     94.90     51.36   100.00     0.00
3                            1,135     190,037,855     33.37     7.912       626      167,434     82.03     42.97    77.84     5.00
4                              787     131,928,513     23.17     8.424       628      167,635     88.10     44.00    82.20     6.94
5                            1,250     192,166,437     33.74     8.803       628      153,733     91.01     43.41    77.47    11.59
6                              170      25,196,883      4.42     8.554       643      148,217     90.66     46.34    74.11    19.61
7                               88      10,438,225      1.83     8.565       627      118,616     90.29     45.58    72.46     4.58
8                               31       2,798,705      0.49     8.531       635       90,281     89.78     46.64    81.33     0.00
9                               25       2,572,764      0.45     8.632       628      102,911     83.33     47.40    71.80     0.00
10                              46       4,625,071      0.81     9.103       606      100,545     83.86     41.41    85.67     0.00
11                              44       5,246,479      0.92     8.379       619      119,238     83.70     39.64    82.39     0.00
12                              31       3,201,308      0.56     8.182       617      103,268     81.25     41.89    89.75     0.00
13                               5         329,534      0.06     9.647       579       65,907     78.96     43.26   100.00     0.00
15                               2         239,627      0.04     8.129       586      119,814     82.42     36.16   100.00     0.00
16                               2         163,686      0.03     8.817       573       81,843     79.86     44.22   100.00     0.00
17                               3         346,873      0.06     6.836       579      115,624     81.15     47.02   100.00    46.11
18                               1         131,200      0.02     5.875       726      131,200     80.00     30.05   100.00   100.00
                             -----     -----------    ------     -----       ---      -------     -----     -----   ------   ------
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====   ======   ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 4 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ORIGINAL PREPAYMENT       MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PENALTY TERM                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None                         1,036     162,457,216     28.53     8.532       628      156,812     87.28     42.63    79.67     5.00
6 Months                        31       3,178,057      0.56     8.065       633      102,518     85.55     42.49    87.55     4.13
12 Months                      157      34,000,559      5.97     8.287       640      216,564     84.65     43.34    64.98    15.18
24 Months                    1,372     230,867,536     40.54     8.472       626      168,271     88.56     44.83    75.26    11.64
36 Months                    1,025     139,012,766     24.41     8.135       627      135,622     84.97     42.56    86.32     4.57
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.

CREDIT SCORES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
CREDIT SCORES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
501 to 525                      54       7,024,889      1.23    10.043       514      130,091     84.66     40.75    93.19     7.14
526 to 550                     137      23,609,703      4.15     9.261       541      172,334     81.77     41.39    91.97     0.64
551 to 575                     282      44,994,653      7.90     8.766       565      159,556     82.66     40.61    94.30     1.12
576 to 600                     573      88,537,645     15.55     8.747       589      154,516     88.08     42.58    93.87     2.14
601 to 625                     722     113,657,116     19.96     8.707       613      157,420     90.37     44.00    91.45     5.35
626 to 650                     835     128,889,812     22.63     8.128       638      154,359     87.36     45.12    78.85     7.30
651 to 675                     500      79,342,255     13.93     8.074       661      158,685     86.75     43.11    64.29    12.32
676 to 700                     249      40,530,524      7.12     7.807       687      162,773     85.56     44.15    50.44    22.04
701 to 725                     140      20,934,686      3.68     7.671       712      149,533     85.91     44.78    39.73    17.86
726 to 750                      73      12,828,966      2.25     7.549       736      175,739     84.98     44.19    43.93    25.74
751 to 775                      38       6,184,666      1.09     7.595       761      162,754     85.67     45.86    38.61    24.56
776 to 800                      12       2,173,504      0.38     8.188       787      181,125     81.55     43.37     9.79    30.60
801 to 817                       6         807,716      0.14     7.233       804      134,619     84.18     39.64    85.41    22.53
                             -----     -----------    ------    ------       ---      -------     -----     -----    -----    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====    =====    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 808 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 628.

CREDIT GRADE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
CREDIT GRADE                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+               679     124,500,245     21.86     9.121       629      183,358     97.38     43.77    79.79    18.07
Option One - AA                153      27,609,819      4.85     9.805       585      180,456     95.91     45.09    92.29    10.75
Option One - A                  15       2,718,158      0.48     9.585       609      181,211     95.16     40.35    83.84     0.00
Option One - B                   3         997,101      0.18     9.835       614      332,367     97.85     49.20   100.00     0.00
Option One - C                   4         579,007      0.10    11.351       624      144,752     94.64     42.76   100.00     0.00
Ownit - No Grade             2,767     413,111,803     72.54     8.065       630      149,300     83.28     43.38    77.31     5.13
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       3,621     569,516,134    100.00     8.394       628      157,281     87.07     43.54    78.68     8.19
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
RANGE OF GROSS MARGINS      LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less                   4         487,891      0.11     7.258       718      121,973     80.00     40.69    42.94    49.68
2.501% to 3.000%                 1          50,015      0.01    12.700       541       50,015     95.00     43.41   100.00     0.00
3.501% to 4.000%                 4         529,447      0.12     9.565       660      132,362     96.51     42.01    40.25    59.75
4.001% to 4.500%                 3         460,063      0.10     6.980       654      153,354     86.72     41.47   100.00     0.00
4.501% to 5.000%                12       2,021,939      0.44     9.351       614      168,495     91.46     40.02    83.76     6.49
5.001% to 5.500%                22       4,263,857      0.93     9.103       600      193,812     91.23     42.00    87.37     0.00
5.501% to 6.000%               838     150,802,060     32.78     8.758       624      179,955     90.20     43.83    79.15    13.99
6.001% to 6.500%             1,182     212,311,141     46.15     8.030       634      179,620     84.81     43.87    72.54     9.99
6.501% to 7.000%               308      49,309,631     10.72     8.359       633      160,096     90.76     45.38    81.39     3.47
7.001% to 7.500%               111      15,598,885      3.39     8.432       632      140,530     87.66     43.05    61.29     3.51
7.501% to 8.000%               126      17,885,585      3.89     8.823       623      141,949     89.85     44.35    75.32     1.97
8.001% to 8.500%                31       4,451,671      0.97     9.328       609      143,602     89.94     42.44    76.62     0.00
8.501% to 9.000%                13       1,647,532      0.36     9.671       629      126,733     96.27     43.60    70.73     0.00
9.001% to 9.500%                 2         189,206      0.04    10.322       620       94,603     95.78     27.44    57.84     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       2,657     460,008,924    100.00     8.384       629      173,131     87.70     43.95    75.56     9.91
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.375% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.236% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF MAXIMUM          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
MORTGAGE RATES              LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
----------------          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                  3         436,308      0.09     5.373       635      145,436     79.99     44.22   100.00     0.00
11.501% to 12.000%              19       3,077,837      0.67     6.189       679      161,991     85.33     42.75    91.69    37.59
12.001% to 12.500%              68      13,229,573      2.88     6.454       664      194,553     80.12     45.64    94.72    17.73
12.501% to 13.000%             265      49,658,600     10.80     6.877       658      187,391     80.75     45.98    84.90    16.01
13.001% to 13.500%             344      61,668,868     13.41     7.338       654      179,270     80.61     44.86    70.10    14.81
13.501% to 14.000%             401      78,974,661     17.17     7.838       638      196,944     84.33     44.63    65.31    12.79
14.001% to 14.500%             341      62,368,616     13.56     8.335       622      182,899     88.83     43.53    71.07     8.25
14.501% to 15.000%             437      78,027,594     16.96     8.806       616      178,553     91.06     43.61    75.89     5.74
15.001% to 15.500%             243      42,287,749      9.19     9.305       611      174,024     92.81     42.27    73.40     5.28
15.501% to 16.000%             172      27,732,846      6.03     9.781       609      161,237     95.31     42.98    80.99     7.83
16.001% to 16.500%             107      14,652,046      3.19    10.249       616      136,935     97.25     41.18    84.54     2.43
16.501% to 17.000%              97      11,879,646      2.58    10.743       597      122,471     97.28     42.40    90.28     3.14
17.001% to 17.500%              55       6,335,914      1.38    11.285       593      115,198     97.01     43.77    89.92     2.46
17.501% to 18.000%              55       5,852,111      1.27    11.750       574      106,402     96.83     43.14    91.30     0.00
18.001% to 18.500%              42       3,320,235      0.72    12.288       585       79,053     96.21     40.61    93.41     0.00
18.501% to 19.000%               8         506,319      0.11    12.694       584       63,290     97.39     35.66   100.00     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       2,657     460,008,924    100.00     8.384       629      173,131     87.70     43.95    75.56     9.91
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.250% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.376% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
NEXT RATE                 MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT DATE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
October 2007                     1         159,950      0.03     7.750       565      159,950     80.00     52.77   100.00   100.00
November 2007                    2         163,686      0.04     8.817       573       81,843     79.86     44.22   100.00     0.00
February 2008                    2          86,797      0.02     8.236       605       43,398     68.61     41.62   100.00     0.00
March 2008                       6         513,897      0.11     8.499       644       85,650     83.86     41.34    63.37     0.00
April 2008                       9         675,084      0.15     8.396       635       75,009     86.66     37.53    83.27     0.00
May 2008                         3         330,109      0.07     9.176       607      110,036     89.50     38.62   100.00     0.00
June 2008                        4         688,618      0.15     8.439       638      172,154     87.18     45.12    53.75     0.00
July 2008                        6         897,926      0.20     8.157       630      149,654     88.28     49.20   100.00     0.00
August 2008                     28       4,130,173      0.90     8.142       637      147,506     89.47     46.09    59.02    11.56
September 2008                  82      14,788,046      3.21     8.556       644      180,342     90.72     47.34    69.15    32.79
October 2008                   750     130,410,664     28.35     8.943       626      173,881     93.05     43.73    74.73    15.26
November 2008                  502      91,436,959     19.88     8.562       629      182,145     89.97     44.69    79.44     7.63
December 2008                  627     112,552,042     24.47     7.875       624      179,509     81.64     43.53    73.49     6.79
March 2009                       5         706,834      0.15     7.694       634      141,367     79.66     43.02    80.23     0.00
April 2009                      10       1,684,880      0.37     8.099       620      168,488     76.26     41.16    75.79     0.00
May 2009                        10       1,734,674      0.38     8.406       625      173,467     74.31     38.75    61.78     0.00
June 2009                        3         709,801      0.15     7.404       646      236,600     79.53     49.24    42.64     0.00
July 2009                        7         829,921      0.18     7.836       643      118,560     85.19     48.90    65.27     0.00
August 2009                     10       1,698,033      0.37     8.383       623      169,803     92.56     47.08    67.59     0.00
September 2009                  29       4,243,102      0.92     8.259       658      146,314     89.22     45.73    79.03     2.42
October 2009                   148      22,333,224      4.85     8.241       639      150,900     85.72     42.97    73.61     3.51
November 2009                   96      14,449,546      3.14     7.985       636      150,516     84.23     43.22    82.27     3.69
December 2009                  211      34,195,354      7.43     7.887       628      162,063     83.96     43.38    80.14     1.08
January 2010                     1          92,973      0.02     7.630       684       92,973     94.90     51.36   100.00     0.00
December 2010                    1          94,832      0.02     8.380       699       94,832     90.00     34.89   100.00     0.00
March 2011                       2         299,800      0.07     7.881       617      149,900     70.52     49.62   100.00     0.00
May 2011                         1         157,981      0.03     8.000       608      157,981     80.00     44.84   100.00     0.00
July 2011                        1         129,794      0.03     8.875       710      129,794    100.00     35.44     0.00     0.00
September 2011                   2         195,704      0.04     9.431       694       97,852    100.00     34.63    61.32    61.32
October 2011                    35       7,469,806      1.62     8.581       658      213,423     90.68     44.92    74.31    19.42
November 2011                   25       5,305,320      1.15     8.324       642      212,213     93.18     45.20    78.09    21.50
December 2011                   36       6,564,726      1.43     7.454       662      182,354     79.61     41.28    72.27    14.01
November 2013                    1         107,895      0.02     8.750       592      107,895     80.00     37.18     0.00     0.00
December 2013                    1         170,773      0.04     8.000       695      170,773     80.00     43.02     0.00   100.00
                             -----     -----------    ------     -----       ---      -------    ------     -----   ------   ------
TOTAL:                       2,657     460,008,924    100.00     8.384       629      173,131     87.70     43.95    75.56     9.91
                             =====     ===========    ======     =====       ===      =======    ======     =====   ======   ======

GROUP TWO MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $662,133,279
Aggregate Original Principal Balance      $662,678,742
Number of Mortgage Loans                         2,447

                                  MINIMUM      MAXIMUM    AVERAGE (1)
                                ----------   ----------   -----------
Original Principal Balance         $12,500   $1,575,000      $270,813
Outstanding Principal Balance      $12,448   $1,575,000      $270,590

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           161          358           355
Loan Age (mos)                          2           21             5
Current Interest Rate               5.375%      12.999%        8.041%
Initial Interest Rate Cap(4)        3.000%       3.000%        3.000%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.250%       9.990%        6.076%
Maximum Mortgage Rate(4)           11.375%      18.800%       13.953%
Minimum Mortgage Rate(4)            5.375%      12.800%        7.955%
Months to Roll(4)                       3          114            23
Original Loan-to-Value              25.05%      100.00%        86.35%
Combined Loan-to-Value              25.05%      100.00%        96.81%
Credit Score (3)                      503          817           656

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   08/01/2020   01/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                               96.82%
2nd Lien                                3.18%

OCCUPANCY
Primary                                99.45%
Second Home                             0.10%
Investment                              0.45%

LOAN TYPE
Fixed Rate                              9.56%
ARM                                    90.44%

AMORTIZATION TYPE
Fully Amortizing                       16.27%
Interest Only                          25.71%
15/30 Balloon                           0.27%
30/45 Balloon                          27.36%
30/40 Balloon                          12.90%
30/50 Balloon                          17.49%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2005                                    0.44%
2006                                   99.56%

LOAN PURPOSE
Purchase                               76.86%
Refinance - Rate/Term                   2.48%
Refinance - Cashout                    20.67%

PROPERTY TYPE
Single Family                          73.73%
Condominium                             5.02%
Planned Unit Development               15.12%
Two- to Four-Family                     6.13%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
RANGE OF MORTGAGE RATES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                   2         575,303      0.09     5.378       649      287,651     79.99     41.68   100.00     0.00
5.501% to 6.000%                19       5,396,744      0.82     5.868       673      284,039     81.61     42.13    63.14    40.57
6.001% to 6.500%                73      22,835,164      3.45     6.391       670      312,810     80.64     46.45    91.25    46.90
6.501% to 7.000%               295      99,723,686     15.06     6.880       679      338,046     80.73     46.07    52.27    36.29
7.001% to 7.500%               458     146,440,231     22.12     7.337       672      319,738     80.66     46.38    36.58    30.21
7.501% to 8.000%               433     133,510,969     20.16     7.817       663      308,339     84.50     44.85    38.23    21.97
8.001% to 8.500%               248      74,709,736     11.28     8.302       646      301,249     88.48     45.51    46.29    21.56
8.501% to 9.000%               247      71,479,002     10.80     8.791       635      289,389     93.44     44.01    56.57    29.80
9.001% to 9.500%               146      31,718,691      4.79     9.294       638      217,251     95.55     41.95    53.27    13.44
9.501% to 10.000%              161      34,231,865      5.17     9.744       621      212,620     97.07     42.65    65.84    14.37
10.001% to 10.500%              73      10,999,717      1.66    10.275       622      150,681     97.93     42.74    77.26     0.00
10.501% to 11.000%              77      11,315,334      1.71    10.796       612      146,952     97.62     42.03    68.87     3.34
11.001% to 11.500%              68       6,617,573      1.00    11.297       618       97,317     98.53     41.75    60.57     8.89
11.501% to 12.000%              70       6,371,085      0.96    11.791       576       91,016     96.75     42.81    81.27     0.00
12.001% to 12.500%              49       3,861,278      0.58    12.303       601       78,802     98.61     43.80    65.29     0.00
12.501% to 13.000%              28       2,346,903      0.35    12.759       589       83,818     98.97     44.35    83.20     0.00
                             -----     -----------    ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======    ======       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.375% per annum to 12.999% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.041% per annum.

REMAINING MONTHS TO STATED MATURITY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
REMAINING TERMS (MONTHS)    LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------------  --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
157 to 168                       2          59,177      0.01    11.127       596       29,588    100.00     40.58   100.00     0.00
169 to 180                      26       2,158,600      0.33     9.979       684       83,023     96.98     45.42    26.57     0.00
217 to 228                       1          80,355      0.01     8.625       545       80,355     83.98     42.40   100.00     0.00
229 to 240                       1          81,463      0.01     7.750       552       81,463     75.00     28.38   100.00     0.00
337 to 348                      22       4,619,547      0.70     7.396       628      209,979     81.71     45.19    58.17    38.04
349 to 360                   2,395     655,134,138     98.94     8.039       656      273,542     86.35     45.00    49.22    25.71
                             -----     -----------    ------    ------       ---      -------    ------     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======    ======       ===      =======    ======     =====   ======    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 161 months to 358 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE                        OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OF ORIGINAL MORTGAGE      MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PRINCIPAL BALANCES     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less                 79       3,088,643      0.47    10.955       640       39,097     96.11     42.10    59.54     0.00
$50,001 to $100,000            349      25,944,904      3.92     9.765       632       74,341     91.34     40.54    70.92     0.00
$100,001 to $150,000           318      40,212,793      6.07     8.898       637      126,455     87.77     40.47    66.25     2.25
$150,001 to $200,000           322      56,783,756      8.58     8.262       645      176,347     85.42     41.26    63.55     9.25
$200,001 to $250,000           261      58,490,427      8.83     8.057       652      224,101     84.47     44.42    54.19    11.39
$250,001 to $300,000           248      67,693,989     10.22     7.971       656      272,960     85.33     44.98    48.26    19.08
$300,001 to $350,000           185      59,877,336      9.04     7.802       662      323,661     84.76     44.93    40.94    24.90
$350,001 to $400,000           150      56,109,031      8.47     7.708       658      374,060     85.45     47.33    36.20    36.78
$400,001 to $450,000           121      52,022,589      7.86     7.719       665      429,939     85.78     46.55    42.80    32.10
$450,001 to $500,000           115      54,411,640      8.22     7.874       659      473,145     86.82     47.19    46.11    29.56
$500,001 to $550,000            95      49,782,429      7.52     7.781       658      524,026     86.42     48.23    44.29    31.66
$550,001 to $600,000            80      46,085,948      6.96     7.907       662      576,074     88.38     46.87    42.46    36.29
$600,001 to $650,000            42      26,279,938      3.97     7.676       661      625,713     84.69     47.01    40.51    45.40
$650,001 to $700,000            25      16,879,834      2.55     8.071       673      675,193     93.46     44.26    35.89    43.85
$700,001 to $750,000            18      13,111,205      1.98     8.219       639      728,400     89.70     43.54    50.13    27.82
$750,001 to $800,000            15      11,728,705      1.77     8.155       653      781,914     86.17     45.31    46.93    53.27
$800,001 to $850,000             1         816,000      0.12     6.500       668      816,000     80.00     33.95   100.00   100.00
$850,001 to $900,000             8       6,983,076      1.05     7.761       654      872,885     92.05     49.07    75.25    25.33
$900,001 to $950,000             7       6,510,405      0.98     7.777       682      930,058     88.82     44.23    57.28   100.00
$950,001 to $1,000,000           4       3,931,199      0.59     7.120       664      982,800     73.73     41.52   100.00    25.44
$1,000,001 or greater            4       5,389,433      0.81     7.109       726    1,347,358     77.14     37.53    42.94    80.81
                             -----     -----------    ------    ------       ---    ---------     -----     -----   ------   ------
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======    ======       ===    =========     =====     =====   ======   ======

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,448 to approximately $1,575,000 and the average outstanding principal balance of the Mortgage Loans was approximately $270,590.

PRODUCT TYPES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PRODUCT TYPES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10/20 LIBOR Loans                1       1,575,000      0.24     7.000       761    1,575,000     75.00     38.00     0.00   100.00
15 Year Fixed Loans              4         402,411      0.06     8.606       609      100,603     84.13     33.71   100.00     0.00
15/30 Balloon Loans             24       1,815,366      0.27    10.321       697       75,640     99.93     47.86    12.69     0.00
20 Year Fixed Loans              2         161,818      0.02     8.185       549       80,909     79.46     35.34   100.00     0.00
2/28 LIBOR Loans               677     210,618,965     31.81     8.204       657      311,106     89.48     44.83    45.29    67.96
2/28 LIBOR Loans
   (40 due in 30)              188      65,156,243      9.84     8.696       642      346,576     96.62     44.82    62.61     0.00
2/28 LIBOR Loans
   (45 due in 30)              405     120,787,895     18.24     7.633       669      298,242     80.81     46.55    31.66     0.00
2/28 LIBOR Loans
   (50 due in 30)              296      93,709,909     14.15     7.610       646      316,588     81.34     46.05    51.47     0.00
30 Year Fixed Loans            216      26,497,491      4.00     8.300       648      122,674     85.64     40.36    80.80     8.14
30/40 Balloon Loans            182      15,414,879      2.33    10.942       658       84,697     97.81     45.96    46.15     0.00
30/45 Balloon Loans             68      13,411,479      2.03     7.936       627      197,228     82.01     41.64    85.61     0.00
30/50 Balloon Loans             28       5,583,969      0.84     7.194       646      199,427     79.90     39.24    83.19     0.00
3/27 LIBOR Loans                53       9,662,447      1.46     8.090       650      182,310     87.42     39.48    74.15    26.34
3/27 LIBOR Loans
   (40 due in 30)               10       2,627,514      0.40     8.288       642      262,751     89.88     46.36    82.71     0.00
3/27 LIBOR Loans
   (45 due in 30)              157      43,563,157      6.58     7.842       660      277,472     82.20     45.14    42.14     0.00
3/27 LIBOR Loans
   (50 due in 30)               51      14,449,203      2.18     7.572       634      283,318     82.86     47.14    74.94     0.00
5/25 LIBOR Loans                62      29,013,409      4.38     7.518       680      467,958     84.78     42.62    43.92    71.70
5/25 LIBOR Loans
   (40 due in 30)                6       2,225,727      0.34     7.589       640      370,954     98.33     52.05   100.00     0.00
5/25 LIBOR Loans
   (45 due in 30)                9       2,944,290      0.44     7.139       673      327,143     80.10     48.52    73.54     0.00
5/25 LIBOR Loans
   (50 due in 30)                6       2,034,366      0.31     7.438       649      339,061     84.38     49.48    89.58     0.00
7/23 LIBOR Loans
   (45 due in 30)                2         477,743      0.07     5.753       657      238,872     80.00     44.70    78.60     0.00
                             -----     -----------    ------    ------       ---    ---------     -----     -----   ------   ------
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======    ======       ===    =========     =====     =====   ======   ======

AMORTIZATION TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
AMORTIZATION TYPE           LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing               613     107,711,910     16.27     8.896       631      175,713     89.99     41.16    69.66     0.00
Balloon                      1,432     384,201,740     58.02     7.976       654      268,297     84.83     45.76    49.11     0.00
60 Month Interest-Only         382     158,049,198     23.87     7.661       675      413,741     88.19     46.09    37.40   100.00
120 Month Interest-Only         20      12,170,431      1.84     7.476       690      608,522     78.37     40.58    25.67   100.00
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----   ------
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====   ======

ADJUSTMENT TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT TYPE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                          1,923     598,845,867     90.44     7.958       657      311,412     86.21     45.31    46.84    28.06
Fixed Rate                     524      63,287,412      9.56     8.829       646      120,778     87.72     42.07    71.81     3.41
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GEOGRAPHIC DISTRIBUTION     LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                          9       1,170,687      0.18     9.712       641      130,076     95.75     38.25   100.00     0.00
Alaska                           1         284,461      0.04    10.650       591      284,461     95.00     40.01   100.00     0.00
Arizona                         71      16,097,582      2.43     8.029       644      226,727     85.29     45.77    69.99     5.31
Arkansas                        11       1,315,023      0.20     8.631       634      119,548     88.34     45.13   100.00     8.36
California                     927     338,320,577     51.10     7.701       670      364,963     85.04     47.28    32.94    39.88
Colorado                        74      16,427,731      2.48     7.755       642      221,996     86.07     41.29    76.09    10.64
Connecticut                      4       1,534,881      0.23     8.246       708      383,720     95.04     43.70    35.95     0.00
Delaware                         3         873,690      0.13     8.523       595      291,230     92.51     37.43   100.00    62.52
District of Columbia             1         509,184      0.08     9.150       645      509,184    100.00     41.54     0.00     0.00
Florida                        219      45,800,174      6.92     8.309       653      209,133     84.56     42.32    43.96    10.46
Georgia                         48      11,082,191      1.67     9.220       621      230,879     92.94     39.60    73.68     3.41
Hawaii                           6       3,863,407      0.58     7.459       664      643,901     95.80     41.63    36.88    82.42
Idaho                           35       6,063,423      0.92     8.142       631      173,241     82.77     40.24    81.54     0.00
Illinois                        29       6,972,921      1.05     8.532       630      240,446     89.82     42.33    73.12    21.18
Indiana                          9       1,463,376      0.22     9.211       607      162,597     98.74     43.12   100.00     0.00
Iowa                            11       1,014,159      0.15     8.811       612       92,196     89.53     42.20   100.00     0.00
Kansas                          14       1,350,724      0.20     8.672       612       96,480     90.36     36.14   100.00     0.00
Kentucky                        19       1,975,040      0.30     8.911       611      103,949     85.44     40.12    79.49     0.00
Louisiana                       11       1,798,570      0.27    10.090       607      163,506     95.21     44.15    84.54     0.00
Maine                            6       1,075,148      0.16     8.714       666      179,191     90.43     36.80    28.80     0.00
Maryland                        26       9,349,117      1.41     8.420       635      359,581     91.57     44.08    74.34    10.28
Massachusetts                   27       8,432,832      1.27     8.656       656      312,327     90.12     45.10    44.93     9.20
Michigan                        45       6,120,700      0.92     8.780       642      136,016     90.59     38.96    55.03     1.69
Minnesota                       10       2,888,615      0.44     8.526       637      288,861     87.11     43.53    83.54     0.00
Mississippi                      9       1,101,322      0.17    10.595       569      122,369     94.47     38.74   100.00     0.00
Missouri                        40       4,681,919      0.71     8.117       618      117,048     86.26     38.82    87.35     0.00
Nebraska                         9       1,170,124      0.18     9.005       618      130,014     87.89     42.59   100.00     0.00
Nevada                          62      15,092,281      2.28     7.936       646      243,424     87.09     44.68    58.47    15.22
New Hampshire                    1         233,527      0.04    11.170       563      233,527     95.00     40.97   100.00     0.00
New Jersey                      20       6,039,260      0.91     9.408       622      301,963     91.83     45.81    57.79     7.91
New Mexico                       4         774,664      0.12     8.607       660      193,666     86.92     39.60    48.64     0.00
New York                        33      15,212,450      2.30     8.351       659      460,983     98.48     45.26    61.78    29.85
North Carolina                  36       6,703,454      1.01     8.945       638      186,207     90.97     41.36    85.54     2.39
Ohio                           113      15,426,475      2.33     8.763       626      136,517     91.34     39.62    86.98    10.21
Oklahoma                        29       3,147,420      0.48     8.469       622      108,532     84.28     35.26    78.38     0.00
Oregon                          63      16,089,829      2.43     7.909       651      255,394     82.35     42.70    60.29     9.09
Pennsylvania                    56       7,719,597      1.17     8.937       613      137,850     89.61     42.52    91.50     5.05
Rhode Island                     7       1,754,081      0.26     8.656       652      250,583     93.56     45.52    76.80    15.68
South Carolina                   4       1,086,931      0.16     8.903       618      271,733     96.91     46.93   100.00    29.90
Tennessee                       41       6,546,866      0.99     7.783       637      159,680     82.81     41.42    96.45     0.00
Texas                           53       7,780,342      1.18    11.028       558      146,799     95.72     40.39    88.17     2.27
Utah                            34       7,209,497      1.09     8.139       650      212,044     85.49     39.76    67.09    16.24
Virginia                        25       7,290,630      1.10     8.902       621      291,625     90.45     44.39    69.58    23.92
Washington                     181      49,849,342      7.53     7.906       659      275,411     83.16     44.42    58.54    11.60
Wisconsin                        5         505,799      0.08     8.655       665      101,160     90.18     43.26    67.81     0.00
Wyoming                          6         933,258      0.14     7.835       663      155,543     84.27     31.52   100.00     0.00
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

No more than approximately 0.55% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF ORIGINAL         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  10         846,365      0.13     7.384       619       84,636     43.13     39.31   100.00    17.13
50.01% to 55.00%                 7         698,468      0.11     7.706       612       99,781     51.61     32.90    84.25     0.00
55.01% to 60.00%                12       1,744,653      0.26     7.563       601      145,388     58.33     34.95    57.67     0.00
60.01% to 65.00%                12       3,001,417      0.45     7.779       626      250,118     63.67     42.56    70.35    25.82
65.01% to 70.00%                30       6,567,201      0.99     7.361       607      218,907     68.42     42.35    79.21     2.24
70.01% to 75.00%               143      45,251,209      6.83     7.457       671      316,442     74.78     44.49    30.78    21.13
75.01% to 80.00%             1,082     324,620,008     49.03     7.412       674      300,018     79.96     45.88    36.45    26.38
80.01% to 85.00%                50      12,165,330      1.84     8.435       589      243,307     84.37     44.12    79.11     0.00
85.01% to 90.00%               101      25,266,700      3.82     8.194       619      250,165     89.85     44.71    79.36     9.73
90.01% to 95.00%               292      87,962,438     13.28     8.940       609      301,241     94.76     44.34    74.31    23.85
95.01% to 100.00%              708     154,009,491     23.26     9.015       655      217,528     99.93     44.16    57.73    32.80
                             -----     -----------    ------     -----       ---      -------     -----     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 25.05% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 3.18% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.87%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 21.26%.

COMBINED LOAN-TO-VALUE RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF COMBINED         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN-TO-VALUE RATIOS        LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                  10         846,365      0.13     7.384       619       84,636     43.13     39.31   100.00    17.13
50.01% to 55.00%                 7         698,468      0.11     7.706       612       99,781     51.61     32.90    84.25     0.00
55.01% to 60.00%                12       1,744,653      0.26     7.563       601      145,388     58.33     34.95    57.67     0.00
60.01% to 65.00%                12       3,001,417      0.45     7.779       626      250,118     63.67     42.56    70.35    25.82
65.01% to 70.00%                28       5,321,387      0.80     7.481       594      190,050     68.05     42.24    74.34     2.76
70.01% to 75.00%                26       9,035,679      1.36     7.600       639      347,526     74.01     38.24    56.04    16.60
75.01% to 80.00%                72      20,848,575      3.15     7.540       630      289,564     79.76     41.00    74.32    14.31
80.01% to 85.00%                50      12,165,330      1.84     8.435       589      243,307     84.37     44.12    79.11     0.00
85.01% to 90.00%               111      30,843,446      4.66     8.034       633      277,869     87.46     44.82    67.37    13.08
90.01% to 95.00%               306      93,124,885     14.06     8.855       612      304,330     93.91     44.42    71.97    23.77
95.01% to 100.00%            1,813     484,503,075     73.17     7.916       670      267,238     85.96     45.55    41.17    28.59
                             -----     -----------    ------     -----       ---      -------     -----     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 25.05% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 96.81%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 3.18% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.87%. Approximately 51.60% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.69%.

DEBT-TO-INCOME RATIOS

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF DEBT-TO-         MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
INCOME RATIOS               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------

20.00% or less                  72      13,672,735      2.06     8.111       642      189,899     84.27     14.38    77.15    24.15
20.01% to 25.00%                59      11,776,553      1.78     8.341       622      199,603     87.25     22.77    75.11     9.54
25.01% to 30.00%               106      19,393,492      2.93     8.580       626      182,957     88.47     27.57    71.43     9.13
30.01% to 35.00%               162      31,729,868      4.79     8.555       642      195,863     88.49     32.61    60.81    16.92
35.01% to 40.00%               244      58,227,015      8.79     8.161       654      238,635     88.39     37.76    58.24    32.61
40.01% to 45.00%               432     114,325,859     17.27     8.139       658      264,643     87.54     42.93    45.84    27.00
45.01% to 50.00%               856     252,861,849     38.19     7.907       668      295,399     84.32     48.00    26.82    28.93
50.01% to 55.00%               426     131,419,537     19.85     7.990       646      308,497     87.52     52.16    71.07    23.87
55.01% to 60.00%                90      28,726,371      4.34     7.737       640      319,182     86.94     55.58    90.08    14.95
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 4.16% to 58.96% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 45.00%.

LOAN PURPOSE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
LOAN PURPOSE                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Purchase                     1,988     508,903,196     76.86     8.050       663      255,988     86.27     44.82    43.76    26.03
Refinance - Cashout            402     136,835,781     20.67     7.991       635      340,388     86.58     45.57    65.81    25.29
Refinance - Rate Term           57      16,394,303      2.48     8.180       616      287,619     87.23     45.81    80.68    19.31
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

PROPERTY TYPE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PROPERTY TYPE               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                1,846     488,205,097     73.73     8.014       654      264,466     86.19     45.15    51.37    25.75
Planned Unit Development       355     100,088,296     15.12     8.198       647      281,939     87.70     43.74    56.98    20.97
Two- to Four-Family            114      40,598,380      6.13     7.961       692      356,126     85.54     45.73    16.28    39.83
Condo                          132      33,241,507      5.02     8.068       668      251,830     85.64     45.70    34.67    22.05
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

DOCUMENTATION

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
DOCUMENTATION               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - Full
   Documentation               405     115,652,816     17.47     8.966       618      285,563     97.87     45.11   100.00    31.15
Option One - Bank
   Statements                   18       6,899,678      1.04     9.633       598      383,315     96.80     40.92     0.00    30.53
Option One - Limited
   Documentation                 1         734,432      0.11     9.375       663      734,432    100.00     27.78     0.00     0.00
Option One - Stated
   Documentation               137      59,070,931      8.92     8.447       679      431,175     98.56     43.28     0.00    55.72
Option One - No
   Documentation                 2         829,974      0.13     9.444       757      414,987     95.00        --     0.00     0.00
Ownit - Full
   Documentation               937     210,302,348     31.76     7.707       635      224,442     83.14     44.12   100.00    12.47
Ownit - Low
   Documentation                47      17,322,075      2.62     7.625       666      368,555     82.66     41.92     0.00    38.54
Ownit - Stated
   Documentation               900     251,321,026     37.96     7.776       686      279,246     80.77     46.46     0.00    26.38
                             -----     -----------    ------     -----       ---      -------    ------     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======    ======     =====   ======    =====

OCCUPANCY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
OCCUPANCY                   LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                      2,420     658,480,374     99.45     8.037       656      272,099     86.36     45.01    49.16    25.83
Investment                      25       2,964,403      0.45     8.980       654      118,576     83.63     41.57    69.12     4.89
Second Home                      2         688,502      0.10     7.876       687      344,251     88.46     46.63    24.17     0.00
                             -----     -----------    ------     -----       ---      -------     -----     -----    -----    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====    =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS AGE        MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
(MONTHS)                    LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2                                2         492,812      0.07     6.500       645      246,406     80.00     40.15   100.00    68.99
3                              736     206,567,534     31.20     7.542       655      280,662     80.85     45.08    49.32    21.50
4                              411     123,535,511     18.66     8.131       656      300,573     87.59     44.30    54.63    20.96
5                              929     244,807,796     36.97     8.429       652      263,518     90.67     45.04    51.80    29.27
6                              160      44,966,387      6.79     7.936       682      281,040     86.83     45.91    23.06    39.28
7                               80      17,001,774      2.57     7.930       677      212,522     84.49     46.36    26.89    20.56
8                               36       9,141,173      1.38     8.026       663      253,921     84.22     46.33    34.13    43.03
9                               18       3,293,464      0.50     9.108       631      182,970     85.77     43.66    64.69    15.30
10                              32       4,320,819      0.65     8.875       635      135,026     84.79     43.63    83.16    13.05
11                              18       3,246,929      0.49     8.094       644      180,385     83.34     43.87    82.21     0.00
12                              11       1,851,701      0.28     8.680       625      168,336     81.89     47.78    57.35     0.00
16                               1         170,477      0.03     6.750       655      170,477     79.99     40.54     0.00     0.00
17                               1         408,000      0.06     6.380       625      408,000     80.00     47.02   100.00   100.00
18                               1         274,926      0.04     5.875       634      274,926     80.00     50.21   100.00     0.00
19                               7       1,032,126      0.16     7.320       638      147,447     82.66     47.23    61.25    38.75
20                               1         572,000      0.09     5.630       642      572,000     80.00     29.68     0.00   100.00
21                               3         449,850      0.07     7.332       572      149,950     87.01     45.46   100.00    83.89
                             -----     -----------    ------     -----       ---      -------     -----     -----   ------   ------
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======     =====     =====   ======   ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 5 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ORIGINAL PREPAYMENT       MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
PENALTY TERM                LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None                           513     138,284,041     20.88     8.111       654      269,560     85.89     43.96    58.24    22.42
6 Months                        12       1,185,149      0.18     8.612       610       98,762     90.00     36.06   100.00     0.00
12 Months                      203      77,096,348     11.64     8.068       664      379,785     86.15     45.86    47.81    27.58
24 Months                    1,212     335,910,537     50.73     8.095       656      277,154     87.34     45.75    43.23    28.79
30 Months                        1         261,752      0.04     9.990       677      261,752    100.00     44.01     0.00     0.00
36 Months                      506     109,395,453     16.52     7.758       653      216,197     84.00     43.46    56.82    19.42
                             -----     -----------    ------     -----       ---      -------    ------     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041       656      270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======     =====       ===      =======    ======     =====   ======    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 25 months.

CREDIT SCORES

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
CREDIT SCORES               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
501 to 525                      28       5,458,391      0.82    10.373       515      194,943     91.40     42.12    81.94     6.87
526 to 550                      63      10,831,804      1.64     9.974       540      171,933     89.05     42.84    87.84     0.00
551 to 575                     114      23,383,647      3.53     9.046       564      205,120     85.97     42.90    92.38     1.04
576 to 600                     223      53,759,235      8.12     8.677       590      241,073     90.07     42.67    90.22    10.03
601 to 625                     281      67,424,749     10.19     8.645       614      239,946     91.43     44.21    89.33    11.93
626 to 650                     565     147,506,688     22.29     7.965       639      261,074     86.61     45.34    61.29    22.08
651 to 675                     475     140,891,839     21.29     7.867       662      296,614     85.47     44.96    37.10    31.64
676 to 700                     310      95,018,895     14.36     7.585       687      306,513     84.28     46.12    22.89    39.91
701 to 725                     198      56,221,163      8.50     7.600       711      283,945     84.28     46.19    15.40    31.97
726 to 750                     106      32,595,636      4.93     7.582       736      307,506     82.85     45.70    13.31    33.59
751 to 775                      48      15,764,276      2.38     7.599       762      328,422     82.85     45.82    10.79    51.91
776 to 800                      28      10,029,321      1.52     7.610       786      358,190     84.67     46.44    20.50    32.08
801 to 817                       7       2,793,586      0.42     7.649       807      399,084     85.77     44.73    16.07    11.45
                             -----     -----------    ------    ------       ---      -------     -----     -----    -----    -----
TOTAL:                       2,446     661,679,229    100.00     8.043       656      270,515     86.36     45.00    49.26    25.66
                             =====     ===========    ======    ======       ===      =======     =====     =====    =====    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 656.

CREDIT GRADE

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT                    MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GRADE                       LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
------                    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Option One - AA+               483     161,128,662     24.33     8.654      646       333,600     98.41     44.09    60.02    42.09
Option One - AA                 76      20,361,452      3.08    10.071      576       267,914     95.32     46.10    84.69    15.80
Option One - A                   1         423,907      0.06     9.120      626       423,907    100.00     43.52   100.00     0.00
Option One - B                   3       1,273,809      0.19    10.835      613       424,603     95.50     40.70   100.00     0.00
Ownit - No Grade             1,884     478,945,449     72.33     7.740      663       254,217     81.88     45.27    43.91    20.71
                             -----     -----------    ------    ------      ---       -------    ------     -----   ------    -----
TOTAL:                       2,447     662,133,279    100.00     8.041      656       270,590     86.35     45.00    49.23    25.71
                             =====     ===========    ======    ======      ===       =======    ======     =====   ======    =====

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF                  MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
GROSS MARGINS               LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.500% or less                  27      14,986,558      2.50     7.542       691      555,058     78.32     40.57    15.19    63.99
2.501% to 3.000%                 1          55,036      0.01    11.990       567       55,036     95.00     26.64   100.00     0.00
3.501% to 4.000%                 2         100,263      0.02    11.988       622       50,131     97.49     45.16   100.00     0.00
4.001% to 4.500%                 1         559,252      0.09     5.965       675      559,252    100.00     44.93     0.00   100.00
4.501% to 5.000%                 2         846,926      0.14     5.710       639      423,463     80.00     36.34    32.46    67.54
5.001% to 5.500%                 8       2,224,888      0.37     6.559       659      278,111     80.56     51.82   100.00    58.36
5.501% to 6.000%               594     199,834,979     33.37     8.325       653      336,423     92.83     44.86    55.18    39.85
6.001% to 6.500%               979     299,294,458     49.98     7.676       660      305,714     82.20     45.84    42.50    23.04
6.501% to 7.000%               181      52,024,201      8.69     7.987       659      287,427     85.37     46.36    43.23     9.65
7.001% to 7.500%                52      13,602,420      2.27     8.276       644      261,585     85.88     44.55    45.74    13.09
7.501% to 8.000%                58      11,039,759      1.84     8.868       626      190,341     90.51     40.94    58.79     3.22
8.001% to 8.500%                13       2,935,253      0.49     9.333       608      225,789     86.20     45.95    69.72     9.40
8.501% to 9.000%                 4       1,184,080      0.20     9.868       588      296,020     88.41     44.64    58.90     0.00
9.501% or greater                1         157,795      0.03    10.990       550      157,795    100.00     13.24   100.00     0.00
                             -----     -----------    ------    ------       ---      -------    ------     -----   ------   ------
TOTAL:                       1,923     598,845,867    100.00     7.958       657      311,412     86.21     45.31    46.84    28.06
                             =====     ===========    ======    ======       ===      =======    ======     =====   ======   ======

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.990% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.076% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF MAXIMUM          MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
MORTGAGE RATES              LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
----------------          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                  1          375,501     0.06     5.380       649      375,501     80.00     44.89   100.00     0.00
11.501% to 12.000%              14        4,421,942     0.74     5.860       678      315,853     81.96     40.54    55.01    49.51
12.001% to 12.500%              62       19,724,607     3.29     6.396       668      318,139     81.24     46.38    89.87    49.07
12.501% to 13.000%             281       95,778,598    15.99     6.891       680      340,849     80.84     46.44    49.75    37.58
13.001% to 13.500%             402      136,486,184    22.79     7.338       675      339,518     80.87     46.77    32.60    31.86
13.501% to 14.000%             370      122,905,081    20.52     7.823       666      332,176     84.93     45.45    34.09    23.72
14.001% to 14.500%             214       70,181,043    11.72     8.301       648      327,949     88.74     45.87    44.06    22.95
14.501% to 15.000%             209       66,299,573    11.07     8.785       636      317,223     93.74     44.21    54.46    32.13
15.001% to 15.500%             108       28,178,997     4.71     9.311       631      260,917     95.49     41.81    56.90    15.12
15.501% to 16.000%             108       29,255,740     4.89     9.739       611      270,886     97.03     42.45    72.07    16.82
16.001% to 16.500%              40        7,935,526     1.33    10.274       597      198,388     97.33     42.30    91.57     0.00
16.501% to 17.000%              44        8,230,969     1.37    10.784       590      187,067     96.82     40.26    82.62     4.59
17.001% to 17.500%              23        3,356,590     0.56    11.244       581      145,939     97.29     36.97    79.45    17.52
17.501% to 18.000%              33        4,076,492     0.68    11.747       553      123,530     95.08     42.28    94.24     0.00
18.001% to 18.500%               9        1,063,756     0.18    12.322       561      118,195     95.33     40.51    70.71     0.00
18.501% to 19.000%               5          575,269     0.10    12.621       545      115,054     96.70     35.61    80.22     0.00
                             -----      -----------   ------    ------       ---      -------     -----     -----   ------    -----
TOTAL:                       1,923      598,845,867   100.00     7.958       657      311,412     86.21     45.31    46.84    28.06
                             =====      ===========   ======    ======       ===      =======     =====     =====   ======    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.375% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.953% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                       AGGREGATE     PERCENT                        AVERAGE    WEIGHTED  WEIGHTED
                           NUMBER      PRINCIPAL       OF     WEIGHTED  WEIGHTED   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                             OF         BALANCE     MORTGAGE   AVERAGE   AVERAGE    BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
NEXT RATE                 MORTGAGE    OUTSTANDING     POOL     COUPON    CREDIT   OUTSTANDING     LTV     INCOME     DOC       IO
ADJUSTMENT DATE             LOANS         ($)          (%)       (%)      SCORE       ($)         (%)       (%)      (%)      (%)
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
June 2007                        2         315,450      0.05     7.633       560      157,725     90.00     49.43   100.00    77.03
July 2007                        1         572,000      0.10     5.630       642      572,000     80.00     29.68     0.00   100.00
August 2007                      4         803,885      0.13     7.133       642      200,971     81.95     48.01    50.24    49.76
September 2007                   1         274,926      0.05     5.875       634      274,926     80.00     50.21   100.00     0.00
October 2007                     1         408,000      0.07     6.380       625      408,000     80.00     47.02   100.00   100.00
November 2007                    1         170,477      0.03     6.750       655      170,477     79.99     40.54     0.00     0.00
March 2008                       1          68,794      0.01     8.500       574       68,794     90.00     51.05   100.00     0.00
April 2008                       1         693,632      0.12     7.500       645      693,632     80.00     40.84   100.00     0.00
May 2008                         4       1,411,521      0.24     7.710       657      352,880     76.86     40.04    85.86    39.96
June 2008                        3         756,105      0.13     7.632       655      252,035     78.33     46.04    33.34    66.66
July 2008                       17       6,321,112      1.06     7.473       683      371,830     81.46     48.66    19.25    62.22
August 2008                     32      10,608,802      1.77     7.351       686      331,525     80.65     47.10    15.49    32.95
September 2008                  93      33,587,084      5.61     7.814       679      361,151     85.99     46.63    22.83    43.07
October 2008                   624     193,883,111     32.38     8.390       650      310,710     91.10     45.21    50.15    33.01
November 2008                  290      93,877,968     15.68     8.228       657      323,717     88.92     45.24    50.29    20.80
December 2008                  489     146,027,332     24.38     7.536       655      298,624     80.67     45.62    43.52    23.76
January 2009                     2         492,812      0.08     6.500       645      246,406     80.00     40.15   100.00    68.99
March 2009                       3       1,224,431      0.20     8.295       640      408,144     76.98     50.65    35.51     0.00
April 2009                       6       1,619,956      0.27     7.346       645      269,993     77.74     48.62    83.24     0.00
May 2009                         4       1,264,497      0.21     7.502       653      316,124     76.01     47.86    69.25     0.00
June 2009                        4       1,730,575      0.29     8.941       631      432,644     83.75     44.66    64.93     0.00
July 2009                        5       1,076,987      0.18     7.733       618      215,397     82.96     43.63    63.65     0.00
August 2009                     10       3,026,223      0.51     8.019       667      302,622     86.33     44.49    32.90     0.00
September 2009                  17       3,943,212      0.66     7.613       685      231,954     85.07     45.34    29.35     8.88
October 2009                    74      18,838,520      3.15     7.904       667      254,575     83.71     44.63    44.21     5.95
November 2009                   46      11,221,089      1.87     7.938       646      243,937     82.53     43.41    53.64     1.83
December 2009                  102      26,356,831      4.40     7.717       643      258,400     83.80     45.01    66.60     3.30
June 2010                        1         134,400      0.02     6.625       601      134,400     80.00     36.16   100.00   100.00
August 2010                      1         169,064      0.03     6.875       637      169,064     80.00     45.82   100.00     0.00
September 2011                   2       1,270,000      0.21     7.904       685      635,000     91.50     42.60     0.00   100.00
October 2011                    19       8,858,210      1.48     7.269       657      466,222     94.50     46.44    83.05    63.63
November 2011                   22       9,850,350      1.64     7.908       669      447,743     86.13     41.86    58.86    62.53
December 2011                   38      15,935,767      2.66     7.329       690      419,362     79.07     44.28    34.50    47.71
September 2013                   1         102,242      0.02     7.125       688      102,242     80.00     43.99     0.00     0.00
November 2013                    1         375,501      0.06     5.380       649      375,501     80.00     44.89   100.00     0.00
September 2016                   1       1,575,000      0.26     7.000       761    1,575,000     75.00     38.00     0.00   100.00
                             -----     -----------    ------     -----       ---    ---------     -----     -----   ------   ------
TOTAL:                       1,923     598,845,867    100.00     7.958       657      311,412     86.21     45.31    46.84    28.06
                             =====     ===========    ======     =====       ===    =========     =====     =====   ======   ======

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated:  March 26, 2007)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                 SERIES 2007-HE2

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

MERRILL LYNCH MORTGAGE  MERRILL LYNCH MORTGAGE       MERRILL LYNCH MORTGAGE
     LENDING, INC.         INVESTORS, INC.      INVESTORS TRUST, SERIES 2007-HE2
       SPONSOR               DEPOSITOR                  ISSUING ENTITY

                          ----------------------------

THE TRUST

The Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of adjustable and fixed rate; fully amortizing, interest only and balloon; first and second lien sub-prime residential mortgage loans that were acquired by Merrill Lynch Mortgage Lending, Inc. from Ownit Mortgage Solutions, Inc. and Option One Mortgage Corporation and sold by Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. The mortgage loans will be serviced by Litton Loan Servicing LP, Wilshire Credit Corporation and Option One Mortgage Corporation.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes, and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Investors Trust, Series 2007-HE2. Investing in these certificates involve risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" in this free writing prospectus supplement and page 1 of the attached prospectus. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch Pierce, Fenner & Smith Incorporated, Litton Loan Servicing LP, Wilshire Credit Corporation, Option One Mortgage Corporation, LaSalle Bank National Association or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Principal and interest will be payable monthly, as described herein and in the related prospectus supplement. The first distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination and net swap payments (if any) received from a swap counterparty and cap payments (if any) received from a cap contract counterparty. The issuing entity will also own one or more interest rate corridor contracts purchased for the benefit of the certificates. The interest rate corridor contracts will be provided by the cap contract counterparty.

      THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUING ENTITY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
Summary of Terms                                                             1
Risk Factors                                                                 7
The Certificates                                                            20
      General                                                               20
      Book-Entry Certificates                                               20
      Payments on Mortgage Loans; Accounts; Supplemental Interest Trust     25
      Distribution of Interest                                              26
      Distribution of Principal                                             27
      Excess Cashflow                                                       27
      Interest Rate Swap Agreement                                          27
      Interest Rate Cap Contract                                            28
      Corridor Contracts                                                    28
      Subordination of the Distributions of the Subordinate Certificates    29
      Reports to Certificateholders                                         29
Underwriting Guidelines                                                     31
      General                                                               31
      Ownit Mortgage Solution's Inc. Underwriting Guidelines                33
      Option One Mortgage Corporation's Underwriting Guidelines             36
The Sponsor                                                                 40
Affiliates and Related Transactions                                         41
Static Pool Information                                                     41
The Depositor                                                               42
The Issuing Entity                                                          42
The Servicers                                                               43
      Litton Loan Servicing LP                                              43
      Wilshire Credit Corporation                                           45
      Option One Mortgage Corporation                                       50
The Trustee                                                                 56
The Master Servicer and Securities Administrator                            57
      Securities Administrator                                              57
      Master Servicer                                                       58
The Custodians                                                              59
Cap Contract Counterparty and Swap Counterparty                             59
Administration of the Issuing Entity                                        60
      Servicing and Administrative Responsibilities                         60
Mortgage Loan Servicing                                                     63
      General                                                               63
      Servicing Compensation and Payment of Expenses                        64
      Adjustment to Servicing Fee in Connection with Certain Prepaid
        Mortgage Loans                                                      64
      Evidence as to Compliance                                             64
      Advances                                                              65
      Loss Mitigation Procedures                                            66
      Pledge of Servicing Rights                                            67
The Pooling and Servicing Agreement                                         67
      General                                                               67
      The Issuing Entity                                                    67
      Assignment of Mortgage Loans                                          68
      Amendment                                                             69
      Optional Termination                                                  69
      Events of Default                                                     70
      Rights upon Event of Default                                          70
      The Trustee                                                           71
      Indemnification and Limitation of Liability                           71
      Special Servicing Agreements                                          71
Yield, Prepayment and Weighted Average Life                                 72
      General                                                               72
Material Federal Income Tax Considerations                                  73
      General                                                               73
      Original Issue Discount and Amortizable Bond Premium                  74
      Special Tax Attributes of the Certificates                            74
      Prohibited Transactions Tax and Other Taxes                           75
      The Residual Certificate                                              76
Benefit Plan Considerations                                                 77
Legal Investment Considerations                                             80
Glossary of Defined Terms                                                   82
Annex I                                                                  A-I-1
      Global Clearance, Settlement and Tax Documentation Procedures      A-I-1
      Certain U.S. Federal Income Tax Documentation Requirements         A-I-4

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

      Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell the mortgage loans to the depositor. See "The Sponsor" and "Affiliates and Related Transactions."

DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity. See "The Depositor" and "Affiliates and Related Transactions."

ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust, Series 2007-HE2, a New York common law trust. See "The Issuing Entity."

TRUSTEE

      Citibank, N.A., a national banking association whose address is 388 Greenwich Street, 14th Floor, New York, New York 10013 and whose telephone number is (212) 816-5805, will act as trustee under the pooling and servicing agreement. See "The Trustee."

MASTER SERVICER AND SECURITIES ADMINISTRATOR

      LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-1816, will act as master servicer and securities administrator of the issuing entity.

      See "The Master Servicer and Securities Administrator."

SERVICERS

      Litton Loan Servicing LP, a Delaware limited partnership whose address is 4828 Loop Central Drive, Houston, Texas 77081 and whose telephone number is
(713) 960-9676, Wilshire Credit Corporation, a California corporation whose address is 14523 SW Millikan Way, Suite 200, Suite 200, Beaverton, Oregon 97005, and Option One Mortgage Corporation, a California corporation whose address is 3 Ada, Irvine, California 92618 and whose telephone number is (800) 326-1500 will act as servicers of the mortgage loans.

      See "The Servicers."

CUSTODIANS

      LaSalle Bank National Association, a national banking association whose address is 2571 Busse Road, Suite 200, Elk Grove, Illinois 60007 and whose telephone number is (847) 766-6429, Wells Fargo Bank, N.A., a national banking association, whose address is 1015 10th Avenue, SE, Minneapolis, Minnesota 55414 and whose telephone number is (612) 667-1117, and Treasury Bank, a division of Countrywide Bank, FSB, whose address is 4100 E. Los Angeles Avenue, Mail Stop TB-4100, Simi Valley, California 93063 will act as custodians of the mortgage loans.

      See "The Custodians."

ORIGINATORS

      Approximately 72.43% of the mortgage loans were originated by Ownit Mortgage Solutions Inc., a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301 and whose telephone number is (818) 595-0200, and approximately 27.57% of the mortgage loans were originated by Option One Mortgage Corporation, a California corporation whose address is 3 Ada, Irvine, California 92618 and whose telephone number is (800) 326-1500.

      See "Underwriting Guidelines."

      Ownit Mortgage Solutions, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code in California on December 28, 2006. See "Underwriting Guidelines -- Ownit Mortgage Solutions Underwriting Guidelines.

CAP CONTRACT COUNTERPARTY

      A cap contract counterparty will provide three interest rate corridor contracts and one interest rate cap contract for the benefit of the holders of some of the classes of certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

SWAP COUNTERPARTY

      A swap counterparty will provide an interest rate swap agreement for the benefit of the holders of some of the classes of certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  [FLOW CHART]

IMPORTANT DATES

CUT-OFF DATE

      The cut-off date will be March 1, 2007.

CLOSING DATE

      The closing date will be on or about March 30, 2007.

RECORD DATE

      For each distribution date, the record date for each class of offered certificates is the last business day of the month preceding such distribution date (or in the case of the first distribution date, the closing date).

DISTRIBUTION DATE

      The distribution date will be the 25th day of each month, beginning in April 2007. If the 25th day is not a business day, then the distribution date will be the next business day after the 25th day of the month.

THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-HE2 CERTIFICATES

      The Merrill Lynch Mortgage Investors Trust, Series 2007-HE2 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of first and second lien, adjustable and fixed-rate, fully amortizing, interest only and balloon sub-prime residential mortgage loans.

      The mortgage loans to be included in the issuing entity will be divided into two mortgage loan groups sorted on the basis of their principal balances or other criteria specified in the related prospectus supplement. Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

      Principal and interest on the certificates will be distributed on the 25th day of each month commencing in April 2007. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Payments

      Interest will accrue on each class of offered certificates at specified annual rates.

      The interest accrual period for any distribution date and the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on the certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

      The interest rate on certain classes of certificates may be limited by an "available funds cap," which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on the actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments (if any) owed to the swap counterparty, and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments (if any) owed to the swap counterparty.

The Interest Rate Corridor Contracts

      The securities administrator, not in its individual capacity but solely on behalf of the issuing entity, will enter into three interest rate corridor contracts with the cap contract counterparty, for the benefit of one or more specified classes of certificates.

      Under each interest rate corridor contract, beginning and ending on specified distribution dates, the cap contract counterparty will be obligated to make fixed payments to the issuing entity if LIBOR (as determined under the related interest rate corridor contract) is between a specified range of rates for each interest rate corridor contract.

      The interest rate corridor contracts will provide only temporary, limited protection against upward movements in LIBOR (as determined under the related interest rate corridor contract).

The Interest Rate Cap Contract

      The supplemental interest trust trustee, on behalf of the supplemental interest trust, will enter into an interest rate cap contract with the cap contract counterparty, for the benefit of the supplemental interest trust.

      Under the interest rate cap contract, on or prior to each distribution date, beginning and ending on specified distribution dates, the cap contract counterparty will be obligated to make payments to the supplemental interest trust based on the lesser of (x) the scheduled cap notional balance for the distribution date and (y) the excess if any, of (A) the beginning aggregate certificate principal balance for such distribution date over (B) the swap notional balance for such distribution date, if LIBOR (as determined under the interest rate cap contract) moves above a specified rate.

The Interest Rate Swap Agreement

      The supplemental interest trust trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with the swap counterparty, for the benefit of the supplemental interest trust. Under the interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the supplemental interest trust, and prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that the fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Principal Payments

      The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the related mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each mortgage pool to pay principal on the related certificates.

      Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under specified circumstances.

LIMITED RECOURSE

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from any interest rate corridor contracts, the interest rate cap contract and the interest rate swap agreement.

CREDIT ENHANCEMENT

      The payment structure of this transaction will include excess interest, overcollateralization, subordination and loss allocation features, net swap payments, if any, received from the swap counterparty, and cap payments, if any, received from the cap contract counterparty to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination

      On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinated classes are the first to forego payment.

Overcollateralization

      If the total principal balance of the mortgage loans in the issuing entity exceeds the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the monthly excess interest, as described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the reduction of the principal balance of the mortgage loans, which will continue until the required level of overcollateralization is reached.

Monthly Excess Interest

      Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Realized Losses

      If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

The Interest Rate Swap Agreement

      Pursuant to the interest rate swap agreement, any net swap payment received will be applied to pay interest shortfalls, maintain overcollateralization, repay losses and pay basis risk shortfalls for the related certificates.

The Interest Rate Cap Contract

      Pursuant to the interest rate cap contract, any cap payment received will be applied to pay interest shortfalls, maintain overcollateralization, repay losses and pay basis risk shortfalls for the related certificates.

NIMs INSURER

      The NIMs Insurer, if any, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of two classes of certificates, the class C certificates and the class P certificates, that we are not offering pursuant to the related prospectus supplement. In such event, the NIMs Insurer will be able to exercise rights which could adversely impact the certificateholders.

See "Risk Factors -- Rights of the NIMs Insurer, if any, may negatively impact the certificates."

OPTIONAL TERMINATION

      Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the securities administrator will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the NIMs Insurer, if any, may purchase all of the mortgage loans, which would result in the termination of the issuing entity. If the auction fails to achieve the sufficient purchase price and the NIMs Insurer, if any, fails to exercise its option to purchase all of the mortgage loans, under certain circumstances the master servicer or Wilshire

Credit Corporation may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

      Generally, all of the certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. However, while the interest rate swap agreement and interest rate cap contract are in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. See "ERISA Considerations" in the prospectus.

TAX STATUS

      The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual certificate) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

      To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

      The residual certificate will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

      Additionally, the residual certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

      You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

      Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

      In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

      Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

      In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy, including Ownit Mortgage Solutions Inc., one of the originators of the mortgage loans, which filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code on December 28, 2006. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

      No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

      Some of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally Wilshire Credit Corporation's practice to satisfy the senior mortgages at or prior to the senior mortgagee's foreclosure sale held by the senior mortgagee only if Wilshire Credit Corporation reasonably believes that it will be able to collect significant net proceeds from the mortgagor or the property.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net monthly excess interest will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net monthly excess interest as distributions of principal in order to maintain the required amount of overcollateralization.

      Net monthly excess interest generally is the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the certificates and the expenses of the issuing entity. Mortgage loans with higher interest rates will contribute more interest to the net monthly excess interest. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net monthly excess interest.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. The servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. In addition, Wilshire Credit Corporation may solicit or refer to any mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the mortgage loans to occur at a faster rate than might otherwise be the case. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicers are expected to enforce these provisions unless enforcement is not permitted by applicable law, there exist certain other circumstances as described in the pooling and servicing agreement, or the related servicer, in a manner consistent with accepted servicing practices, determines that the trust fund would be benefited by not enforcing these provisions.

      To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan unless permitted by accepted servicing practices. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Material Legal Aspects of the Mortgage Loans - Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      The securities administrator will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the issuing entity in an attempt to terminate the issuing entity after the aggregate unpaid principal balance of the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans. If the auction fails to realize a sufficient purchase price, the NIMs Insurer, if any, may purchase all of the mortgage loans. If the auction fails to realize a sufficient purchase price and the NIMs Insurer fails to exercise its purchase option, under certain circumstances the master servicer or Wilshire Credit Corporation may purchase all of the mortgage loans.

      The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

WILSHIRE CREDIT CORPORATION MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

      Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments of the mortgage loans secured by Wilshire Credit Corporation may be higher than would otherwise be the case.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES USED IN CONNECTION WITH ORIGINATION OF THE MORTGAGE LOANS IN THE ISSUING ENTITY CARRY A RISK OF HIGHER DELINQUENCIES

      The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property. See "Underwriting Guidelines" in this free writing prospectus supplement.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATES ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR

      The pass-through rates on classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described in the free writing prospectus and are subject to available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

      An available funds cap effectively limits the amount of interest accrued on the certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses, including swap payments (if any), of the issuing entity owed to the swap counterparty. Various factors may cause an available funds cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap limiting increases in the interest rates for the certificates. Furthermore, if an available funds cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

      A maximum rate cap limits the interest rates on the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity, including swap payments (if any) owed to the swap counterparty. A maximum rate cap may limit increases in the interest rates of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

      The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the Class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

THE INTEREST RATE CAP CONTRACT

      Any amounts received pursuant to the terms of the interest rate cap contract will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the cap contract counterparty unless the amount of LIBOR (as determined under the interest rate cap contracts) moves above a specified rate. We cannot assure you that any amounts will be received under the interest rate cap contract, or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain required overcollateralization, repay losses and pay basis risk shortfalls on the related mortgage loans.

THE INTEREST RATE SWAP AGREEMENT

      Any amounts received pursuant to the terms of the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain required overcollateralization, repay losses and pay basis risk shortfalls on the related mortgage loans.

      Further, any net swap payment payable to the swap counterparty pursuant to the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

      In the event that the supplemental interest trust, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

      The interest rate swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the interest rate swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the interest rate swap agreement will result in an "additional termination event" under the interest rate swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the supplemental interest trust exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the interest rate swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

FAILURE OF THE CAP CONTRACT COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A CAP CONTRACT COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A CAP TERMINATION EVENT

      The interest rate cap contract imposes a contractual obligation on the cap contract counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the cap contract counterparty cannot provide the required information in accordance with the interest rate cap contract, the cap contract counterparty is required to replace itself with a cap provider that can provide the necessary information. If the cap contract counterparty cannot secure a replacement provider, the failure to comply with the interest rate cap contract will result in an "additional termination event" under the interest rate cap contract in which the cap provider is the sole affected party.

OPTION ONE MORTGAGE CORPORATION AND MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

      With respect to the mortgage loans originated by Ownit Mortgage Solutions, Inc., Merrill Lynch Mortgage Lending, Inc. has made various representations and warranties to Merrill Lynch Mortgage Investors, Inc.

      With respect to the mortgage loans originated by Option One Mortgage Corporation, Option One Mortgage Corporation has made various representations and warranties to Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc. will restate certain of those representations and warranties to Merrill Lynch Mortgage Investors, Inc. and will also make certain additional representations and warranties with respect to the mortgage loans .

      The representations and warranties of Merrill Lynch Mortgage Lending, Inc., Merrill Lynch Mortgage Investors, Inc. and Option One Mortgage Corporation are summarized in "Descriptions of the Agreements -- Representations and Warranties; Repurchases" in the prospectus.

      If Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan, on which it is required to make such representations and warranties, then Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of Option One Mortgage Corporation or Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

ALLOCATION OF LOSSES TO SUBORDINATE CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

      If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the principal balances of the subordinate certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on each class of the subordinate certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the subordinate certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Certain of the mortgage loans may have been originated simultaneously with a second lien mortgage loan. These second lien mortgage loans are not to be included in the trust fund. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. Further, a servicer may declare a default on the junior lien mortgage loan even though the first lien mortgage loan is current, which would constitute a default on the first lien mortgage loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property was also encumbered by a second lien mortgage loan to a mortgagee other than the related originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loans from the originator or from any other lender.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

      The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR THE SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sale as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If this transfer was to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of Litton Loan Servicing LP, Wilshire Credit Corporation, or Option One Mortgage Corporation, as a servicer, the bankruptcy trustee or receiver may have the power to prevent LaSalle Bank National Association, as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Litton Loan Servicing LP, Wilshire Credit Corporation or Option One Mortgage Corporation, as a servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE INTEREST RATE CORRIDOR CONTRACTS, INTEREST RATE CAP CONTRACT AND THE INTEREST RATE SWAP AGREEMENT ARE SUBJECT TO COUNTERPARTY RISK

      The assets of the issuing entity will include three interest rate corridor contracts, and the assets of the supplemental interest trust will include one interest rate cap contract and one interest rate swap agreement. The interest rate corridor contracts, the interest rate cap contract and the interest rate swap agreement will require the cap contract counterparty and the swap counterparty, as applicable, thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on the certificates depend in part on payments to be received by the securities administrator under the interest rate corridor contracts or the supplemental interest trust trustee under the interest rate cap contract or the interest rate swap agreement, the ability of the securities administrator or the supplemental interest trust trustee, respectively, to make such payments on such certificates will be subject to the credit risk of the cap contract counterparty or the swap counterparty to such interest rate corridor contracts, the interest rate cap contract or the interest rate swap agreement, as applicable. Although there will be a mechanism in place to facilitate replacement of the interest rate corridor contracts, the interest rate cap contract or the interest rate swap agreement upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the securities administrator or the supplemental interest trust trustee, as applicable, to obtain a suitable replacement corridor contract, cap contract or swap agreement.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

            - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

            - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

            - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

            - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS AND ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

      Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 50.01% of the mortgage loans had a loan-to-value ratio, or, with respect to mortgage loans in a second lien position, a combined loan-to-value ratio at the time of origination in excess of 80% but less than or equal to 100%. In addition, with respect to any mortgage loan, the borrower may have also obtained a second lien or more subordinate mortgage loan at or subsequent to the origination of the mortgage loan included in the assets of the issuing entity. This additional indebtedness may increase the likelihood of default by such borrower. Approximately 39.30% of the mortgage loans are in a first lien position with subordinate financing at the time of origination and the weighted average combined loan-to-value ratio at the time of origination for such mortgage loans together with the mortgage loans in a second lien position was approximately 99.61%.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

      Investors should be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. The credit score used for the purpose of this prospectus supplement is the FICO score. The FICO score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO scores are based solely on the information at the particular credit repository, FICO scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

      The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

      Some of the mortgage loans as of the cut-off date may provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of several years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

      The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the issuing entity. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first several years of the term of a mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, then that mortgage loan may be subject to an increased risk of delinquency and loss.

THERE ARE RISKS RELATING TO BALLOON LOANS

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

      The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

            - limit the ability of the servicers to collect principal, interest and servicing advances on the mortgage loans,

            - provide the borrowers with a right to rescind the mortgage loans,

            - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

            - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

            - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

      The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TERRORIST ATTACKS AND MILITARY ACTION

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the related servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

HIGH COST LOANS

      None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

      Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the related servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

      Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

RIGHTS OF THE NIMS INSURER, IF ANY, MAY NEGATIVELY IMPACT THE OFFERED
CERTIFICATES

      Net interest margin securities may be issued by a separate trust that are secured by all or a portion of the class C and class P certificates issued by the issuing entity on the closing date. The NIMs Insurer, if any, of such net interest margin securities will be a third party beneficiary of the pooling and servicing agreement.

      Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMs Insurer Default"), the NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of a servicer default, the right to direct the master servicer to terminate the rights and obligations of a servicer in the event of a default by a servicer, the right to remove the master servicer and the right to consent to the removal or replacement of a servicer or the master servicer.

      Investors in the certificates should note that:

      - the insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the certificates;

      -     the rights to be granted to the NIMs Insurer, if any, are extensive;

      - the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the certificates in connection with the exercise or non-exercise of such NIMs Insurer's rights; and

      - such NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the certificates, and the existence of such NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                                THE CERTIFICATES

GENERAL

      The certificates will represent the entire beneficial ownership interest in the Issuing Entity to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within fifteen (15) days of the initial delivery of the certificates. Reference is made to the attached prospectus, dated March 22, 2007, which is on file with the Securities and Exchange Commission, for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

      The offered certificates (other than the residual certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or

Clearstream Luxembourg or Euroclear in Europe, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the offered certificates (other than the residual certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum certificate principal balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell offered certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences -- Grantor Trust Funds -- Non-U.S. Persons," "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" and "Material Federal Income Tax Consequences -- Tax Treatment of Certificates as Debt for Tax Purposes -- Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Grantor Trust Funds -- Non-U.S. Persons," "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" and "Material Federal Income Tax Consequences -- Tax Treatment of Certificates as Debt for Tax Purposes -- Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such

Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those offered certificates in the secondary market since some potential investors may be unwilling to purchase offered certificates for which they cannot obtain physical certificates.

      Monthly reports on the Issuing Entity provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

      (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

      (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates through DTC. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Issuing Entity will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS; SUPPLEMENTAL INTEREST TRUST

      The Pooling and Servicing Agreement will provide that each Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the Collection Account, into which such Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within a certain number of Business Days of receipt, the payments and collections described in "Description of the Agreements -- Collection Account and Related Accounts" in the prospectus, except that each Servicer may deduct its Servicing Fee, Advances, servicing advances and any expenses in the case of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement will permit each Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account and escrow account in one or more investments acceptable to the respective ratings agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. Each Servicer will be entitled to all income and gain realized, or any other benefits derived, from the related Collection Account and escrow account (other than income required to be paid to the mortgagors), and the income and gain will be subject to withdrawal by each Servicer from time to time. Each Servicer will be required to deposit the amount of any losses incurred in respect to their respective Collection Account investments out of its own funds as the losses are realized.

      The Master Servicer will be obligated to establish the Master Servicer Collection Account, into which each Servicer will deposit or cause to be deposited not later than a specified time on the Servicer Remittance Date from amounts on deposit in the Collection Accounts, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer will be permitted to direct that the funds in the Master Servicer Collection Account be invested so long as the investments mature no later than one Business Day prior to the Distribution Date. All income and gain realized, and any other benefits derived, from any Master Servicer Collection Account investment will belong to the Master Servicer. The Master Servicer or its designee will be required to deposit in the Master Servicer Collection Account out of its own funds the amount of any losses incurred in respect of any Master Servicer Collection Account investment, as the losses are realized.

      The Securities Administrator will be obligated to establish the Certificate Account, into which the Master Servicer will deposit or cause to be deposited no later than one Business Day prior to the Distribution Date (or at such other time and date as is mutually agreed upon between the Master Servicer and the Securities Administrator) from amounts on deposit in the Master Servicer Collection Account. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Securities Administrator will be permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Securities Administrator. The Securities Administrator or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

      The Securities Administrator will be obligated to establish the Corridor Contract Account to be held in trust by the Securities Administrator for the benefit of the certificateholders, into which the Securities Administrator shall promptly deposit upon receipt any amounts received by it and paid pursuant to any related Corridor Contract. The funds in the Corridor Contract Account shall not be invested.

      The Supplemental Interest Trust Trustee will be directed to establish the Supplemental Interest Trust as a separate trust, the corpus of which will be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the certificateholders. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty, or Cap Payments received from the Cap Contract Counterparty, will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On or before each Distribution Date, the Supplemental Interest Trust Trustee will distribute funds in the Supplemental Interest Trust in the manner described in "Description of the Certificates -- Distributions from the Supplemental Interest Trust" in the related prospectus supplement. Funds on deposit in the Supplemental Interest Trust shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Supplemental Interest Trust Trustee held pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION OF INTEREST

      The amount of interest distributable on each Distribution Date in respect of each class of certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Interest Carry Forward Amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

      The interest rates on the certificates may be limited by application of the related Available Funds Cap or the related Maximum Rate Cap, as described in "Risk Factors" in this free writing prospectus supplement. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Although excess cash or other sources of cash may be applied to pay basis risk shortfalls that result from the application of an Available Funds Cap, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any such basis risk shortfalls.

      The Interest Funds for the mortgage pool, other than prepayment charges, will be distributed on each Distribution Date, generally as follows:

      (i)concurrently, to the senior certificates, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon);

      (ii)to the subordinate certificates, sequentially in accordance with their seniority, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date; and

      (iii)for the application as part of monthly excess cashflow for such Distribution Date.

      Net Swap Payments or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Supplemental Interest Trust is the defaulting party or an affected party under the Swap Agreement will generally be paid to the Swap Counterparty before the priorities described above.

      Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. The Servicers will be obligated to make payments of Compensating Interest (which applies only for Mortgage Loans paid in full from a specified day of the month through the last day of the month in an amount not in excess of one half of its Servicing Fee for the related Distribution Date) to offset some of such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset Prepayment Interest Shortfalls.

DISTRIBUTION OF PRINCIPAL

      Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans (less fees, expenses and indemnity amounts reimbursed to the Securities Administrator, the Master Servicer, the Trustee, the Custodians and the Servicers) will generally be applied solely to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding).

      Following the occurrence of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the related Mortgage Loans will be applied on the senior and subordinate certificates in a manner that maintains specified levels of credit enhancement among the classes of certificates as described in the related prospectus supplement.

      Net Swap Payments or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement (to the extent such amounts are not paid out of interest received on the Mortgage Loans) will generally be paid to the Swap Counterparty prior to any payment to the certificateholders.

EXCESS CASHFLOW

      On any Distribution Date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Securities Administrator will apply such excess, depending on the date, to maintain the required level of overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the Pooling and Servicing Agreement. Excess interest remaining on any Distribution Date will generally be released by the Securities Administrator and will not be available to certificateholders on future dates.

INTEREST RATE SWAP AGREEMENT

      On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Swap Agreement with the Swap Counterparty. The Swap Counterparty will be rated at least "A" by at least two rating agencies among Moody's, S&P and Fitch. Under the Swap Agreement, with respect to each Distribution Date beginning in October 2007 and terminating immediately after the Distribution Date in March 2012, the Supplemental Interest Trust will make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution (to be specified in the Swap Agreement) and the Supplemental Interest Trust will be entitled to receive payments from the Swap Counterparty based on Derivative LIBOR and the applicable notional balance for the Distribution Date (to be specified in the Swap Agreement). To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date, the Supplemental Interest Trust will make a Net Swap Payment out of amounts otherwise available to certificateholders. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, the Supplemental Interest Trust shall receive from the Swap

Counterparty, prior to the related Distribution Date, a Net Swap Payment.

      The offered certificates will not represent an obligation of the Swap Counterparty. Holders of the certificates will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Agreement.

INTEREST RATE CAP CONTRACT

      On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Cap Contract with the Cap Contract Counterparty. The Cap Contract Counterparty will be rated at least "A" by at least two rating agencies among Moody's, S&P and Fitch.

      Under the Cap Contract, with respect to each Distribution Date beginning in October 2007 and terminating immediately following the Distribution Date in March 2012, the Cap Contract Counterparty will be obligated to make payments to the Supplemental Interest Trust based on the lesser of (x) the scheduled notional balance for the Distribution Date (to be specified in the Cap Contract) and (y) the excess if any, of (A) the beginning aggregate certificate principal balance for such Distribution Date over (B) the swap notional balance for such Distribution Date, if Derivative LIBOR moves above a specified rate.

      The offered certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the offered certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

CORRIDOR CONTRACTS

      On the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will be directed to enter into three interest rate corridor transactions with the Cap Contract Counterparty as evidenced by the Corridor Contracts. Each of the Corridor Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Corridor Contracts, an ISDA Master Agreement will be deemed to have been executed by the Securities Administrator and the Cap Contract Counterparty on the date that the Corridor Contracts were executed. The Corridor Contracts will be subject to certain ISDA definitions. On or prior to the related Corridor Contract Termination Date (as such term is defined in the related Corridor Contract), amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the applicable Corridor Contract will be used to pay Floating Rate Certificate Carryover on the related classes of certain offered certificates except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the principal balance of the senior certificates as a result of Realized Losses. Any amounts that are received on the Corridor Contracts that are not used to pay such Floating Rate Certificate Carryover on offered certificates will be released by the Securities Administrator and will be unavailable for distributions to the offered certificates.

      Each Corridor Contract will be scheduled to remain in effect until the applicable Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period, as set forth in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty or the Issuing Entity (after a cure period after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract, the termination of the Issuing Entity and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

      The certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Corridor Contract.

SUBORDINATION OF THE DISTRIBUTIONS OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the most senior class of the subordinate certificates) to receive such distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in the related prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates are intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will prepare and make available on its website located at www.etrustee.net to each certificateholder, the Servicers, the NIMs Insurer (if any), the Depositor and any other interested party a statement, based on information required to be delivered by the Master Servicer and the Servicers pursuant to the Pooling and Servicing Agreement and certain calculations by the Securities Administrator, generally setting forth among other information:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all Scheduled Payments of principal included therein and (C) any extra principal distribution amount, in the aggregate and with respect to each group of the Mortgage Loans;

      (2) the amount of such distribution to holders of each class of certificates allocable to interest;

      (3)   the Interest Carry Forward Amount for each class of certificates;

      (4) the principal balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

      (6) the amount of the Servicing Fee paid to or retained by each Servicer and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee, the Custodians or the Securities Administrator;

      (7) the pass-through rate for each class of certificates for such Distribution Date;

      (8) the amount of Advances included in the distribution on such Distribution Date;


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
      (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to each group of Mortgage Loans;

      (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

      (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
            (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans measured in accordance with the OTS methodology for measuring delinquencies;

      (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the preceding calendar month, in the aggregate;

      (13)  whether a Stepdown Trigger Event has occurred and is in effect;

      (14) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding calendar month, in the aggregate;

      (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the offered certificates on such Distribution Date;

      (16) the number and amount of prepayment charges received during the related Prepayment Period (and with respect to Wilshire, if made in connection with prepayments in full and during the preceding calendar month if made in connection with partial prepayments) in the aggregate;

      (17) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract and the amount thereof, if any, to be paid to each class of certificates;;

      (18) as of each Distribution Date, the amount of any Cap Payments paid or received by the Supplemental Interest Trust pursuant to the Cap Contract;

      (19) as of each Distribution Date, the amount of any Net Swap Payment and Swap Termination Payment, if any, paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any defaulted swap termination payments paid by the Supplemental Interest Trust;

      (20) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or similar State law, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to each group of Mortgage Loans;

      (21) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC.

      (22) the aggregate amount of all Advances recovered during the related Due Period;

      (23) the allocation to each class of certificate of any Realized Losses during the related Due Period;

      (24) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

      (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

      The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year and the NIMs Insurer, if any, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                             UNDERWRITING GUIDELINES

      All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Sponsor. The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of each Originator. Approximately 72.43% and 27.57% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Ownit and Option One, respectively. The following is a general summary of the underwriting guidelines applicable to all of the Mortgage Loans and general summaries of the underwriting guidelines of Ownit and Option One. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. See "Risk Factors -- Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies."

GENERAL

      The mortgage loans will be "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting

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

standards applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because these origination programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may be made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor will have re-underwritten any mortgage loan.

      Generally, each mortgagor is required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnishes information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may be considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally is not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income is not be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan to value ratio of the mortgage loan. The originators may also consider the amount of liquid assets available to the mortgagor at the time of origination.

      Certain mortgage loans are originated under "alternative," "reduced documentation," "no ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by an originator or no verification of a mortgagor's assets is undertaken by an originator. Under a "no ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by an originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by an originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan to value ratio at origination as well as on the Credit Score.

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

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by or acceptable to an originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan to value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt to income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt to income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan to value ratios and lower maximum loan amounts for loans graded in such categories.

OWNIT MORTGAGE SOLUTION'S INC. UNDERWRITING GUIDELINES

GENERAL

      Ownit Mortgage Solutions, Inc. is a California corporation whose address is 27349 Agoura Road, Suite 100, Agoura Hills, California 91301. The following is a general summary of the Ownit underwriting guidelines as in effect at the time of origination of the Mortgage Loans. This summary does not purport to be a complete description of the underwriting standards of Ownit. Neither the Sponsor nor the Depositor can provide any assurance that Ownit followed its stated guidelines with respect to the origination of any of the Mortgage Loans.

      Ownit (headquartered in Agoura Hills, California) was a wholesale consumer finance company that originated non-conforming mortgage loans. Ownit was engaged in the business of originating non-conforming mortgage loans between 1994 and 2006. Ownit is the originator of the "RightLoan", a proprietary loan product that focuses on purchase, owner occupied, full documentation loans. Ownit provided loans to borrowers not only for the purpose of purchasing homes, but also for debt consolidation and refinancing existing mortgages in accordance with the RightLoan Underwriting Guidelines. Ownit risk-base priced each loan by combining the credit score and loan-to-value price to price the loan.

      Ownit originated $1,030,171,017 in mortgages for the twelve months ending December 31, 2003; $3,670,102,202 in mortgages for the twelve months ending December 31, 2004; $8,348,292,536 in mortgages for the twelve months ending December 31, 2005; and $8,249,850,135 in mortgages for the first nine months of 2006.

      The Underwriting Guidelines and Credit Matrices of the RightLoan are designed to be used as a guide in determining the credit worthiness of the borrower and his/her ability to repay. The guidelines, a reasonable loan amount and the RightLoan itself offer a solution that also facilitates making logical exceptions to those guides. Exceptions to the guidelines were made if the loan met the primary criteria of the RightLoan and offers supported compensating factors when a deviation occurred. In all cases, the exception(s) and compensating factor(s) were clearly documented in the file and required branch manager approval and a second signature from the corporate underwriter.

      Using the three components, capacity, credit and collateral, the underwriter analyzed the loan profile. Capacity, which is the borrower's ability to repay, was determined by cash flow. It was required to be clearly shown that the borrower had a proven, historical cash flow, which will support the requested loan amount. This approach anticipated that the loan is going to be repaid from the borrower's recurring cash inflows, not from the sale of the collateral. Job stability and length of time in current residence were also strong factors in determining a borrower's capacity. Continuity of employment was a strong factor in establishing the income used as a basis for repayment. Credit was the borrower's willingness to repay his or her debts according to the contractual agreements. The most valuable resource in determining the borrower's ability to repay was the credit report. Ownit underwriters used the credit report and credit explanation letter when supplied in determining willingness. Ownit used the credit score as a primary factor in determining the borrower's willingness to repay his or her debts. Collateral was defined as the asset pledged by the borrower to the lender. Collateral was a secondary source of repayment; cash flow was the primary source of repayment. Ownit evaluated the property by reviewing uniform residential real estate appraisal reports, along with other data sources, to determine whether the collateral was sufficient to secure the mortgage.

      The underwriter's objective was to analyze an application individually with the understanding that no single characteristic will approve or deny a loan. The underwriter was required to utilize the credit report, loan application, asset verifications, appraisal and all other supporting documents in determining credit worthiness and risk. Credit risk was defined as, but was not restricted to, limited liquid assets or reserves, and derogatory credit history. The overall situation and profile of a borrower, including compensating factors, which may offset negative characteristics, was required to be taken into consideration in determining if the borrower is creditworthy. Credit worthiness was determined by the borrower's ability and willingness to repay his or her contractual debt and the value of the property securing the loan. A sufficient property value gives Ownit the ability to recover its investment if the loan defaults.

      The equal treatment of all credit applicants, without regard to race, sex, sexual orientation, color, national origin, religion, age, marital status, disability, or any other prohibited basis, was an integral part of the fundamental mission of providing quality financial services to existing and prospective customers. Ownit was committed to the principle that every applicant for credit receives fair and equal treatment throughout the credit application and approval process. This principle is embodied in the Equal Credit Opportunity Act and Fair Housing Act, and applies to every lending subsidiary of Ownit.

CAPACITY

      Several aspects are considered in determining the borrower's capacity or ability to repay the loan. The key factors used by Ownit were employment documentation, history and amount of income used to derive the debt to income ratios. Ownit offered three income documentation options: Full documentation includes traditional employment verification such as pay stubs, W2s or/and tax returns. A copy of the borrower's personal or business bank statements for the most recent 12 month period also constitutes full income documentation. Limited Income Verification (LIV) represented an average of 6 months bank statement averages. No Income Verification (NIV) used the income stated by the borrower on the 1003 loan application to qualify. Satisfactory employment history was established with 2 years at the same job or similar, related field. Verbal employment verification was performed prior to funding for all documentation types and good probability of continuance was required. The actual method of calculating and documenting employment history and income depends on the borrower's credit score and LTV.

Higher LTVs and lower credit scores required a longer period in which income must be verified. Base debt to income ratios were set at 45% or 50% depending on credit score, LTV, documentation type and if the borrower was a first time home buyer. In some cases the maximum debt ratio may increase to 55% based on meeting a minimum disposable income requirement.

CREDIT

      A satisfactory credit history is the most reliable criterion in determining a borrower's credit worthiness. Ownit relied on the scoring models developed by the national credit bureaus: Experian, Transunion and Equifax for much of that decision process. Using a credit score methodology that required a two repository merged in file score, the Brokers' credit report and score was used for qualification purposes. Ownit ran a back up report to audit the Brokers' report for material variances such as social security number, fingerprint or depth. The score used for qualification purposes was the middle of three or lower of two scores provided by the national bureaus for the primary wage earner. The primary wage earner was defined as the borrower earning 51% of the total income. A minimum trade history was required for all loan documentation types with certain accounts not considered valid trade lines. The minimum credit score for all programs is 540.

      Certain events may restrict LTV and loan amount options available to a borrower. Bankruptcy and Foreclosure history was considered, as well as charge off, collections, judgments and liens. Liens that affect title must be paid off or subordinated. Other delinquent accounts were required to be paid off depending on the aggregate balance or seasoning; credit events that occurred over 24 months or have a balance less than $4,000 were not required to be paid. The mortgage history was viewed with respect to the payoff/demand statement. A prior mortgage history may not be greater than 59 days delinquent at closing or contractually 30 days late at closing.

COLLATERAL

      The collateral value and amount of equity in the subject property were important factors in assessing the risk of a particular loan. All properties must conform to the neighborhood and be in average or better condition. Acceptable property type includes: 1-2 family, 3-4 family, condominiums, planned unit developments (PUDs), modular homes and leasehold properties. Emphasis was placed on property type, location and occupancy to determine risk associated with specific LTV and credit score. Maximum financing was not available for rural properties, neighborhoods with declining values, oversupply of housing and/or marketing time over 6 months, or properties at the low or high end of value range with no comparable sales in the immediate area. Maximum financing was also not available on transactions involving a gift of equity. All appraisals should conform to the Uniform Standards of Professional Appraisal Practices. Ownit required the underwriter to review all appraisals for content and accuracy, pulling additional data if available or warranted. Certain types of transactions required an enhanced desk or field review. Loan amounts in excess of $650,000 required a second full appraisal. The minimum square footage was 700 and deferred maintenance was required to be cosmetic in nature, not resulting in a health or safety hazard and should not exceed $3,500 cost to cure.

RECENT DEVELOPMENT

      On December 28, 2006, Ownit filed for Chapter 11 bankruptcy protection with the U.S. Bankruptcy Court of San Fernando Valley, California, and is no longer originating mortgage loans.

OPTION ONE MORTGAGE CORPORATION'S UNDERWRITING GUIDELINES

      The information set forth in the following paragraphs has been provided by Option One Mortgage Corporation.

GENERAL

      Option One, a California corporation headquartered in Irvine, California, is the originator of certain of the Mortgage Loans.

      Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-prime mortgage loans. Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block"). Borrowers who qualify under the Option One's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Option One originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.

      The following table details the Option One's consolidated originations for the fiscal years ended April 30, 2004, 2005 and 2006 and the nine months ended January 31, 2007:




                                                             YEARS ENDED APRIL 30,                            FOR THE NINE MONTHS
                                        -----------------------------------------------------------------      ENDED JANUARY 31,
                                             2004                       2005                    2006                  2007
                                        -----------------------------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)
Total                                   $  23,256,013                $ 31,001,724             $40,779,763        $ 21,230,982
                                        =============                ============             ===========        ============

      Information regarding the Option One's non-prime originations is as follows:



                                                           YEARS ENDED APRIL 30,
                                             --------------------------------------------------          FOR THE NINE MONTHS ENDED
                                               2004                2005                 2006                 JANUARY 31, 2007
                                             -------------------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
                                             -------------------------------------------------------------------------------------
Mortgage Loan type:
     2-year ARM                                  63.4%               61.6%                43.8%                 37.7%
     3-year ARM                                   5.2%                4.0%                 1.9%                  2.7%
     Fixed 1st                                   28.7%               17.7%                12.7%                 10.8%
     Fixed 2nd                                    1.6%                3.8%                 4.9%                  1.2%
     Interest only                                0.7%               12.6%                21.1%                 13.2%
     40-Year                                      N/A                 N/A                13.4%                  31.9%
     50-Year                                      N/A                 N/A                  N/A                   0.1%
     Other                                        0.4%                0.3%                 2.2%                  2.3%
Loan purpose:
     Cash-out refinance                          67.1%               63.5%                58.8%                 59.6%
     Purchase                                    26.0%               30.8%                35.0%                 33.0%
     Rate or term refinance                       6.9%                5.7%                 6.3%                  7.4%
Loan characteristics:
     Average loan size                        $   151             $   160               $  217                $  210
     Weighted-average loan-to-value              78.1%               78.9%                80.6%                 82.4%
     Weighted-average FICO score                  608                 614                  622                   612


UNDERWRITING STANDARDS

      The Option One Mortgage Loans will have been originated generally in accordance with Option One's Non-Prime Guidelines (the "Option One Underwriting Guidelines"). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Option One Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Option One Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

      On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

      Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories -- Equifax, TransUnion and Experian.

      Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $2,000,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

      The Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

      Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required for closing. The income verification required under Option One's various mortgage loan programs is as follows:

      Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or bank statements.

      Lite Documentation is for applicants who otherwise cannot meet the requirements of the Full Documentation program and requires applicants to submit 3 to 6 months' bank statements or a pay stub as verification of income.

      Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

      No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

      For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

      Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines. Under the Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines generally require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis. Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

      Platinum Program. Option One offers the Platinum Program to applicants in a AA+ risk category where the applicant must have no 30-day late mortgage payments within the last 12 months. Under the Platinum program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum loan amount for Full Documentation loans are generally higher than the maximum loan amounts for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 620 is required, although a credit score of 680 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Platinum guidelines generally require bankruptcies be discharged prior to funding. Loans originated where a bankruptcy dismissal occurred within six months prior to origination are limited to 80% LTV. No foreclosures may have occurred during the preceding three years. Collections and judgments are not required to be paid down or paid off at or prior to closing.

      Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers first lien mortgage loans under the "Legacy" program. Under the Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

      Option One has established five credit grades under the Legacy program, "AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. CC risk mortgage delinquencies are considered on a case-by-case basis. Chapter 13, 11 and Chapter 7 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade. CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing. If an applicant's Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

      Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; a fixed source of income that is greater than 50% of all income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. Upgrade points may also be earned if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

                                   THE SPONSOR

      The Sponsor is MLML, a Delaware corporation. MLML is an affiliate, through common parent ownership, of the Underwriter. MLML is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

         Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicers on an ongoing basis.

      MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.


                 APPROXIMATE INITIAL PRINCIPAL
                          BALANCE OF
YEAR                      SECURITIES
----             -----------------------------
2003                  $ 1,323,615,400
2004                  $ 3,290,054,298
2005                  $11,786,190,300
2006                  $28,723,979,900

      As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the Underwriter, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                       AFFILIATES AND RELATED TRANSACTIONS

      The Sponsor, the Depositor, Wilshire Credit Corporation and the Underwriter are affiliated entities. The Sponsor, the Depositor and Wilshire Credit Corporation are wholly-owned subsidiaries of Merrill Lynch Mortgage Capital Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, Wilshire Credit Corporation or the Underwriter that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                             STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential realproperties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Issuing Entity related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide upon request to any person who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080,
Attention: Mark Jury, telephone number (212) 449-1441, a copy of the information as it existed as of the date of this free writing prospectus supplement.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

      The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire Credit Corporation and the Underwriter.

      The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

      The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

      Merrill Lynch Mortgage Investors Trust, Series 2007-HE2, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the

Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

                                 THE SERVICERS

LITTON LOAN SERVICING LP

GENERAL

      Litton Loan Servicing LP ("Litton" or a "Servicer") provided the information set forth in the following paragraphs.

      Litton, a Delaware limited partnership and an indirect wholly owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, also known as ("C-BASS"), will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. Each of Mortgage Guaranty Insurance Corporation and Radian Group Inc. own an approximate 46% interest in C-BASS. Litton was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, Litton employed approximately 1,192 individuals. The main office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.28 billion as of December 31, 2006. Most of the mortgage loans in Litton's portfolio are either subprime mortgage loans or subperforming mortgage loans. Litton is servicing in excess of 200 securitizations for the Seller and various third parties.

      Fitch assigned Litton its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on Litton's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch, which reflects Litton's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

      In January 2001, Fitch assigned Litton its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on Litton's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on Litton's focus on early collection and loss mitigation.

      In March 2001, Moody's Investors Service, Inc. assigned Litton its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on Litton's ability as a servicer and the stability of its servicing operations.

      In April 2001, S&P raised Litton's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on Litton's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

      As of the date of this free writing prospectus supplement, each of the ratings described above remains in effect with respect to Litton.

      From time to time Litton may acquire servicing portfolios from third parties, which acquisitions may be significant in relation to Litton's current portfolio. Litton does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the pooling and servicing agreement.

      Once Litton starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. Litton's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. Litton's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of Litton as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

      Litton utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, Litton first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to Litton's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the pooling and servicing agreement, Litton may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in Litton's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, Litton will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing Litton's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. Litton has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of Litton's management personnel.

      For its mortgage loans with escrows, Litton provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. Litton conducts the initial and annual escrow analysis functions internally; Litton monitors escrow activities on an ongoing basis.

      Litton does not, in general, have custodial responsibility with respect to the mortgage loans.

      There have been no material changes to Litton's servicing policies and procedures during the past three years. During such time, Litton also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger and has not failed to make any required advance with respect to any issuance of residential mortgage backed securities. In Litton's 2006 servicing compliance assertion, Litton identified two areas of non-compliance relating to 90 day items outstanding on bank account reconciliations and adjustment of payments in connection with adjustable rate mortgage loans. In addition, in Litton's review of compliance with each servicing agreement, Litton noted non-compliance with certain provisions relating to loan modifications on two servicing agreements. Litton believes that the reported instances of non-compliance did not materially adversely affect any certificateholders.

      Litton will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans consistent with the pooling and servicing agreement and current market standards. Upon receipt of collections on the mortgage loans and prior to the deposit of such collections into the segregated collection account established for the related transaction, Litton deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. Litton transfers collections to the appropriate segregated collection account within two business days after determining the proper cash application after receipt of such funds.

      The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:

                           As of December 31, 2006           As of December 31, 2005               As of December 31, 2004
                     ---------------------------------   ----------------------------------  ----------------------------------
                                                % by                                % by                                % by
                     No. of     Principal     Principal   No. of     Principal    Principal   No. of    Principal     Principal
                      Loans     Balance($)     Balance    Loans      Balance($)    Balance    Loans     Balance($)     Balance
                     -------  -------------   ---------  -------  --------------  ---------  -------  --------------  ---------
Type of Servicing
Primary Servicing    292,180  40,621,622,246      72%     243,346  32,911,023,641      76%    228,153  25,581,625,067     76%
Subservicing
C-BASS                21,824   2,208,320,961       4%      15,067   2,368,518,628       6%     13,531   1,705,076,141      5%
Others                22,557   3,241,146,722       6%      28,466   3,768,687,264       9%     38,936   5,071,507,869     15%
Special Servicing      9,521   1,243,412,033       2%       5,373     683,162,380       2%      4,646     606,342,132      2%
Interim Servicing     49,628   8,972,034,425      16%      21,686   3,326,533,188       8%      5,198     715,697,251      2%
                     -------  --------------    ----      -------  --------------    ----     -------  --------------    ---
Total Servicing      395,710  56,286,536,386     100%     313,938  43,057,925,101     100%    290,464  33,680,248,459    100%
                     =======  ==============    ====      =======  ==============    ====     =======  ==============    ===

WILSHIRE CREDIT CORPORATION

      Wilshire Credit Corporation will act as Servicer of certain of the Mortgage Loans and its obligations with respect to such Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service such Mortgage Loans in accordance with the Pooling and Servicing Agreement.

      The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

      Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

      Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

      The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                                                            APPROXIMATE
                                                                     NUMBER OF         OUTSTANDING PRINCIPAL
       TYPE OF ASSET                  AS OF DECEMBER 31,               LOANS                BALANCE ($)
-------------------------------       ------------------            ----------         -----------------------
Subordinate Liens .............           2002                       75,505               2,296,472,104
Sub-Prime .....................           2002                        8,820                 365,199,943

Subordinate Liens .............           2003                       67,505               2,638,073,436
Sub-Prime .....................           2003                       18,520               2,137,893,258

Subordinate Liens .............           2004                      120,517               4,998,592,582
Sub-Prime .....................           2004                       23,070               3,779,048,540

Subordinate Liens .............           2005                      143,679               6,253,293,420
Sub-Prime .....................           2005                       80,585              14,302,067,780

Subordinate Liens .............           2006                      108,889               5,048,123,442
 Sub-Prime ....................           2006                      135,778              25,061,144,599


      The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

      Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

                  - Extended daily hours of operation to accommodate a diverse geographic portfolio.

                  -     A bilingual 24-hour VRU.

                  - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

                  - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

                  - Customer service desk reference and other web-based materials for easy reference.

                  - A dedicated support group to handle research tasks to maximize call center efficiency.

                  - An Executive Response Team to respond to regulatory inquiries and attorney letters.

                  - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

      Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

      Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

      Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

      Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

      Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

      Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

                  - Periodic contact attempts every five (5) days with a 30-day "door knock"

                  -     Updated broker price opinion (BPO) every six (6) months.

                  - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

                  - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

                  -     No charges forforbearance agreements.

      A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

      Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

                  - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

                  - Assets are assigned based on investor and geographic considerations.

                  - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

                  - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

                  - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

                  - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

                  -     Repairs are considered on a cost-benefit basis.

                  - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

                  - Marketing is facilitated by property listing on internet site.

      Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

                  - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

                  - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

                  - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

                  - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

                  - During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes sixty (60) days delinquent and every thirty (30) days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

      The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

      Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing -- Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

      Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

      Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

      Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE


                                                        WILSHIRE LOAN DELINQUENCY EXPERIENCE
                                   AS OF DECEMBER 31, 2004                              AS OF DECEMBER 31, 2005
                       ------------------------------------------------    ---------------------------------------------------
                                                   PERCENT   PERCENT BY                                  PERCENT    PERCENT BY
                        NUMBER      PRINCIPAL       BY NO.   PRINCIPAL      NUMBER       PRINCIPAL        BY NO.     PRINCIPAL
                       OF LOANS      BALANCE      OF LOANS    BALANCE      OF LOANS       BALANCE        OF LOANS     BALANCE
                       --------   --------------  --------   ----------    --------   ----------------  ---------   ----------
Period of
  Delinquency*
    30-59 Days......      3,369   $   243,643,389     2.06%        2.39%      6,490   $    615,760,035       2.73%        2.82%
    60-89 Days......      1,606   $   113,054,726     0.98%        1.11%      3,003   $    270,191,716       1.26%        1.24%
    90 Days or
      more..........     12,207   $   533,986,181     7.45%        5.25%     10,269   $    678,125,561       4.32%        3.11%
                        -------   ---------------   ------       ------     -------   ----------------     ------       ------
Total Delinquent
  Loans.............     17,182   $   890,684,297    10.49%        8.75%     19,762   $  1,564,077,311       8.31%        7.17%
                        =======   ===============   ======       ======     =======   ================     ======       ======
Current.............    144,170   $ 9,017,124,348    88.01%       88.61%    215,248   $ 19,881,372,967      90.50%       91.18%
Loans in
  Foreclosure.......      2,466   $   268,528,404     1.51%        2.64%      2,839   $    358,655,069       1.19%        1.64%
                        -------   ---------------   ------       ------     -------   ----------------     ------       ------
Total...............    163,818   $10,176,337,049   100.00%      100.00%    237,849   $ 21,804,105,346     100.00%      100.00%
                        =======   ===============   ======       ======     =======   ================     ======       ======

                                       WILSHIRE LOAN DELINQUENCY EXPERIENCE
                                              AS OF DECEMBER 31, 2006
                                 -------------------------------------------------
                                                             PERCENT   PERCENT BY
                                  NUMBER        PRINCIPAL     BY NO.    PRINCIPAL
                                 OF LOANS        BALANCE     OF LOANS    BALANCE
                                 --------    --------------- --------  -----------
Period of Delinquency*
    30-59 Days................     10,411    $ 1,407,695,674     3.97%        4.41%
    60-89 Days................      5,074    $   685,759,683     1.94%        2.15%
    90 Days or more...........     15,782    $ 1,490,462,545     6.02%        4.67%
                                  -------    ---------------   ------       ------
Total Delinquent Loans........     31,267    $ 3,583,917,902    11.93%       11.24%
                                  =======    ===============   ======       ======
Current.......................    224,058    $27,130,101,124    85.50%       85.05%
Loans in Foreclosure..........      6,744    $ 1,183,985,767     2.57%        3.71%
                                  -------    ---------------   ------       ------
Total.........................    262,069    $31,898,004,793   100.00%      100.00%
                                  =======    ===============   ======       ======

------------

* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

      It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

OPTION ONE MORTGAGE CORPORATION

SERVICING BACKGROUND AND PORTFOLIO

      Option One began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by Fleet Financial Group and began full servicing operations in May 1995. Block Financial subsequently purchased Option One in June 1997.

      Option One services primarily sub-prime first lien residential mortgage loans. Over 70% of the mortgage loans serviced by Option One were originated by Option One and over 65% of the mortgage loans serviced by Option One are in private residential mortgage asset-backed securities.

      Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2004, 2005 and 2006 and at January 31, 2007:

                          AT APRIL 30,              AT APRIL 30,            AT APRIL 30,            AT JANUARY 31,
                              2004                     2005                     2006                    2007
                         ---------------          --------------          ----------------        ----------------
                                                  PORTFOLIO BALANCE (DOLLARS IN THOUSANDS)
                         -----------------------------------------------------------------------------------------
Option One Serviced       $   36,485,328          $   47,554,510          $     62,910,568        $     63,942,819
Sub-Serviced              $    8,782,775          $   20,439,954          $     10,471,509        $      3,589,355
                          --------------          --------------          ----------------        ----------------
    Total Portfolio       $   45,268,103          $   67,994,464          $     73,382,077        $     67,532,174
                          ==============          ==============          ================        ================

                                                                 LOAN COUNT
                          ----------------------------------------------------------------------------------------
Option One Serviced              274,045                 332,652                   388,976                 375,562
Sub-Serviced                      50,319                 102,638                    53,005                  19,828
                          --------------          --------------          ----------------        ----------------
    Total Portfolio              324,364                 435,290                   441,981                 395,390
                          ==============          ==============          ================        ================

OPTION ONE LOAN SERVICING PORTFOLIO -- ADVANCES

      Option One has complied with and fulfilled its obligation to advance principal and interest for mortgage loans serviced by Option One in connection with securitizations serviced by Option One for the past three fiscal years where its advancing obligations are substantially identical to those obligations for this transaction.

BUSINESS STRATEGY AND ORGANIZATIONAL STRUCTURE

      Option One's business strategy includes incremental growth of its servicing portfolio through origination volume, leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing.

      Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan administration functions are performed in U.S. servicing sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider's sites. Option One is one of a number of servicers who outsource certain loan administration functions to Equinox (based in Gurgaon, Noida and Bangalore, India), iGATE (based in Delhi and Bangalore, India), and Hispanic Teleservices Corp. (based in Guadalajara, Mexico). In addition Option One outsources certain loan administrative functions to its wholly owned subsidiary, Option One Mortgage Corporation India Private Limited (based in Pune, India). The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

      Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own data warehouse and REO and loss mitigation management system.

      In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related forced placed insurance coverage tasks, certain field services, foreclosure, bankruptcy and loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio which encourages competitive pricing and performance and provides additional back-up capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains quality control and review processes to assure that the outsource vendors are performing their functions in accordance with investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

      Option One's mortgage loan document custodial responsibilities are performed by an independent custodian, or if applicable, a trustee in accordance with the related servicing agreement.

DEFAULT MANAGEMENT

      Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default. Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure has been completed. Option One's proprietary system, DARES, is a real estate and loss mitigation web-based database that provides the borrower assistance team with an automated decision tree and gain/loss analysis, centralization of the repayment plan process, efficient autodialer utilization by outbound solicitation, and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all REO department needs. When properties become REO, Option One, through its wholly owned subsidiary First Option Asset Management Services, LLC, obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

      The following tables set forth, at or for the years ended December 31, 2003, 2004 and 2005, and 2006, certain information relating to the delinquency experience (including foreclosures) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis (based on the OTS method). No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)


                                          AT DECEMBER 31, 2003                          AT DECEMBER 31, 2004
                              -------------------------------------------  -----------------------------------------------
                                                     PERCENT   PERCENT BY                          PERCENT BY   PERCENT BY
                                BY NO.    BY DOLLAR   BY NO.     DOLLAR     BY NO.     BY DOLLAR     NO. OF      DOLLAR
                              OF LOANS     AMOUNT    OF LOANS    AMOUNT    OF LOANS     AMOUNT       LOANS       AMOUNT
                              ---------  ----------- --------  ----------  --------  ------------  ----------  -----------
Total Portfolio............     301,778  $41,364,855      N/A         N/A   386,770   $59,156,057         N/A          N/A
Period of Delinquency
30-59 days.................       5,207  $   604,945     1.73%       1.46%    6,495   $   819,245        1.68%        1.38%
60-89 days.................       2,564  $   293,412     0.85%       0.71%    2,989   $   359,917        0.77%        0.61%
90 days or more............      15,387  $ 1,597,177     5.10%       3.86%   15,940   $ 1,722,996        4.12%        2.91%
                              --------- ------------ --------  ----------  --------  ------------  ----------  -----------
Total Delinquent Loans.....      23,158  $ 2,495,534     7.68%       6.03%   25,424   $ 2,902,158        6.57%        4.91%
Loans in Foreclosure(1)....      10,764  $ 1,161,361     3.57%       2.81%    9,361   $ 1,044,624        2.42%        1.77%

                                           AT DECEMBER 31, 2005                           AT DECEMBER 31, 2006
                               ---------------------------------------------  ---------------------------------------------
                                 BY NO.               PERCENT   PERCENT BY   BY NO.                   PERCENT    PERCENT
                                  OF       BY DOLLAR   BY NO.     DOLLAR      OF       BY DOLLAR    BY NO. OF   BY DOLLAR
                                 LOANS      AMOUNT    OF LOANS    AMOUNT     LOANS       AMOUNT       LOANS       AMOUNT
                               ---------  ----------  --------  ----------  --------  ------------  ----------  -----------
Total Portfolio............      479,216  $79,494,367      N/A         N/A   404,462   $69,039,281         N/A          N/A
Period of Delinquency
30-59 days.................       10,875  $ 1,537,798     2.27%       1.93%   14,852   $ 2,342,391        3.67%        3.39%
60-89 days.................        5,103  $   679,858     1.06%       0.86%    7,468   $ 1,176,810        1.85%        1.70%
90 days or more............       22,544  $ 1,838,816     4.70%       2.31%   36,182   $ 5,007,457        8.95%        7.25%
                               ---------  ----------- --------  ----------  --------  ------------  ----------  -----------
Total Delinquent Loans.....       38,522  $ 4,056,472     8.04%       5.10%   58,502   $ 8,526,658       14.46%       12.35%
Loans in Foreclosure(1)....        9,916  $ 1,157,550     2.07%       1.46%   19,306   $ 3,031,291        4.77%        4.39%

-------------------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                           AT DECEMBER 31, 2003       AT DECEMBER 31, 2004        AT DECEMBER 31, 2005      AT DECEMBER 31, 2006
                        -------------------------  --------------------------   -------------------------  ------------------------
                        BY NO. OF     BY DOLLAR     BY NO. OF   BY DOLLAR        BY NO. OF    BY DOLLAR     BY NO. OF    BY DOLLAR
                          LOANS         AMOUNT        LOANS       AMOUNT           LOANS        AMOUNT        LOANS       AMOUNT
                        ----------   ------------  -----------  -------------   -----------  ------------  -----------  -----------
Total Portfolio .......   301,778    $41,364,855    386,770     $59,156,057      479,216     $79,494,367     404,462    $69,039,281
Foreclosed Loans(1)....     3,361    $   293,629      2,536     $   225,362        3,382     $   316,665       5,823    $   751,573
Foreclosure Ratio(2)...      1.11%          0.71%      0.66%           0.38%        0.71%           0.40%       1.44%          1.09%

-------------------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)



                                                    FOR THE YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------------
                                             2003                2004                2005                 2006
                                        -----------------   ----------------     ----------------    ------------
Net Losses(1)(2)...................       $     238,611        $ 238,981          $     171,946       $  342,398

----------
(1) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds.

(2) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects loan liquidations through December 2006 and claims, refunds or the collection of MI proceeds related to such liquidations through February 2007.

      It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

TRAINING, INTERNAL CONTROLS AND COMPLIANCE

      Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned employees receive job-specific training annually. The training program includes new hire orientation, process improvement methodology, computer-based training, system usage techniques, leadership development, and soft skills, all conducted by dedicated business unit trainers. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring. Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statutes that are widely available to employees.

      Option One has controls in place which are intended to protect the company and its investors against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements.

      Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

      For a description of the limitations on the liability of the Master Servicer, see "The Pooling Agreement -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus.

LITIGATION CONCERNING OPTION ONE MORTGAGE CORPORATION

      In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiffs' counsel has a motion pending to continue prosecution of the class action. Plaintiff's counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One Mortgage Corporation filed a motion to compel arbitration. In a similar action before the same judge in the Third Judicial Circuit Court in Madison County, Illinois, the Court ruled in favor of the defendants on the underlying per diem interest claim.

      On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One Mortgage Corporation on a complaint brought by Erin and Earl Austria, in which the Austria's allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. The Court has granted Option One's motion for an interlocutory appeal of the order of class certification.

RECENT DEVELOPMENTS CONCERNING OPTION ONE MORTGAGE CORPORATION

      In its quarterly report on Form 10-Q filed on March 14, 2007, H&R Block, Inc. disclosed that as of January 31, 2007, Option One Mortgage Corporation did not meet the "minimum net income" financial covenant contained in eight of its warehouse facilities. This covenant requires Option One Mortgage Corporation to maintain a cumulative minimum net income of at least $1 for the four consecutive fiscal quarters ended January 31, 2007. On January 24, 2007, Option One Mortgage Corporation obtained waivers of the minimum net income financial covenants through April 27, 2007 from each of the applicable warehouse facility providers. H&R Block, Inc. anticipates that Option One Mortgage Corporation will not meet this financial covenant at April 30, 2007. If Option One Mortgage Corporation cannot obtain the waivers, warehouse facility providers would have the right to terminate their future funding obligations under the applicable warehouse facilities and terminate Option One Mortgage Corporation's right to service the loans remaining in the applicable warehouse, among other remedies. No assurance can be given that Option One Mortgage Corporation will be able to satisfy such financial covenants or obtain waivers therefrom.

      On November 6, 2006, H&R Block, Inc. announced that it had engaged Goldman, Sachs & Co. to explore strategic alternatives for Option One Mortgage Corporation, including its sale. Recently, H&R Block, Inc. announced that it expects the resolution of such strategic alternatives by the end of March 2007. There can be no assurance that such strategic alternatives will be resolved by the end of March 2007 or of what the results of any such expected strategic alternative will be. Further, no assurance can be given as to the potential adverse impact of such events (or the failure of Option One Mortgage Corporation to satisfy such financial covenants or obtain waivers therefrom) on Option One Mortgage Corporation or its ability to perform its obligations under the transaction documents.

                                   THE TRUSTEE

      The Trustee is Citibank, N.A., a national banking association. The Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Custodians, the Swap Counterparty, the Cap Contract Counterparty and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates.

      The principal compensation to be paid to the Trustee relating to its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator.

      Under the Pooling and Servicing Agreement, the Issuing Entity, from cashflows in the priorities described herein and in the related prospectus supplement, shall reimburse the Trustee for all reasonable out-of-pocket expenses and shall indemnify the Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Trustee in connection with the administration of the trust estate and the performance of the Trustee's duties thereunder. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

      LaSalle Bank National Association ("LaSalle") will be the Master Servicer and the Securities Administrator. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

      The Depositor, the Sponsor, the Swap Counterparty, the Trustee and the Servicers may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - MLMI 2007-HE2 or at such other address as LaSalle may designate from time to time.

SECURITIES ADMINISTRATOR

      LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of December 31, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 425 residential mortgage-backed security transactions.

      Using information set forth in the related prospectus supplement, the Securities Administrator will develop the cashflow model for the Issuing Entity. Based on the monthly loan information provided by the Servicers and the Master Servicer, the Securities Administrator will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicers and Master Servicer, the Securities Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided by the Servicers and Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Servicers or Master Servicer, and the Master Servicer, in turn will be able to conclusively rely on the information provided to it by the Servicers and will not be required to recomputed, recalculate or verify such information.

      The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the aggregate note principal balances of the securities. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

      The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights as it would have if it were not the Securities Administrator.

      The Securities Administrator will make the reports of payments to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the Securities Administrator's website. Information about and assistance in using the website can be obtained by calling the Securities Administrator's transaction administrator at (312) 992-1816. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by providing written notice to the Securities Administrator at its corporate trust office. The Securities Administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The Securities Administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

      The Securities Administrator shall be entitled to the investment earnings on amounts on deposit in the Certificate Account maintained by the Securities Administrator.

MASTER SERVICER

      LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 33 residential mortgage-backed securitization transactions with an original outstanding principal balance of approximately $18.4 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry.

      As further described in the Pooling and Servicing Agreement, LaSalle, as Master Servicer, will (i) supervise, oversee and monitor the performance by the Servicers of their obligations under the Pooling and Servicing Agreement, (ii) review certain reports, information and data provided to it by the Servicers,
(iii) enforce the obligations, covenants and conditions of the Servicers as set forth in the Pooling and Servicing Agreement, (iv) monitor the Servicers' servicing activities with respect to the Mortgage Loans, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicers' and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as shall be necessary in order for it to perform calculations in respect of the securities and prepare the monthly statement to certificateholders, (viii) enforce any remedies available to the Issuing Entity against a Servicer for the Servicer's failure to perform its obligations under the Pooling and Servicing Agreement, including terminating such Servicer and appointing a successor servicer (which could be the Master Servicer), and (ix) establish and maintain the Master Servicer Collection Account.

      The Master Servicer shall be entitled to the investment earnings on amounts on deposit in the Master Servicer Collection Account maintained by the Master Servicer.

                                 THE CUSTODIANS

LASALLE BANK NATIONAL ASSOCIATION

      LaSalle will act as a Custodian of certain of the Mortgage Loans under a custodial agreement. In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. LaSalle, as Custodian, will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and MLML are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain of the mortgage loans to be sold by MLML to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

WELLS FARGO BANK, N.A.

      Wells Fargo Bank, N.A. is acting as a Custodian of the mortgage loan files for the Option One Mortgage Loans pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

                 CAP CONTRACT COUNTERPARTY AND SWAP COUNTERPARTY

      There will be three Corridor Contracts and a Cap Contract provided by a Cap Contract Counterparty and a Swap Agreement provided by a Swap Counterparty.

      Each of the Cap Contract Counterparty and the Swap Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. Each of the Cap Contract Counterparty and the Swap Counterparty has a minimum credit rating as set forth under the related Corridor Contract, Cap Contract or Swap Agreement, as applicable.

      The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of each of the Corridor Contracts, the Cap Contract and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:              RESPONSIBILITIES:

Servicers           Performing the servicing functions with respect to the
                    Mortgage Loans and the mortgaged properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                    - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Collection Accounts, and delivering certain amounts on deposit in the related Collection Accounts to the extent required by the Pooling and Servicing Agreement to the Master Servicer for deposit in the Master Servicer Collection Account on the Servicer Remittance Date;

                    - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, other than REO Properties, second lien Mortgage Loans and balloon payments, to the extent required by the Pooling and Servicing Agreement and to the extent each Servicer believes such Advances will be recovered;

                    - making servicing advances in respect of customary costs and expenses incurred in the performance by the Servicers of their servicing obligations, to the extent each Servicer believes such advances will be recovered, including, but not limited to, the cost of (a) the preservation, restoration and protection of a first lien mortgaged property, (b) taxes, assessments and other charges which are or may become a

PARTY:              RESPONSIBILITIES:

                         lien upon a first lien mortgaged property, provided, however, that Litton will make Advances of taxes only to prevent foreclosure of the mortgaged property or (c) fire and hazard insurance coverage on a first lien mortgaged property;

                    -    enforcement of foreclosure proceedings; and

                    -    providing monthly loan-level reports to the Master
                         Servicer.

Master Servicer     Performing the master servicer functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                    - monitoring each Servicer's performance and enforcing each Servicer's obligations under the Pooling and Servicing Agreement;

                    - upon the termination of a Servicer, acting as successor servicer or appointing a successor servicer;

                    - upon the failure of a Servicer to make required Advances with respect to a Mortgage Loan and the resulting termination of such Servicer, making those Advances to the extent provided in the Pooling and Servicing Agreement;

                    - receiving monthly remittances from the Servicers for deposit into the Master Servicer Collection Account and remitting such amounts to the Securities Administrator for deposit into the Certificate Account as provided in the Pooling and Servicing Agreement; and

                    - gathering the monthly loan-level reports delivered by each Servicer and, based upon such information, providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans.

Securities
Administrator       Performing the securities administrator functions in
                    accordance with the provisions of the Pooling and Servicing
                    Agreement, including, but not limited to:

                        - receiving monthly remittances from the Master Servicer for deposit in the Distribution Account and paying amounts on deposit therein to securityholders;

                        - preparing and making available investor reports, including the monthly Distribution Date statement to securityholders

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PARTY:              RESPONSIBILITIES:

                              based on information received from the Master Servicer, Servicers, Cap Contract Counterparty and Swap Counterparty and reports necessary to enable securityholders to prepare their tax returns;

                        - depositing any Corridor Contract payments received from the Cap Contract Counterparty into the Corridor Contract Account;

                        - as Supplemental Interest Trust Trustee, depositing any Cap Payments received from the Cap Contract Counterparty into the Supplemental Interest Trust;

                        - as Supplemental Interest Trust Trustee, depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust;

                        - as Supplemental Interest Trust Trustee, distributing amounts on deposit in the Supplemental Interest Trust to the holders of the related certificates and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the Pooling and Servicing Agreement on each Distribution Date or prior to such Distribution Date, as applicable;

                        - preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

                        - preparing and making available investor reports, including the monthly Distribution Date statement to certificateholders based solely on information received from the Master Servicer, Servicers, the Cap Contract Counterparty and the Swap Counterparty and without any independent verification of such information;

                        - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity; and

                        - preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Issuing Entity with respect to the certificates in accordance with the Pooling and Servicing Agreement.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                    -    exercising remedies upon an Event of Default where a

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PARTY:              RESPONSIBILITIES:

                         responsible officer of the Trustee has actual knowledge of such default and is instructed by the requisite percentage of securityholders to enforce such remedies; and

                    - until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.

Custodians          Performing the custodian functions in accordance with the
                    provisions of a separate custodial agreement and the Pooling and Servicing Agreement, including, but not limited to:

                    - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the related custodial agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

                            MORTGAGE LOAN SERVICING

GENERAL

      The Servicers will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement may be amended only with the consent of the NIMs Insurer, if any, and the NIMs Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, neither the Trustee, nor the Securities Administrator, nor the Master Servicer will be responsible for the performance of the servicing activities by the Servicers. If a Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer (in its discretion or at the direction of the NIMs Insurer, if any, or the certificateholders (with the consent of the NIMs Insurer)) is obligated to terminate such Servicer and to appoint a successor servicer, subject to the rights of the servicing rights pledgee, as provided in the Pooling and Servicing Agreement.

      In accordance with the Pooling and Servicing Agreement, each Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of such Servicer. Notwithstanding any subservicing arrangement, the Servicers will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if such Servicer alone were servicing the Mortgage Loans.

      The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae, that the Master Servicer and NIMs Insurer, if any, approve of such successor servicer and that each rating agency that assigns ratings to the certificates confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the certificates.

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      The Servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Wilshire may solicit or refer to any mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans serviced by Wilshire to occur at a faster rate than might otherwise be the case.

      Litton may charge off any second lien Ownit Mortgage Loan that is 180 days or more delinquent based upon a determination as to the amount and likelihood of recovery.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Each Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under " -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The related Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all servicer related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits derived from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. The related Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a mortgagor prepays a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer (including the Master Servicer solely in its capacity as successor servicer) will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in part (with respect to Mortgage Loans serviced by Wilshire and Option One only) and in full received during the period from and including the specified day of the month for each Servicer through and including the last day of the month; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to a portion of the total amount of Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will require the Servicers and any party required by Item 1123 of Regulation AB for each year in which a Report on Form 10-K is required to be filed, to deliver annually to the Depositor and the Master Servicer an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicers and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the Mortgage Loans will be required to deliver annually to the Master Servicer, a report

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(an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB (defined herein) to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, each Servicer, with respect to itself and any parties described above that have been engaged by it (if any), will cause all such items to be provided for filing on a Form 10-K.

ADVANCES

      Each Servicer will be required to make Advances from its funds or funds in the related Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

      Each Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan it services (less the related Servicing Fee for such Mortgage Loan) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that each Servicer need not make Advances with respect to any Mortgage Loan or REO property where the Mortgage Loan has been delinquent a specific number of days and need not advance the principal portion of any balloon amounts. Each Servicer will only advance scheduled monthly payments of interest with respect to REO properties and second lien Mortgage Loans and with respect to Interest-Only Mortgage Loans. Each Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders; provided, however, that any funds so applied and transferred shall be replaced by the related Servicer by deposit in the Collection Account no later than the Servicer Remittance Date preceding the Distribution Date on which such funds are required to be distributed. In addition, a Servicer may withdraw from the Collection Account funds that were not included in available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Each Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. Each Servicer will not cover shortfalls due to bankruptcy proceedings or the application of

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

the Servicemembers Civil Relief Act or similar state legislation or regulations. The Servicers will advance tax payments with respect to first lien Mortgage Loans only to the extent necessary to avoid foreclosure or, in the case of Wilshire, at the discretion of the Servicer to avoid interest and penalties. The Servicers shall have no obligation to advance tax payments on second lien Mortgage Loans. Notwithstanding the foregoing, in the event a Servicer previously made Advances which later are determined to be nonrecoverable, such Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders.

      The Pooling and Servicing Agreement will provide that the Servicers may enter into a facility with any person that provides that such person may fund such Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicers' obligation to fund such Advances and/or Servicing Advances.

      Any failure by a Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such required Advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

      The Servicers are authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicers will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans , (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with the Pooling and Servicing Agreement, or (vii) solicit or refer to a mortgage originator such mortgagor for refinancing. As to any Mortgage Loan that becomes a specific number of days delinquent, the related Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes a specific number of days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to a Servicing Fee thereon (except as otherwise provided in the Pooling and Servicing Agreement), and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes a specific number of days delinquent, the Servicer may continue making Advances, the Servicer shall continue to service the Mortgage Loan, will continue to receive its Servicing Fee therefore, and the related Servicer will be required to notify the Master Servicer of such decision. Any Mortgage Loan that is charged off may continue to be serviced by the related Servicer for certain certificateholders using specialized collection procedures (including foreclosure, if appropriate).

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

PLEDGE OF SERVICING RIGHTS

      Each Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the related Servicer, including, with respect to Litton, JPMorgan Chase Bank, N.A., as the representative of certain lenders. The Master Servicer and the Depositor agree that upon delivery to the Master Servicer by the servicing rights pledgee of a letter signed by the related Servicer whereunder the related Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Master Servicer shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Master Servicer be required to act as a backup servicer.

      The Pooling and Servicing Agreement will provide that (i) each Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the related Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

THE ISSUING ENTITY

      The Issuing Entity will be the Merrill Lynch Mortgage Investors Trust, Series 2007-HE2. The Master Servicer, Securities Administrator, the Trustee and each Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified in or permitted by the Pooling and Servicing Agreement.

      The Trustee and the Securities Administrator are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, neither the Trustee nor the Securities Administrator on behalf of the Issuing Entity will have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement -- Amendment" in the prospectus.

      The NIMs Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement. In addition, the NIMs Insurer, if any, will have various rights under the Pooling and Servicing Agreement.

      If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be

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a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or an Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

      The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the related Custodian on behalf of the Trustee in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

OWNIT MORTGAGE LOANS

      With respect to the Ownit Mortgage Loans, the Sponsor will make various representations and warranties to the Depositor pursuant to the mortgage loan purchase agreement between the Sponsor and the Depositor on the Closing Date.

      Within the period of time specified in the mortgage loan purchase agreement between the Sponsor and the Depositor following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a related Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

OPTION ONE MORTGAGE LOANS

      Pursuant to the terms of the mortgage loan purchase and sale agreement between Option One and the Sponsor, Option One has made to the Sponsor, as of the date of (or provided in) such agreement various representations and warranties concerning the Option One Mortgage Loans, which representations and warranties will be brought forward to the Closing Date by Option One. On the Closing Date, the Sponsor's rights under the sale agreement will be assigned by the Sponsor to the Depositor pursuant to the mortgage loan sale and assignment agreement.

      Within the period of time specified in the mortgage loan purchase and sale agreement between Option One and the Sponsor following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a related Mortgage Loan, or receipt of notice of such breach, Option One will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the

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affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

      Pursuant to the terms of the mortgage loan sale and assignment agreement whereby the Option One Mortgage Loans will be sold by the Sponsor to the Depositor, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the certificates) certain additional limited representations and warranties as of the Closing Date. In the event of a breach of any such representation or warranty that does not also constitute a breach of any representation or warranty made by Option One as described above, the Sponsor will be obligated to cure such breach or purchase the affected Option One Mortgage Loans.

      With respect to the Mortgage Loans, the representations and warranties of the Sponsor and Option One are summarized in "Descriptions of the Agreements -- Representations and Warranties; Repurchases" in the prospectus. To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by Option One or the Sponsor, as applicable, and a Realized Loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss. See "Risk Factors -- Option One Mortgage Corporation and Merrill Lynch Mortgage Lending, Inc. may not be able to repurchase defective mortgage loans."

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee, with the consent of the NIMs Insurer (if any), without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements -- Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee acting at the direction of the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby with the consent of the NIMs Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

      Immediately after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Securities Administrator will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Issuing Entity through a one-time auction process, using procedures that are mutually acceptable to the Securities Administrator and the Depositor,

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and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Securities Administrator will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any fees and unreimbursed indemnity amounts and out-of-pocket costs and expenses owed to the Trustee, the Securities Administrator or the Master Servicer and the Servicers and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction and (v) any Net Swap Payment or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement. Net proceeds (after reimbursement of amounts due to the Trustee, the Master Servicer, Servicers, Custodians or the Securities Administrator) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the NIMs Insurer, if any, may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, at a price described in the Pooling and Servicing Agreement, which would result in the termination of the Issuing Entity. If the Issuing Entity is not terminated as a result of an auction and the NIMs Insurer, if any, fails to exercise its option to purchase all of the Mortgage Loans, the Master Servicer or Wilshire may purchase all of the Mortgage Loans, which would similarly result in the retirement of all of the certificates and termination of the Issuing Entity.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      As to any Mortgage Loan serviced by Litton that is 90 days or more delinquent, Litton will have the option (but not the obligation), subject to the conditions described in the Pooling and Servicing Agreement, to purchase such Mortgage Loan from the Issuing Entity at a price equal to the sum of (i) the aggregate outstanding principal balance of such Mortgage Loan together with any unreimbursed Advances, (ii) accrued interest thereon and (iii) any unreimbursed out-of-pocket costs and expenses. Such purchase price shall be delivered to the Master Servicer for deposit into the Master Servicer Collection Account for the benefit of the certificateholders.

EVENTS OF DEFAULT

      Events of default will consist of (1) any failure by a Servicer to deposit in the relevant Collection Account or the Master Servicer Collection Account the required amounts or remit to the Master Servicer any payment (including an Advance required to be made) which continues unremedied for a specified number of days after written notice of the failure shall have been given to the relevant Servicer, (2) any failure by a Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the relevant Servicer in the Pooling and Servicing Agreement, which continues unremedied for a specified number of days after the giving of written notice of the failure to the relevant Servicer, or
(3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of a Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Master Servicer may, in accordance with the Pooling and Servicing Agreement, and with the consent

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off the NIMS Insurer, if any, terminate all of the rights and obligations of the defaulting Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Master Servicer will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the relevant Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the relevant Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the relevant Servicer, including the delinquency experience of such Mortgage Loans.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Master Servicer written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Master Servicer to institute such proceeding in its own name as trustee thereunder and have offered to the Master Servicer reasonable indemnity and the Master Servicer for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

           The Trustee will be the trustee under the Pooling and Servicing Agreement and will be reimbursed for certain fees, expenses and indemnities prior to distributions of any amounts to certificateholders. The Trustee will carry out the duties of the trustee as set forth in "The Trustee" in the Pooling and Servicing Agreement.

INDEMNIFICATION AND LIMITATION OF LIABILITY

      The Pooling and Servicing Agreement will provide that the Trustee (individually and in its capacity as Trustee), the Master Servicer (individually and in its capacity as Master Servicer), the Securities Administrator (individually and in its capacity as Securities Administrator), the Servicers and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. Similarly, the Custodians will be provided indemnification under their related custodial agreements. The Trustee, the Master Servicer, the Custodians, the Servicers and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements, fees and Advances incurred or made by the Trustee, the Master Servicer, the Servicers and the Securities Administrator in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and Advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

SPECIAL SERVICING AGREEMENTS

      The Pooling and Servicing Agreement may permit a Servicer to enter into a special servicing agreement with an unaffiliated holder of the residual certificate and/or one or more other classes of subordinate certificates issued by the Issuing Entity or a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto designated by such holder. Pursuant to such agreement,

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a Servicer may provide such holder, in its capacity as special servicer, with loan-level information with respect to Mortgage Loans, and the special servicer may advise the relevant Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such delinquent Mortgage Loans and/or any other efforts to maximize recoveries with respect to such delinquent Mortgage Loans.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

      The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses. In addition, Wilshire may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

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

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to maintain the required level of overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

      - the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

      - the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

      -     the value of One-Month LIBOR;

      - the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of all the classes of the offered certificates.

      No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

      The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

      If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual certificate) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

      In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

      To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest

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

and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

      Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

      The offered certificates (other than the residual certificate) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

      Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

      The portions of certain classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued with original issue discount.

      The portions of other classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without IRS consent and should only be made after consulting with a tax advisor.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

      As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

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

      The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

      Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of a Servicers', the Master Servicer's or the Securities Administrator's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the relevant Servicer, the Master Servicer or the Securities Administrator in either case out of its own funds. In the event that any of the relevant Servicer, the Master Servicer or the Securities Administrator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

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

      For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax Consequences -- REMICs" in the prospectus.

THE RESIDUAL CERTIFICATE

      The holder of the residual certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the residual certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The residual certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual certificate the transferee may incur tax liabilities in excess of the cashflow from the residual certificate and its intention to pay the taxes associated with holding the residual certificate as they become due and (iii) the proposed transferee agree that it will not transfer the residual certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences - - Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

      An individual, trust or estate that holds the residual certificate (whether such residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic

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

residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

                          BENEFIT PLAN CONSIDERATIONS

      Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual class of certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual class of certificate. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the related prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has granted an exemption to Merrill Lynch (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

      Among the general conditions that must be satisfied for the Exemption to apply are the following:

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

            (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

            (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S&P;

            (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

            (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Sponsor for the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any of Servicers represents not more than reasonable compensation for the Master Servicer's or each Servicer services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

            (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Trust Fund must also meet the following requirements:

            (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

            (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

            (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

            (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

            (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

            (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

            (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the related prospectus.

      Subsequent to the termination of the Swap Agreement, it is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual class of certificates) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it). In addition, as of the date hereof, there will be no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

      Neither the Swap Agreement nor the Cap Contract satisfy all of the requirements to qualify as an "eligible swap" under the Exemption. Until the termination of the Swap Agreement and the Cap Contract, for ERISA purposes, an interest in a class of offered certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of offered certificates without taking into account payments made or received with respect to the Swap Agreement and the Cap Contract and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement and the Cap Contract. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in
(ii). Consequently, a Plan's acquisition and holding of an offered certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

      Accordingly, until the termination of the Swap Agreement and the Cap Contract, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an offered certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement and the Cap Contract, each beneficial owner of an offered certificate (other than the residual certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the offered certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

      Because the characteristics of the residual class of certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual class of certificate. Consequently, transfers of the residual class of certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the residual class of certificate, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual class of certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. The Securities Administrator shall be under no liability to any person for any registration or transfer of any residual class of certificate that is in fact not permitted, for making any payments due on such residual class of certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual class of certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual class of certificate at and after either such time. Any such payments so recovered shall be paid and delivered to the last preceding holder of such residual class of certificate that is not such a Plan or person acting on behalf of a Plan.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the related prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

      The offered certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

      No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

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         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                                  GLOSSARY OF DEFINED TERMS

ADVANCE means, with respect to a Servicer Remittance Date, an advance of the related Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date that are required to be deposited pursuant to the Pooling and Servicing Agreement, in an amount generally equal to the aggregate of payments of principal and interest (or, with respect to the Interest-Only Mortgage Loans, payments of scheduled interest) on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other than the principal portion of any balloon amount, principal payments with respect to REO Properties, principal payments with respect to second lien Mortgage Loans, advances deemed non-recoverable by the related Servicer, advances on each Mortgage Loan that is 150 days delinquent or more and shortfalls in principal and interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations) together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property (subject to the exceptions described above for advances on Mortgage Loans), such latter amount to be calculated after taking into account any rental income.

APPLIED REALIZED LOSS AMOUNT       means, with respect to any class of
                                   subordinate certificates and as to any
                                   Distribution Date, the sum of the Realized
                                   Losses with respect to Mortgage Loans which have been applied in reduction of the certificate principal balance of such class of certificates.

AVAILABLE FUNDS CAP                means, with respect to the senior classes of
                                   certificates, a limitation generally based on the weighted average mortgage rates of the related Mortgage Loans during the applicable
                                   Due Period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses, including payments
                                   (if any) made pursuant to the Swap
                                   Agreement, of the Issuing Entity, and with respect to the subordinate classes of certificates, a limitation generally based on the weighted average of the weighted average mortgage rates of the related Mortgage Loans during the applicable Due Period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses, including payments, if any, made pursuant to the Swap Agreement, of the Issuing Entity.

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BOOK-ENTRY CERTIFICATES            means the certificates other than any
                                   Definitive Certificates.

BUSINESS DAY                       means any day other than (i) a Saturday or
                                   Sunday or (ii) a day on which banking
                                   institutions in the states specified in the related prospectus supplement are authorized or obligated by law or executive order to be closed.

CAP CONTRACT                       means the confirmation and the master
                                   agreement incorporated therein, as well as the schedule thereto and the related credit support annex, between the Cap Contract
                                   Counterparty and the Supplemental Interest
                                   Trust Trustee for the benefit of the
                                   Supplemental Interest Trust.

CAP CONTRACT COUNTERPARTY          means the entity with whom the Securities
                                   Administrator, on behalf of the Issuing
                                   Entity, and the Supplemental Interest Trust
                                   Trustee, on behalf of the Supplemental
                                   Interest Trust, is entering into the Corridor
                                   Contracts and the Cap Contracts,respectively.

CAP PAYMENTS                       means, for each Distribution Date, the cap
                                   payment that the Cap Contract Counterparty is obligated to pay to the Supplemental Interest
                                   Trust, if Derivative LIBOR moves above a specified rate.

CERTIFICATE ACCOUNT                means the one or more accounts established by
                                   the Securities Administrator, for the benefit of the certificateholders, into which the Securities Administrator is required to deposit or cause to be deposited certain payments received from the Master Servicer as described herein.

CERTIFICATE OWNERS                 means persons acquiring beneficial ownership
                                   interests in the offered certificates.

CLEARSTREAM LUXEMBOURG             means Clearstream Banking, societe anonyme.

CLOSING DATE                       means on or about March 30, 2007.

CODE means the Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT                 means the one or more accounts established
                                   by the Servicer, for the benefit of the
                                   certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

COMPENSATING INTEREST              means,  for any  Distribution  Date, (a)
                                   with respect to Wilshire, (i) all principal prepayments in full in respect of a Mortgage
                                   Loan that are received from the first day of the applicable Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by Wilshire
                                   (provided that the amount of such payment shall

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                                   not exceed one half of the Servicing Fee for
                                   the related Distribution Date) equal to the amount of interest at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month, and (ii) all principal prepayments in part in respect of a Mortgage Loan that are received during the calendar month preceding such Distribution Date, a payment made by Wilshire equal to the amount of interest at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month;
                                   (b) with respect to Litton, all principal prepayments in full in respect of a Mortgage Loan that are received from the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by the Litton equal to the lesser of (i) one-half of the total amount of Servicing Fees received on the Mortgage Loans serviced by the Litton for the applicable Distribution Date and (ii) the amount of interest at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month, and (c) with respect to Option One, all principal prepayments in part or in full in respect of a Mortgage Loan that are received from the first day of the related Prepayment Period through the last day of the month preceding such Distribution Date, a payment made by the related Servicer (provided that the amount of such payment shall be limited to a portion of the total amount of Servicing Fees received on the Mortgage Loans serviced by the related Servicer for the applicable Distribution
                                   Date) equal to the amount of interest at the Net Mortgage Rate for such Mortgage Loans from the date of prepayment through the last day of such preceding month.

CORRIDOR CONTRACT                  means each confirmation and agreement,
                                   including the schedule thereto and the
                                   related credit support annex, between the Securities Administrator and the Cap Contract
                                   Counterparty for the benefit of certain
                                   certificates.

CORRIDOR CONTRACT ACCOUNT          means the separate account into which
                                   payments received on the Corridor Contracts will be deposited.

CURRENT INTEREST                   means, with respect to each class of the
                                   offered certificates and each Distribution
                                   Date, the interest accrued at the applicable pass-through rate for the applicable interest accrual period on the certificate principal balance of such class as of the first day of such interest accrual period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus any amount previously distributed with respect to Current Interest or Interest Carry
                                   Forward Amounts for such class that is
                                   recovered as a voidable preference by a
                                   trustee in bankruptcy less any Prepayment
                                   Interest Shortfalls allocated to such class on

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                                   such Distribution Date.

CUSTODIANS                         means any of LaSalle Bank National
                                   Association, Wells Fargo Bank, N.A. and
                                   Treasury Bank, a division of Countrywide
                                   Bank, FSB.

CUT-OFF DATE                       means March 1, 2007.

DEFINITIVE CERTIFICATE             means a physical certificate representing an
                                   offered certificate.

DEPOSITOR                          means Merrill Lynch Mortgage Investors, Inc.

DERIVATIVE LIBOR                   means the London interbank offered rate
                                   for one-month United States dollar deposits as determined in accordance with the Corridor
                                   Contracts, Cap Contract and Swap Agreement, as applicable.

DISTRIBUTION DATE                  means the 25th day of each month beginning in
                                   April 2007, or if such day is not a Business
                                   Day, the first Business Day thereafter.

DTC                                means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                         means, with respect to any Distribution Date,
                                   the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

ERISA                              means the Employee Retirement Income Security
                                   Act of 1974, as amended.

EUROCLEAR                          means the Euroclear System.

EUROCLEAR OPERATOR                 means Euroclear Bank S.A./N.V., a bank
                                   incorporated under the laws of the Kingdom of Belgium.

EUROPEAN DEPOSITARIES              means Citibank, N.A., as depositary for
                                   Clearstream Luxembourg and JPMorgan Chase
                                   Bank, N.A., as depositary for Euroclear, collectively.

EXEMPTION                          means PTE 90-29 (Exemption Application No.
                                   D-8012, 55 Fed. Reg. 21459 (1990)), as
                                   amended, granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an underwriter as amended.

FANNIE MAE                         means Fannie Mae or any successor.

FINANCIAL INTERMEDIARY             means a bank, brokerage firm, thrift
                                   institution or other financial intermediary.

FITCH                              means Fitch, Inc., or its successor in
                                   interest.

FLOATING RATE CERTIFICATE
CARRYOVER                          means, with respect to a Distribution Date,
                                   in the event that the pass-through rate for a class of offered certificates is based upon the related Available Funds Cap, or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the pass-through rate for that class not been calculated based on the related Available
                                   Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of
                                   (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period and (BB) the sum of
                                   (x) the quotient of (I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date and (II) the aggregate certificate principal balance of each of the classes of certificates to which such Corridor Contract relates for such
                                   Distribution Date and (y) the quotient of (I) an amount equal to the sum of (xx) any Net
                                   Swap Payments owed by the Swap Counterparty for such Distribution Date and (yy) any Cap
                                   Payment owed by the Cap Contract Counterparty for such Distribution Date and (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap; together with (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate for such class, without giving effect to the related
                                   Available Funds Cap or the related Maximum
                                   Rate Cap) and (C) any amount previously
                                   distributed with respect to Floating Rate
                                   Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

FREDDIE MAC                        means the Federal Home Loan Mortgage
                                   Corporation or any successor.

INDIRECT PARTICIPANTS              means Participants and organizations which
                                   have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a

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                                   custodial relationship with a Participant,
                                   either directly or indirectly.

INTEREST CARRY FORWARD AMOUNT      means, with respect to each class of the
                                   offered certificates and each Distribution
                                   Date, the sum of (1) the excess of (A)
                                   Current Interest for such class with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to Current Interest and Interest
                                   Carry Forward Amount on such prior
                                   Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable pass-through rate for the related interest accrual period.

INTEREST FUNDS                     means, with respect to any Distribution
                                   Date, the sum, without duplication, of (1) all scheduled interest due during the related
                                   Due Period that is received before the
                                   related Servicer Remittance Date or advanced on or before the related Servicer Remittance
                                   Date less the Servicing Fees, (2) all
                                   Advances relating to interest, (3) all
                                   Compensating Interest, (4) liquidation
                                   proceeds collected during the related
                                   Prepayment Period (and with respect to
                                   Wilshire, if made in connection with
                                   prepayments in full and during the preceding calendar month if made in connection with partial prepayments) (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage Loans (and with respect to Wilshire, if made in connection with prepayments in full and during the preceding calendar month if made in connection with partial prepayments), less all non-recoverable Advances relating to interest and certain fees, indemnity amounts and expenses reimbursable to the Trustee, the Securities Administrator, the Master
                                   Servicer, the Servicers and the Custodian.

INTEREST-ONLY MORTGAGE LOAN        means a Mortgage Loan that provides for
                                   monthly payments of interest at the Mortgage
                                   Rate but no payments of principal for a
                                   limited period of time (5 or 10 years) after origination.

INVESTOR-BASED EXEMPTION           means, any of (but not limited to) Section
                                   408(b)(17) of ERISA and Section 4975(d)(20) of the Code, (for transactions with persons who provide services to Plans), PTE 84-14
                                   (for transactions by independent "qualified professional asset managers"), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE

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                                   95-60 (for transactions by insurance company
                                   general accounts) or PTE 96-23 (for
                                   transactions effected by "in-house asset managers"), each as it may be amended from time to time.

IRS                                means the Internal Revenue Service.

ISSUING ENTITY                     Merrill Lynch Mortgage Investors Trust,
                                   Series 2007-HE2.

LIBOR BUSINESS DAY                 means a day on which banks are open for
                                   dealing in foreign currency and exchange in London and New York City.

LITTON                             means Litton Loan Servicing LP.

MASTER SERVICER COLLECTION
ACCOUNT means the one or more accounts established by the Master Servicer, for the benefit of the certificateholders, into which the Master Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

MAXIMUM RATE CAP                   means a limitation generally based on the
                                   weighted average net maximum lifetime
                                   mortgage rates of the related Mortgage Loans during the applicable Due Period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses of the Issuing Entity.

MERRILL LYNCH                      means Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated.

MLML                               means Merrill Lynch Mortgage Lending, Inc., a
                                   Delaware corporation.

MOODY'S means Moody's Investors Service, Inc., or any successor in interest.

MORTGAGE LOANS                     means the mortgage loans included in the
                                   Issuing Entity as of the Closing Date.

MORTGAGE RATE                      means the per annum interest rate borne by a
                                   Mortgage Loan.

NET MORTGAGE RATE                  means, with respect to any Mortgage Loan, the
                                   Mortgage Rate with respect to such Mortgage
                                   Loan less the Servicing Fee Rate.

NET SWAP PAYMENT                   means, for each Distribution Date, the net
                                   amount of the fixed swap payment that the Supplemental Interest Trust is obligated to pay to the Swap Counterparty and the floating swap payment that the Swap Counterparty is obligated to pay to the Supplemental Interest
                                   Trust.

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

NIMs INSURER                       means any one or more insurance companies
                                   that may issue a financial guaranty insurance policy covering net interest margin securities issued by a separate trust and secured by all or a portion of the Class C and Class P Certificates issued by the Issuing Entity.

ONE-MONTH LIBOR                    means the London interbank offered rate for
                                   one-month United States dollar deposits.

OPTION ONE                         means Option One Mortgage Corporation.

OPTION ONE MORTGAGE LOANS          means the Mortgage Loans originated by
                                   Option One.

ORIGINATORS                        means  Ownit  Mortgage  Solutions,  Inc.  and
                                   Option One  Mortgage Corporation.

OWNIT                              means Ownit Mortgage Solutions, Inc.

OWNIT MORTGAGE LOANS               means the Mortgage Loans originated by Ownit.

PARTICIPANTS                       means participating organizations that
                                   utilize the services of DTC, including
                                   securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PERCENTAGE INTEREST                means, with respect to any certificate, the
                                   percentage derived by dividing the
                                   denomination of such certificate by the
                                   aggregate denominations of all certificates of the applicable class.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING AGREEMENT    means the Pooling and Servicing Agreement,
                                   dated as of March 1, 2007, among the
                                   Depositor, the Master Servicer, the
                                   Securities Administrator, the Servicers and the Trustee.

PREPAYMENT INTEREST EXCESSES       means, with respect to any Servicer
                                   Remittance Date, for each Mortgage Loan that was the subject of a principal prepayment during the portion of the related Prepayment
                                   Period occurring between the first day of the calendar month in which such Servicer
                                   Remittance Date

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
                                   occurs and ending on the date on which such principal prepayment is so applied.

PREPAYMENT INTEREST SHORTFALL      means a shortfall in interest distributions
                                   as a result of principal prepayments to
                                   certificateholders in excess of Compensating
                                   Interest.

PREPAYMENT PERIOD                  means, with respect to any Distribution Date,
                                   (a) with respect to Litton and Option One, the period beginning with the 16th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the 15th day of such month in which the Distribution Date occurs, and (b), with respect to Wilshire (x) for prepayments in part, the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date), or (y) for prepayments in full, the period from and including the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Distribution Date occurs.

PRINCIPAL FUNDS                    means, with respect to any Distribution Date,
                                   the sum, without duplication, of (1) the scheduled principal due during the related
                                   Due Period and received before the related
                                   Servicer Remittance Date or required to be advanced by the related Servicer on or before the related Servicer Remittance Date, (2) principal prepayments collected in the related Prepayment Period, (3) the Stated
                                   Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicers during the related Prepayment
                                   Period or, in the case of a purchase in
                                   connection with an optional termination, on the Business Day prior to such Distribution
                                   Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage
                                   Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due
                                   Period and certain fees, indemnity amounts and expenses reimbursable to the Trustee, the Master Servicer, the Securities
                                   Administrator, the Servicers and the
                                   Custodians.

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

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

REALIZED LOSS                      means the excess of the Stated Principal
                                   Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

RECORD DATE                        means for each class of offered certificates
                                   on each Distribution Date, the last Business
                                   Day of the month preceding such Distribution
                                   Date (or in the case of the first
                                   Distribution Date, the Closing Date).

REGULATION AB                      means Subpart 229.1100 - Asset Backed
                                   Securities (Regulation AB), 17 C.F.R.
                                   Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange
                                   Commission in the adopting release
                                   (Asset-Backed Securities, Securities Act
                                   Release No. 33-8518, 70 Fed Reg. 1,506, 1.531
                                   (Jan. 7, 2005) or by the staff of the
                                   Securities and Exchange Commission, or as may be provided by the Securities and Exchange
                                   Commission or its staff from time to time.

RELEVANT DEPOSITARY                means Citibank, N.A., as depositary for
                                   Clearstream Luxembourg, and JPMorgan Chase
                                   Bank, N.A., as depositary for Euroclear, individually.

REO PROPERTY                       means mortgaged property that has been
                                   acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

RESTRICTED GROUP                   means the Underwriter, the Trustee, the
                                   Securities Administrator, the Master
                                   Servicer, the Servicers, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust
                                   Fund or any affiliate of such parties.

REUTERS SCREEN LIBO PAGE           means the display designated as page "LIBO"
                                   on the Reuters Monitor Money Rates Service
                                   (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in

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                                   interest.

SCHEDULED PAYMENTS                 means scheduled monthly payments made by
                                   mortgagors on the Mortgage Loans.

SECURITIES ADMINISTRATOR           means LaSalle Bank National Association.

SERVICER means Option One, Wilshire or Litton, as applicable.

SERVICER REMITTANCE DATE           means, the later of (x) two Business Days
                                   following the 15th day of the month or (y) the 18th day (or if such day is not a Business Day, the next succeeding Business
                                   Day) of the month in which the related
                                   Distribution Date occurs.

SERVICING FEE                      means a monthly fee paid to the Servicer from
                                   interest collected, with respect to each Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated
                                   Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing
                                   Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Each Servicer is also entitled to receive, as additional servicing compensation, all Prepayment Interest
                                   Excesses, excess proceeds from REO Property sales, insufficient funds charges, assumption fees, late charges and other similar charges
                                   (other than prepayment charges) and all
                                   investment income earned on, and benefits arising from, amounts on deposit in the related Collection Account and certain amounts on deposit in the related escrow accounts.

SERVICING FEE RATE                 means, with respect to each Mortgage Loan
                                   serviced by Option One, for any Distribution
                                   Date, the applicable fee for such
                                   Distribution Date as set forth below:

                                   0 - 10 months following Closing Date: 0.30%

                                   11 - 30 months following Closing Date: 0.40%

                                   31 months and thereafter: 0.65%;

                                   and, with respect to each Mortgage Loan
                                   serviced by Wilshire or Litton, for any
                                   Distribution Date, an amount equal to 0.50% for each Mortgage Loan.

SIMILAR LAW                        means a plan subject to any provisions under
                                   any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

SIX-MONTH LIBOR                    means the London interbank offered rate for
                                   six-month United States dollar deposits.

SMMEA                              means the Secondary Mortgage Market
                                   Enhancement Act of 1984, as amended.

SPONSOR                            means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE           means, with respect to a Mortgage Loan and
                                   any Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment
                                   Period immediately preceding such
                                   Distribution Date. The Stated Principal
                                   Balance of a liquidated Mortgage Loan shall be deemed to be zero.

STEPDOWN DATE                      means the earlier of (1) the first
                                   Distribution Date on which the certificate principal balance of the senior certificates is reduced to zero and (2) the later of (i) the Distribution Date specified in the related prospectus supplement and (ii) the date on which a level of credit enhancement has been obtained (as a result of the disproportionate payment of senior classes relative to the subordinate classes).

STEPDOWN TRIGGER EVENT             means the situation that exists if the
                                   performance of the Mortgage Loans is below specified levels.

SUBSEQUENT RECOVERY                means any amount (net of amounts to be
                                   reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST        means the separate trust established by the
                                   Supplemental Interest Trust Trustee, as
                                   directed, for the benefit of the
                                   certificateholders which shall be a party to the Swap Agreement and (i) into which certain distributions to certificateholders will be made and any Swap Termination Payments or Net
                                   Swap Payments received from the Swap
                                   Counterparty will be deposited, (ii) out of which any Swap Termination Payments or Net
                                   Swap Payments owed to the Swap Counterparty will be paid and (iii) into which any Cap
                                   Payments received from the Cap Contract
                                   Counterparty will be deposited.

SUPPLEMENTAL INTEREST TRUST
TRUSTEE                            means LaSalle Bank National Association.

SWAP AGREEMENT                     means the confirmation and the master
                                   agreement incorporated therein, as well as the schedule thereto and the related credit support annex, between the Swap

                                   Counterparty and the Supplemental Interest
                                   Trust Trustee for the benefit of the
                                   Supplemental Interest Trust.

SWAP COUNTERPARTY                  means the entity with whom the Supplemental
                                   Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is entering into the Swap Agreement.

SWAP TERMINATION PAYMENT           means a payment required to be made by either
                                   the Supplemental Interest Trust or the Swap
                                   Counterparty pursuant to the Swap Agreement as a result of termination of the Swap
                                   Agreement.

TERMS AND CONDITIONS               means the Terms and Conditions Governing Use
                                   of Euroclear, the related Operating
                                   Procedures of the Euroclear System and
                                   applicable Belgian law.

TRUSTEE                            means Citibank, N.A.

UNDERWRITER                        means Merrill Lynch.

WILSHIRE                           means Wilshire Credit Corporation.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-HE2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                     A-I-1

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

                                     A-I-2

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

                                     A-I-3

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      (1)   a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

                                     A-I-4

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-5

                                                              Exhibit A
PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 22, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

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

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and

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

trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

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                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in
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respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

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

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

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

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

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

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

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

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

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

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

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      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

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SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof
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

will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the

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

lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the

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interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court

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generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the

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foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently,
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the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
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(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in

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accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates,

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and would not be covered by advances and may not be covered by any form of
Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other
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goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.
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If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted
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provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest

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in the interest and principal portions of the Trust Fund represented by the
Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be

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              considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further
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guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

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

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent

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transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.
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Prospective purchasers to which such characterization of an investment in
Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

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      Accrual of Original Issue Discount.  Generally, the owner of a Grantor
Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the
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Grantor Trust Certificate's principal balance will result in additional income
(including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be

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allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within

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the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering

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

price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.
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The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

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Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue
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market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated

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interest or whether all or a portion of the interest payable on such
Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon

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secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

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

U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by
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the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC
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Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

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

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an
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excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

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      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

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      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is
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through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should

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have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code
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Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income

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tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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      Such gain or loss generally will be long-term capital gain or loss if the
Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with
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the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the
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close of the last day of such month. As a result, a holder purchasing
Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

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

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its
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acquisition of a beneficial interest in a Certificate, have agreed to treat the
Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

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Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or

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the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance
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with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

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

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

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                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

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

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

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

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which

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

classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

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

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

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

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35

                                       119